As filed with the Securities and Exchange Commission on September 17, 1997
                                                      Registration No. 333-27179


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                               ----------------



                            OMEGA ORTHODONTICS, INC.
                 (Name of Small Business Issuer in Its Charter)


        Delaware                            8741                 95-4596853
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                             3621 Silver Spur Lane
                            Acton, California 93510
                                 (805) 269-2841
                              (805) 269-2854 (fax)

                         (Address and Telephone Number
                        of Principal Executive Offices)


                               ROBERT J. SCHULHOF

                            Omega Orthodontics, Inc.
                             3621 Silver Spur Lane
                            Acton, California 93510
                                 (805) 269-2841
                              (805) 269-2854 (fax)
                      (Name, Address and Telephone Number
                             of Agent for Service)

                               ----------------
                                  Copies to:

     DAVID A. GARBUS, ESQUIRE            LAWRENCE B. FISHER, ESQUIRE
        Robinson & Cole LLP           Orrick, Herrington & Sutcliffe LLP
         One Boston Place                     666 Fifth Avenue
     Boston, Massachusetts 02108             New York, NY 10103
          (617) 557-5900                       (212) 506-5000
         (617) 557-5999 (fax)                  (212) 506-5151 (fax)

                               ----------------

     Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PROSPECTUS


                           OMEGA ORTHODONTICS, INC.

                      1,800,000 Shares of Common Stock and
              1,800,000 Redeemable Common Stock Purchase Warrants
        (as units, each consisting of one share of Common Stock and one
                   Redeemable Common Stock Purchase Warrant)

     This Prospectus relates to the offering (the "Offering") of 1,800,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), and 1,800,000 Redeemable Common Stock Purchase Warrants (the "Warrants") initially as units, each consisting of one Share and one Warrant, of Omega Orthodontics, Inc., a Delaware corporation (the "Company"). The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." Until the completion of this Offering, the Shares and the Warrants may only be purchased together on the basis of one Share and one Warrant, but will be transferable separately immediately following completion of this Offering. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $
per share [110% of the initial public offering price per share of Common
Stock], at any time during the period commencing          , 1998 [six months
after the date of this Prospectus] and terminating         , 2002 [five (5)
years from the date of this Prospectus.] The Warrant exercise price is subject
to adjustment under certain circumstances. Commencing         , 1999 [eighteen
(18) months after the date of this Prospectus], the Company may redeem the Warrants, in whole but not in part, at $.10 per Warrant on thirty (30) days' prior written notice to the warrantholders, provided that the average closing bid price of the Common Stock as reported on the Nasdaq Small Cap market (the
"Nasdaq Small Cap Market") equals or exceeds $         per share [200% of the
initial public offering price per share of the Common Stock] for any twenty
(20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description Securities."

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that such a market will develop after the completion of this Offering or, if developed, that it will be sustained. It is currently anticipated that the initial public offering prices of the Common Stock and the Warrants will be $6.00 per share and $.10 per Warrant, respectively. For information regarding the factors considered in determining the initial public offering prices of the Securities and the terms of the Warrants, see "Risk Factors" and "Underwriting." Application has been made to include the Shares and the Warrants for quotation on the Nasdaq Small Cap Market under the symbols "ORTH" and "ORTHW," respectively.

                           -----------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON PAGE 7 AND "DILUTION."
                           -----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


-------------------------------------------------------------------------------
                                       Price to   Underwriting    Proceeds to
                                        Public    Discount (1)    Company (2)
-------------------------------------------------------------------------------
 Per Unit (comprised of)(3)  ......     $           $              $
-------------------------------------------------------------------------------
    Per Share  ....................        $           $              $
-------------------------------------------------------------------------------
    Per Warrant   .................        $           $              $
-------------------------------------------------------------------------------

(1) Does not include additional compensation payable to National Securities Corporation, the representative (the "Representative") of the several underwriters (the "Underwriters"), in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.
(2) Before deducting estimated expenses of $            payable by the Company,
    excluding the non-accountable expense allowance payable to the
    Representative.
(3) The Company has granted to the Underwriters an option, exercisable within 45 days after the date of this Prospectus, to purchase up to an aggregate of 270,000 additional shares of Common Stock and/or 270,000 additional Warrants upon the same terms and conditions as set forth above, solely to cover over-allotments, if any (the "Over-allotment Option"). If such Over-allotment Option is exercised in full, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $        ,
    $           and $       , respectively. See "Underwriting."


  The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities offered hereby will be made against payment at the offices of National Securities Corporation, Seattle, Washington on or about
      , 1997.


                        NATIONAL SECURITIES CORPORATION

               The date of this Prospectus is September   , 1997

TO NEW JERSEY RESIDENTS:

     The Common Stock and Redeemable Common Stock Purchase Warrants of the Company may only be offered and sold to persons who come within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the Securities to that person:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 230.506(b)(2)(ii); and

     (8) Any entity in which all of the equity owners are accredited investors.


                          --------------------------


   The Company intends to furnish its security holders with annual reports containing audited financial statements certified by an independent public accounting firm and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS, INCLUDING PURCHASES OF THE COMMON STOCK AND/OR WARRANTS TO STABILIZE THEIR RESPECTIVE MARKET PRICES, PURCHASES OF THE COMMON STOCK AND/ OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION MAINTAINED BY THE UNDERWRITERS IN THE COMMON STOCK AND/OR WARRANTS, RESPECTIVELY, AND THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Upon consummation of this Offering, Omega Orthodontics, Inc. will acquire (the "Acquisitions") the equity interests in the management services organizations that hold certain assets of and are associated with seven orthodontic practices (except in the case of two sole proprietorships where it will acquire certain assets of such proprietorships) (such practices are referred to collectively as the "Initial Orthodontic Affiliates" and such management services organizations are referred to collectively as the "Initial MSOs"). Unless otherwise indicated, all references herein to "Omega" shall mean Omega Orthodontics, Inc. prior to the consummation of the Acquisitions, and references herein to the "Company" shall mean Omega after consummation of the Acquisitions. Except as otherwise indicated, the information in this Prospectus assumes that (i) the Over-allotment Option is not exercised and (ii) the Warrants and the warrants to purchase 180,000 shares of Common Stock and/or 180,000 Warrants issued to the Representative in connection with this Offering (the "Representative's Warrants") are not exercised. See "Underwriting."

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                  The Company

     The Company provides management and marketing services to orthodontic practices in the United States. Since its inception in August 1996, Omega has provided these services on a fee for services basis to nine orthodontic practices, including four of the Initial Orthodontic Affiliates. Following this Offering, the Company intends to offer its services primarily under an affiliate relationship whereby it purchases the equity interests in the management services organization (individually, an "MSO" and collectively with the Initial MSOs, the "MSOs") that holds certain assets of and is associated with an orthodontic practice and enters into a long term management services agreement (the "Management Services Agreement") with the practice (individually, an "Orthodontic Affiliate" and collectively with the Initial Orthodontic Affiliates, the "Orthodontic Affiliates") of the selling orthodontist (the "Affiliated Orthodontist"). The Company has signed affiliation agreements (each, an "Affiliation Agreement") with the seven Initial Orthodontic Affiliates.

     Upon consummation of the Acquisitions, the Company will enter into Management Services Agreements with the Initial Orthodontic Affiliates. Pursuant to these Management Services Agreements, the Company will provide facilities, support staff and supplies to the Initial Orthodontic Affiliates and will institute a program of systems, methods and procedures the Company refers to as the Omega Exceptional Practice Model (the "Model"). The Model is designed to increase the Orthodontic Affiliate's profitability by focusing on and improving customer service while simultaneously reducing costs and increasing operating efficiency.

     Omega seeks to affiliate with established orthodontic practices that Omega believes have the potential for significant growth utilizing the Model. Omega considers financial and operational factors that include the practice's gross income, cost structure, existing treatment contracts, fee schedules, referral rates and sources, health maintenance organization relationships, case starts, appointments per day and average treatment times. Omega also evaluates demographic factors that include the practice's location with respect to the average income levels and concentrations of families with children in the area.


     Omega believes that the annual market for orthodontic treatment and services is approximately $3.6 billion. Based on U.S. census data that indicates that the number of children between the ages of five and 19 will increase by approximately 10.4 million by the year 2000, the Company expects that the growth in this population group will result in increased demand for orthodontic services. The orthodontic marketplace is highly fragmented and consists of approximately 9,000 practicing orthodontists, a significant majority of whom are sole practitioners. Omega believes that many orthodontists in practice today have excess patient capacity and lack the training and resources in management and marketing techniques to fill that capacity effectively. It is Omega's belief that less than two percent of the orthodontic practices in the United States are presently managed by independent, professional management services organizations and that an opportunity exists for the Company to market and sell its services to the orthodontic practices that are not currently managed by such organizations.

     The Company's strategy is to (i) enter into Affiliation Agreements and Management Services Agreements with established orthodontic practices that meet the Company's criteria and (ii) achieve operating efficiencies and increased profitability at each such practice through the implementation of the Model. The Model is designed to permit the practice to meet or exceed patient expectations by (a) offering flexible payment plans, (b) scheduling convenient appointment times, (c) ensuring that treatment is delivered on time, (d) updating patients and their referring dentists regularly on treatment programs and (e) training staff to anticipate and address patient needs.

     The Company will focus its initial marketing efforts on the practices of the approximately 4,500 orthodontists over the age of 47 who the Company believes are planning their transition to retirement. The Company believes it can generally place a higher value on a mature practice than other potential buyers, many of whom are recent orthodontic graduates. The Company believes that this higher valuation, combined with consideration in the form of a combination of cash, notes and the Company's Common Stock and the opportunity to delegate managerial and marketing responsibilities to an experienced management team, generally makes the Company an attractive alternative for orthodontists planning their transition to retirement. The Company will also target younger orthodontists who may want to merge their practices with the practice of an orthodontist in transition or take over such a practice.

                                 The Offering



Securities Offered   ............... 1,800,000 shares of Common Stock and 1,800,000 Warrants. The Shares and
                                     the Warrants will be separately transferable immediately following completion of this Offering. See "Description of Securities."
Terms of Warrants .................. Each Warrant entitles the registered holder thereof to purchase, at any time
                                     commencing          , 1998 [six (6) months after the date of this Prospectus]
                                     until            , 2002 [five (5) years after the date of this Prospectus], one
                                     share of Common Stock at an initial exercise price of $      per share [110%
                                     of the initial public offering price per share of Common Stock], subject to
                                     adjustment. Commencing          , 1999 [eighteen (18) months after the
                                     date of this Prospectus], the Warrants are subject to redemption by the
                                     Company, in whole but not in part, at $.10 per Warrant on thirty (30) days' prior written notice to the warrantholders, provided that the average closing bid price of the Common Stock as reported on the Nasdaq Small Cap Market equals or exceeds
                                     $      per share [200% of the initial public offering price], subject to adjustment, for any twenty (20) trading days within a period of thirty (30)
                                     consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities--Warrants."
Common Stock Outstanding
 prior to the Offering(1)(2)  ...... 1,685,000 shares of Common Stock
Securities to Be Outstanding
 after the Offering (1) ............ 3,950,314 shares of Common Stock and 1,800,000 Warrants
Use of Proceeds   .................. To repay the promissory notes issued in connection with Omega's bridge financing (the "Bridge Notes") and its interim financing (the "Interim
                                     Notes"); to finance in part the Acquisitions; to finance in part future affiliations with additional Orthodontic Affiliates; to develop or acquire certain software for use by the Orthodontic Affiliates; and for working capital and other general corporate purposes. See "Use of Proceeds."
Risk Factors   ..................... An investment in the shares of the Common Stock and the Warrants offered hereby involves a high degree of risk and immediate and substantial dilution and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" and "Dilution."
Proposed Nasdaq Small Cap Market
 Symbols:
 Common Stock  ..................... "ORTH"
 Warrants   ........................ "ORTHW"

----------------

(1) Does not include (i) 100,000 shares of Common Stock reserved for issuance pursuant to grants that may be made under the Company's Incentive Stock Plan (the "Stock Option Plan"), (ii) 350,000 shares of Common Stock in the aggregate reserved for issuance upon exercise of options granted to two officers and an affiliate of a third officer of the Company under the Stock Option Plan at an exercise price equal to the initial public offering price of the Common Stock and (iii) 83,333 shares of Common Stock (assuming an initial public offering price per share of $6.00) reserved for issuance upon exercise of an option to be granted upon consummation of the Acquisitions to an Affiliated Orthodontist at an exercise price equal to the initial public offering price of the Common Stock. See "Management--Incentive Stock Plan."


(2) Does not include an aggregate of 465,314 shares of Common Stock (assuming an initial public offering price per share of $6.00) which the Company has agreed to issue to six Affiliated Orthodontists as partial consideration for the Acquisitions (including 129,721 shares to be issued as partial consideration for acquiring certain assets of the practice of one of the directors of the Company). See "Certain Transactions."



                            Summary Financial Data

     The following summary financial data should be read in conjunction with the financial statements and pro forma financial statements of the Company and related notes thereto appearing elsewhere in this Prospectus.





                                                                                              Pro Forma (1)
                                        August 30, 1996      Pro Forma (1)     Six Months      Six Months
                                        (Inception) to        Year Ended         Ended           Ended
                                       December 31, 1996   December 31, 1996  June 30, 1997   June 30, 1997
                                       -----------------   -----------------  -------------   -------------
Statement of Operations Data:
Practice revenue  ......................    $      --         $4,615,677       $        --      $2,174,276
Orthodontists' compensation   ..........           --          1,281,735                --         581,101
                                            ---------         -----------      -----------      -----------
Net management revenue  ................           --          3,333,942                --       1,593,175
Direct practice expenses   .............           --          2,588,761                --       1,311,745
                                            ---------         -----------      -----------      -----------
Income (loss) from operations before
 management expenses    ................           --            745,181                --         281,430
Management expenses  ...................      248,018            657,655(2)      3,298,215         330,080(2)
                                            ---------         -----------      -----------      -----------
Income (loss) from operations    .......     (248,018)            87,526        (3,298,215)        (48,650)
Other income (expense)  ................       15,906              8,444           (34,250)         15,734
                                            ---------         -----------      -----------      -----------
Income (loss) before income taxes   ....     (232,112)            95,970        (3,332,465)        (32,916)
Provision for income taxes .............           --             75,245                --           4,485
                                            ---------         -----------      -----------      -----------
Net income (loss)    ...................    $(232,112)        $   20,725       $(3,332,465)     $  (37,401)
                                            =========         ===========      ===========      ===========
Pro forma net income (loss) per
 share (3)  ............................                      $      .01                        $     (.02)
                                                              ===========                       ===========
Shares used to compute pro forma
 net income (loss) per share (3)    ....                       2,331,147                         2,331,147




                                                                               June 30, 1997
                                                               ------------------------------------------------
                                                                                                 Pro Forma
                                                                  Actual      Pro Forma (1)  As Adjusted (1)(4)
                                                               ------------   ------------   ------------------

Balance Sheet Data:
Working capital (deficit)    ..............................    $(1,964,249)  $(4,520,336)      $ 3,862,264
Total assets  .............................................        942,275     7,511,066        12,696,869
Total liabilities   .......................................      2,469,502     6,246,409         3,049,612
Stockholders' equity (deficit)  ...........................     (1,527,227)    1,264,657         9,647,257




----------------

(1) The pro forma statement of operations data for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997 is presented as if the Acquisitions had occurred on January 1, 1996. The pro forma balance sheet data is presented as if the Acquisitions had occurred on June 30, 1997 and certain subsequent events had occurred prior to June 30, 1997. See Note 5 to the Unaudited Pro Forma Balance Sheet Adjustments.

(2) Includes $128,945 and $65,724 of goodwill amortization for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.
    See Note 6 to the Unaudited Pro Forma Statement of Operations Adjustments. The pro forma statement of operations data for the six months ended June 30, 1997 does not include the non-recurring consulting expense of $2,867,400 that the Company recognized in April 1997. See Note 5 to the Unaudited Pro Forma Statement of Operations Adjustments.



(3) See Note 12 to the Unaudited Pro Forma Statement of Operations Adjustments.


(4) Adjusted to give effect to the sale of the Securities offered hereby (at the assumed initial public offering price of $6.00 per Share and $.10 per Warrant) and the initial application of the net proceeds therefrom. See "Use of Proceeds."

                                 RISK FACTORS

     An investment in the Securities offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Securities offered hereby. Prospective investors should be in a position to risk the loss of their entire investment. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.


     No Significant Operating History; Early Stage Company; History of Losses; No Assurance of Profitability. Omega was incorporated in August 1996 and has no significant operating history upon which prospective investors can judge its performance and prospects. Omega is at an early stage and is subject to all of the business risks associated with a new enterprise, including constraints on its financial and personnel resources, lack of established business relationships and uncertainties regarding affiliations and future revenues. Omega has generated limited revenues to date, and will not generate any meaningful revenues until after it consummates a significant number of affiliations with orthodontic practices. At June 30, 1997, Omega had an accumulated deficit of $3,564,577, a stockholders' deficit of $1,527,227 and a working capital deficiency of $1,964,249. For the period from August 30, 1996 (inception) through July 31, 1997, Omega generated aggregate consulting revenues of $98,256. The Company incurred an operating loss in the six month period ended June 30, 1997 of $3,332,465, in part due to a non-recurring charge for compensation paid to certain consultants of $2,867,400, and may incur operating losses for the foreseeable future thereafter. See "Certain Transactions." There can be no assurances as to whether the Company will ever be profitable. See "--Operating Loss in Six Month Period Ended June 30, 1997" and "Management's Plan of Operation."

     Operating Loss in Six Month Period Ended June 30, 1997. The Company reported a significant loss from operations for the six month period ended June 30, 1997 due primarily to compensation paid to two consultants. On April 28, 1997, each of Dr. Glovsky, the Chairman of the Board of the Company, and The Mayflower Group, Ltd., a private banking firm headquartered in Boston, Massachusetts ("Mayflower," and together with Dr. Glovsky, the "Consultants"), received 225,000 shares of Common Stock for consulting services to Omega and will receive approximately $421,000 of cash payments over three years beginning in January 1998. See "Certain Transactions." No officer or director of the Company is affiliated with Mayflower. The Company recognized a non-recurring consulting expense reflecting delivery of such shares and these payment obligations in April 1997 of approximately $2.9 million. This expense is comprised of approximately $2.1 million attributable to the Common Stock and an aggregate of approximately $842,000 attributable to the payment obligation. See "Management's Plan of Operation--Plan of Operation."


     Going Concern Report. Omega's independent auditors have stated in their report on Omega's financial statements as of December 31, 1996 that Omega's accumulated deficit and working capital deficiency raise substantial doubt about Omega's ability to continue as a going concern. See "Management's Plan of Operation" and "Financial Statements."

     Risks Associated with Expansion. Omega has signed Affiliation Agreements with the seven Initial Orthodontic Affiliates and expects to consummate the Acquisitions concurrently with the closing of this Offering. At the end of the 12 months following this Offering, the Company intends to manage approximately 31 Orthodontic Affiliates. The success of the Company's expansion strategy will depend on a number of factors, including (i) the Company's ability to attract orthodontists to affiliate with the Company, the availability of suitable markets and the Company's ability to obtain good locations within those markets; (ii) the Company's ability to locate existing practices for affiliation, affiliate with such practices on favorable terms and successfully integrate the affiliated operations into the Company's existing operations;
(iii) the availability of adequate financing to affiliate with orthodontic practices; and (iv) regulatory constraints. A shortage of available orthodontists with the skills and experience required by the Company would have a material adverse effect on the Company's expansion plans. There can be no assurance that the Company's expansion strategy will be successful, that modifications to the Company's strategy will not be required or that the Company will be able to manage effectively and enhance the profitability of its Orthodontic Affiliates. See "Business--Business Strategy."

     Possible Need for Additional Financing. The Company's expansion strategy will require substantial capital resources. Although the Company believes that the net proceeds of this Offering, together with cash from operations, will be sufficient to satisfy its cash requirements for at least 12 months following the date of this Prospectus, there can be no assurance that additional funds will not be needed. The Company expects that its capital needs over the next several years will substantially exceed capital generated from operations and the net proceeds of this Offering. To finance its future capital needs, the Company plans to issue, from time to time, additional debt or equity securities, including notes and Common Stock in connection with its planned affiliations. There can be no assurance that the Company will be able to raise additional funds when needed on satisfactory terms to the Company or at all. If additional funds are raised through the issuance of equity securities, dilution to the Company's stockholders may result, and if additional funds are raised through the incurrence of debt, the Company likely would become subject to financial covenants and restrictions on its operations and finances. If adequate financing is not available when needed or on terms acceptable to the Company, the Company's expansion strategy may be materially adversely affected. See "Management's Plan of Operation."


     Additional Debt to Finance Affiliations. In connection with the Acquisitions, the Company expects to issue five year, 8.5% notes aggregating approximately $142,500 to two Affiliated Orthodontists. During the 12 months following the consummation of the Acquisitions, the Company intends to affiliate with and manage an additional 24 Orthodontic Affiliates. In connection with such additional affiliations, the Company expects that it may issue notes aggregating approximately $4.8 million to new Affiliated Orthodontists. The Company believes that it will be able to issue these notes on substantially similar terms to the terms of the notes to be issued in connection with the Acquisitions. There can be no assurance, however, that the Company will be able to issue notes in connection with future affiliations in amounts and on terms acceptable to the Company. If the Company is unable to issue notes in connection with future affiliations in amounts and on terms acceptable to the Company, the Company's expansion strategy may be materially adversely affected. See "Management's Plan of Operation."


     Dependence on Orthodontic Affiliates. The Company will receive fees for management services provided to Orthodontic Affiliates under Management Services Agreements, but will not employ orthodontists or control the practices of its Orthodontic Affiliates. The Company's revenue is dependent on revenue generated by the Company's Orthodontic Affiliates and, therefore, the performance and professional reputation of Affiliated Orthodontists (those orthodontists who practice through the Orthodontic Affiliates) and Orthodontic Affiliates are essential to the Company's success. The Management Services Agreements with the Orthodontic Affiliates are for terms of 20 years and are renewable at the election of the Company for two additional 10 year periods. The Management Services Agreements may only be terminated by either party for "cause," which includes a material default by or bankruptcy of the other party. Any material loss of revenue by the Orthodontic Affiliates would have a material adverse effect on the Company. See "Business--Agreements with Affiliated Orthodontists."


     Portion of Offering Proceeds Benefiting Management. Net proceeds to the Company from the sale of the Securities offered hereby will be used to (a) repay $30,000, $50,000 and $25,000 of the Company's Bridge Notes held by Dr. Glovsky, the Chairman of the Board of the Company, Dr. Bellavia, a director of the Company, and Dr. Grove, a director of the Company, respectively, (b) repay $85,000 and $25,000 of the Company's Interim Notes held by Dr. Glovsky and Dr. Grove, respectively, and (c) pay $333,567 to Dr. Grove, as partial consideration for acquiring certain assets of his practice in connection with the Acquisitions. The Company has issued Interim Notes in the aggregate principal amount of $210,000 and is authorized to issue up to an additional $40,000 of Interim Notes, and purchasers of such additional Interim Notes (if any are issued prior to the closing of this Offering) may include Dr. Glovsky and one or more other persons or entities affiliated with the Company. See "Use of Proceeds" and "Certain Transactions."

     Discretion in Use of Proceeds. Approximately 61.8% of the estimated net proceeds of this Offering have been allocated to future affiliations, development or acquisition of software for use by Orthodontic Affiliates and working capital and general corporate purposes. Accordingly, management will have broad discretion as to the specific application of a significant portion of the net proceeds. See "Use of Proceeds."


     Composition of Board of Directors; Potential Conflicts of Interest. The Board of Directors of the Company is composed of six members, five of whom have some additional relationship to the Company. Mr. Schulhof is a party to an employment agreement pursuant to which he serves as the President and Chief Executive Officer of the Company and is also the sole manager and principal point holder of OMEGA, LLC, the Company's principal stockholder. Dr. Bellavia is also a party to an employment agreement with the Company, is a point holder of OMEGA, LLC, is the holder of $50,000 of Bridge Notes and operates his own orthodontic management consulting firm. Mr. Elliott is also a party to an employment agreement with the Company, a point holder of OMEGA, LLC and the president of a consulting firm serving the orthodontic industry. Dr. Glovsky, the Chairman of the Board of Directors, is a consultant to the Company, is a point holder of OMEGA, LLC and is the holder of $30,000 of

Bridge Notes and $85,000 of Interim Notes. Dr. Grove is a party to an Affiliation Agreement with the Company and, upon consummation of the Acquisitions, will be the sole stockholder of one of the Initial Orthodontic Affiliates. He is also a point holder of OMEGA, LLC and is the holder of $25,000 of Bridge Notes and $25,000 of Interim Notes. See "Management--Employment Agreements," "Management--Consultants," "Certain Transactions" and "Principal Stockholders." To the extent that one of the directors is also an employee of or consultant to the Company, a holder of the Company's Bridge Notes or Interim Notes or an equity holder of OMEGA, LLC, the Company's principal stockholder, such director may have personal interests in certain matters affecting the Company which may conflict with the Company's interests.



     Fluctuations in Operating Results. The Company's results of operations may fluctuate significantly from quarter to quarter or year to year. Results may fluctuate due to a number of factors, including the timing of future affiliations, seasonal fluctuations in the demand for orthodontic services and future economic, competitive and market conditions. Accordingly, quarterly comparisons of the Company's revenues and operating results should not be relied upon as an indication of future performance, and the results of any quarterly period may not be indicative of results to be expected for a full year.


     Risk of Providing Orthodontic Services; Adequacy of Insurance. The Orthodontic Affiliates provide orthodontic services to the public and are exposed to the risk of professional liability and other claims. The Company does not control the practice of orthodontics by its Orthodontic Affiliates or the compliance with regulatory and other requirements directly applicable to the orthodontists and their practices. The Company might nevertheless be held liable for negligence on their part.


     The Management Services Agreements will require the Orthodontic Affiliates to maintain, at their expense, professional liability insurance for themselves and each orthodontist employed by or otherwise providing orthodontic services for the Orthodontic Affiliate in the minimum amount of $500,000 per occurrence and $1,000,000 in the aggregate. In addition, each Orthodontic Affiliate will undertake to comply with all applicable regulations and requirements, and the Company will be indemnified under the Management Services Agreements for claims against the Company arising in connection with actions by the Orthodontic Affiliates. The Company has applied for general liability insurance for itself and will require that it be named as an additional insured party on the professional liability insurance policies of the Orthodontic Affiliates pursuant to the Management Services Agreement. The Company does not maintain professional liability insurance for itself.


     There can be no assurance that the Company, its employees, the Orthodontic Affiliates or the licensed orthodontists employed by or associated with the Orthodontic Affiliate will not be subject to claims in amounts that exceed the coverage limits or that such coverage will be available when needed. Further, there can be no assurance that professional liability or other insurance will continue to be available to the Orthodontic Affiliates in the future at adequate levels or at an acceptable cost. A successful claim against the Company or an Orthodontic Affiliate in excess of the relevant insurance coverage could have a material adverse effect upon the Company. Claims against the Company, regardless of the merits or eventual outcomes, may also have a material adverse effect on the Company.


     Government Regulation. Federal and state laws extensively regulate the relationships among providers of health care services, physicians and other clinicians. These laws include federal fraud and abuse provisions that prohibit the solicitation, receipt, payment, or offering of any direct or indirect remuneration for the referral of patients for which reimbursement is made under any federal or state funded health care program or for the recommending, leasing, arranging, ordering or providing of services covered by such programs. States have similar laws that apply to patients covered by private and government programs. Federal fraud and abuse laws also impose restrictions on physicians' referrals for designated health services covered under a federal or state funded health care program to entities with which they have financial relationships. Various states have adopted similar laws that cover patients in private programs as well as government programs. There can be no assurance that the federal and state governments will not consider additional prohibitions on physician ownership, directly or indirectly, of facilities to which they refer patients, which could adversely affect the Company. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil money penalties and exclusion from participation in federal or state health care programs. See "Business--Government Regulation."


     Moreover, the laws of many states prohibit physicians from sharing professional fees, or "splitting fees," with anyone other than a member of the same profession. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Expansion of the operations of the Company to certain jurisdictions may require structural and organizational modifications of the Company's form of relationship with Orthodontic Affiliates, which could have an adverse effect on the Company. Although the Company believes its operations as currently expected to be conducted are in material compliance with existing applicable laws, there can be no assurance that review of the Company's business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's existing operations or its expansion.


     State Laws Regarding Prohibition of Corporate Practice of Orthodontics. The Orthodontic Affiliates are expected to be formed as professional corporations owned by one or more orthodontists licensed to practice dentistry under applicable state law in states that prohibit the corporate practice of dentistry. Corporations such as the Company are not permitted under certain state laws to practice dentistry or exercise control over the dental judgments or decisions of practitioners. Corporate practice of dentistry laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. The Company anticipates that it will perform only non-orthodontic administrative services, will not represent to the public that it offers orthodontic services and will not exercise influence or control over the practice of orthodontics by the practitioners with whom it contracts. Expansion of the operations of the Company to certain jurisdictions may require structural and organizational modifications of the Company's form of relationship with Orthodontic Affiliates in order to comply with the dental practice laws, which could have an adverse effect on the Company. Although the Company believes its operations as currently expected to be conducted will be in material compliance with existing applicable laws, there can be no assurance that the Company's structure will not be challenged as constituting the unlicensed practice of dentistry or that the enforceability of the agreements underlying this structure will not be limited. If such a challenge were made successfully in any state, the Company could be subject to civil and criminal penalties under such state's laws and could be required to restructure its contractual arrangements in that state. Such results or the inability to restructure its contractual arrangements could have a material adverse effect upon the Company.


     Dependence on Key Personnel. The success of the Company is dependent upon the continued services of the Company's senior management, particularly upon its Chief Executive Officer and President, Mr. Robert J. Schulhof, and its Director of Affiliate Programs, Dr. Dean C. Bellavia. Both Mr. Schulhof and Dr. Bellavia have entered into three year employment agreements with the Company, but there can be no assurance that either of them will continue in the employ of the Company for the full term of his employment agreement. The Company has obtained a "key-man" life insurance policy on the life of Mr. Schulhof providing benefits to the Company of $1 million upon the death of Mr. Schulhof. The loss of the services of Mr. Schulhof or Dr. Bellavia, or the inability to attract other qualified employees, could have a material adverse effect on the Company. See "Management-- Employment Agreements."


     Competition. The business of providing orthodontic services is highly competitive in each market in which the Company intends to operate. Each of the Orthodontic Affiliates faces competition from other orthodontists or general dentists in the communities served, many of whom may have more established practices in the market or greater financial and other resources than the Orthodontic Affiliate. At this time, the Company believes there are several other companies actively involved in consolidating and managing orthodontic practices throughout the United States. These companies have greater financial, marketing and other resources than the Company. In addition, there are companies pursuing similar strategies with respect to dental specialties, including orthodontics, and additional companies with similar objectives may enter the Company's markets and compete with the Company. Many of the Company's competitors may have substantially greater financial and other resources than the Company. There can no be assurance that the Company will be able to compete effectively. See "Business--Competition."


     Changes in Regulation of the Delivery of and Payment for Health Care Services. Although Congress failed to pass comprehensive health care reform legislation in 1996, the Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems and may in the future propose and adopt legislation effecting fundamental changes in the health care delivery system. The Company cannot predict the ultimate timing, scope or effect of any legislation concerning health care reform. Any proposed federal legislation, if adopted, could result in significant changes in the availability, delivery, pricing and payment for health care services and products. Various states agencies also have undertaken or are considering significant health care reform initiatives. Although it is not possible to predict whether any health care reform legislation will be adopted or, if adopted, the exact manner and the extent to which the Company will be affected, it is likely that the Company will be affected in some fashion, and there can be no assurance that any health care reform legislature, if and when adopted, will not have a material adverse effect on the Company.


     Dependence on Third Party Reimbursement. A significant portion of the revenue of the Orthodontic Affiliates on which the Company's revenue will depend comes from commercial dental insurance and preferred provider plans. These providers and programs are regulated at the state or federal level. There are increasing and significant public sector pressures to contain health care costs and to restrict reimbursement rates for dental services. Changes in the level of support by federal and state governments of health care services, the methods by which such services may be delivered, and the prices of such services may all have a material impact on revenue of the Orthodontic Affiliates, which in turn could have a material adverse effect on the Company.



     Control by Officers and Directors. Upon consummation of this Offering, directors and executive officers of the Company will own beneficially in the aggregate approximately 36.3% of the outstanding shares of Common Stock. Accordingly, the Company's executive officers and directors will have the ability to elect a majority of the Company's directors and otherwise control the Company. In addition, the Company has only one director who is not otherwise employed by, a consultant to or an Affiliated Orthodontist of the Company. See "Principal Stockholders" and "Management."



     Immediate Substantial Dilution; Disparity of Consideration. The purchasers of the shares of Common Stock in this Offering will experience immediate and substantial dilution in the net tangible book value of the shares of Common Stock from the initial public offering price in the amount of $5.09 per share, or approximately 85% per share. Additional dilution to future net tangible book value per share may occur upon the exercise of the Warrants, the Representative's Warrants and options that are outstanding or to be issued under the Company's Incentive Stock Plan. The current stockholders of Omega, including the directors and persons or entities affiliated with them, acquired their shares of Common Stock for nominal consideration. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Capitalization," "Dilution" and "Certain Transactions."




     Absence of Dividends. Omega has never declared or paid dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. The Company expects that future earnings, if any, will be retained for the growth and development of the Company's business and, accordingly, the Company does not anticipate that any dividends will be declared or paid on the Common Stock for the foreseeable future. See "Dividend Policy."


     Certain Anti-takeover Provisions; Preferred Stock. Certain provisions of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and By-Laws and Delaware law could have the effect of delaying or preventing a change in the control of the Company, even if a change in control were in the stockholders' interest. The Company's Certificate of Incorporation allows the Board to determine the terms of the preferred stock which may be issued by the Company without approval of the holders of the Common Stock. Such preferred stock could have voting and conversion rights that adversely affect the voting power of the holders of Common Stock, or could result in one or more classes of outstanding securities that would have dividend, liquidation or other rights superior to those of the Common Stock. Issuance of such preferred stock may have an adverse effect on the then prevailing market price of the Common Stock and Warrants and could enable the Board to prevent changes in the management and control of the Company. Additionally, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 could have the effect of delaying or preventing a change of control of the Company. See "Description of Securities--Anti-takeover Provisions."



     Shares Eligible for Future Sale. Of the 3,950,314 shares of Common Stock and 1,800,000 Warrants to be outstanding upon completion of this Offering, the 1,800,000 shares of Common Stock and the 1,800,000 Warrants (2,070,000 shares of Common Stock and 2,070,000 Warrants if the Over-allotment Option is exercised in full) will be immediately freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except for any securities purchased by an "affiliate" of the Company (as that term is defined in the Securities Act), which securities will be subject to the resale limitations of Rule 144 under the Securities Act. All of the remaining 2,150,314 shares of Common Stock outstanding are "restricted securities," as that term is defined in

Rule 144 under the Securities Act and may, under certain circumstances, be sold without registration under the Securities Act. The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this Offering pursuant to Rule 144 or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing.



     Notwithstanding the foregoing, each officer and director of Omega and all current holders of the shares of Common Stock and options to acquire shares of Common Stock have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any of the Company's securities, whether or not presently owned, for a period of 24 months after the date of this Prospectus without the prior written consent of the Company and the Representative. After such 24 month period, all 2,150,314 of such shares of Common Stock may be sold in accordance with Rule 144. The Company and the Representative have agreed that they will not consent to such a transaction involving shares of Common Stock obtained in connection with the Bridge Notes prior to 12 months following the effective date of the Registration Statement.



     No Prior Public Market for the Securities; Arbitrary Determination of Offering Price; Price Volatility. Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that an active trading market for any of the Securities will develop or, if developed, be sustained after the Offering. See "Underwriting." The initial public offering prices of the Securities and the exercise price and terms of the Warrants have been determined arbitrarily by negotiations between Omega and the Representative. Factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which Omega competes, an assessment of Omega's management, the prospects of the Company, its capital structure and the market for initial public offerings. Therefore, the public offering prices of the Securities and the exercise prices and terms of the Warrants do not necessarily bear any relationship to Omega's assets, book value, results of operations or any other established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Securities. See "Underwriting." Omega did not consider the price assigned to shares of its Common Stock issued in connection with the Bridge Notes as relevant to the negotiation of the initial public offering prices of the Securities. The Bridge Notes were issued at face value and the accompanying shares of Common Stock were included for no additional consideration in order to attract purchasers of the Bridge Notes. The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded health care companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of regulatory developments on both the federal and state level and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market prices of the Securities.

     Potential Adverse Effect of Representative's Warrants. At the consummation of the Offering, the Company will sell to the Representative and/or its designees, for nominal consideration, warrants to purchase up to 180,000 shares of Common Stock and/or 180,000 Warrants (the "Representative's Warrants"). The Representative's Warrants will be exercisable for a period of four years commencing one year after the effective date of this Offering, at an exercise
price of $         per share [120% of the public offering price of the Common
Stock] and $       per Warrant [120% of the public offering price of the
Warrants]. The Warrants obtained upon exercise of the Representative's Warrants will be exercisable for a period of four years commencing one year after the
effective date of this Offering, at an exercise price of $     per share [110%
of the initial public offering price of the Common Stock]. For the term of the Representative's Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Representative's Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Representative may be expected to exercise the Representative's Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Representative's Warrants. See "Underwriting."


     Speculative Nature of the Warrants. The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically,
commencing           , 1998 [six months after the date of this Prospectus],
holders of the Warrants may exercise their right to acquire Common Stock and
pay an exercise price of $      per share [110% of the initial public offering
price per share of Common

Stock], subject to adjustment upon the occurrence of certain dilutive events,
until        , 2002 [five years after the date of this Prospectus], after which date any unexercised Warrants will expire and have no further value. Moreover, following the completion of this Offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and, consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.


     Potential Adverse Effect of Redemption of Warrants. Commencing          ,
1999 [18 months after the date of this Prospectus], the Warrants are subject to redemption by the Company at $0.10 per Warrant on thirty days' prior written notice to the warrantholders if the average closing bid price of the Common
Stock as reported on Nasdaq equals or exceeds $      per share [200% of the
initial public offering price of the Common Stock] of Common Stock for any 20 trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to:
(i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."


     Potential Adverse Effect of Substantial Shares of Common Stock Reserved. The Company has reserved a total of 2,693,333 shares of Common Stock for issuance as follows: (i) 1,800,000 shares for issuance upon exercise of the 1,800,000 Warrants; (ii) 180,000 shares for issuance upon exercise of the Representative's Warrants; (iii) 180,000 shares for issuance upon exercise of the Warrants issuable upon exercise of the Representative's Warrants; (iv) 83,333 shares (assuming an initial public offering price per share of $6.00) for issuance upon exercise of options to be granted upon consummation of the Acquisitions to an Affiliated Orthodontist; (v) 350,000 shares in the aggregate for issuance upon exercise of options granted to two officers and one affiliate of a third officer of the Company pursuant to the Stock Option Plan; and (vi) 100,000 shares for issuance pursuant to grants that may be made under the Stock Option Plan. The existence of the Warrants, the Representative's Warrants and any other options or warrants may adversely affect the Company's ability to consummate future equity financings. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Shares Eligible for Future Sale."

     Legal Restrictions on Sales of Shares Underlying the Warrants. The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to use its best efforts to keep a registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants effective for the term of the Warrants, if it fails to do so for any reason, the Warrants may be deprived of value.

     The Shares and Warrants are separately transferable immediately upon issuance. Purchasers may buy Warrants in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities."

     Limitations on Liability and Indemnification Matters. As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except in connection with the breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, the By-Laws of the Company provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and the

Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. See "Description of Securities--Limitations on Liability of Officers and Directors."

     Representative's Potential Influence on the Market and the Company. A significant amount of the Securities offered hereby may be sold to customers of the Representative. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Representative. If it participates in the market, as a market maker or otherwise, the Representative may exert a dominating influence on the market, if one develops, for the Securities described in this Prospectus. Such market making activity may be discontinued at any time. The price and liquidity of the Common Stock and the Warrants may be significantly affected by the degree, if any, of the Representative's participation in such market. In addition, the Representative may have a continuing influence on the Company through exercise of the Representative's Warrants and its right to designate for election one person to the Company's Board of Directors for a period of five (5) years from the effective date. See "Underwriting."


     No Assurance of Nasdaq Small Cap Market Listing; Risk of Low-Priced Securities; Risk of Application of Penny Stock Rules. The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on the Nasdaq Small Cap Market. The standards for initial listing require, among other things, that an issuer have net tangible assets of $4,000,000; that the minimum bid price for the listed securities be $4.00 per share; that the minimum market value of the public float (the shares held by non-insiders) be at least $5,000,000; and that there be at least two market makers for the issuer's securities. The maintenance standards require, among other things, that an issuer have net tangible assets of at least $2,000,000; that the minimum bid price for the listed securities be $1.00 per share; that the minimum market value of the "public float" be at least $1,000,000; and that there be at least two market makers for the issuer's securities. A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for ten consecutive trading days. There can be no assurance that the Company will continue to satisfy the requirements for maintaining a Nasdaq Small Cap Market listing. If the Company's securities were to be excluded from the Nasdaq Small Cap Market, it would adversely affect the prices of such securities and the ability of holders to sell them, and the Company would be required to comply with the initial listing requirements to be relisted on the Nasdaq Small Cap Market.


     If the Company is unable to satisfy maintenance requirements and the price per share were to drop below $5.00, then unless the Company satisfied certain net asset tests, the Company's securities would become subject to certain penny stock rules promulgated by the Securities and Exchange Commission (the "Commission"). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock. If the Common Stock becomes subject to the penny stock rules, investors in the Offering may find it more difficult to sell their shares.

     Risks Associated with Forward-Looking Statements Included in this Prospectus. This Prospectus contains certain forward-looking statements, including, without limitation, the unaudited pro forma financial statements of Omega, regarding the plans and objectives of management for future operations including plans and objectives relating to the development of the Orthodontic Affiliates. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's expansion strategy and assumptions that the Orthodontic Affiliates will be profitable, that the orthodontic industry will not change materially or adversely, and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of the Company's early stage of operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                  THE COMPANY

     Omega was incorporated in Delaware in August 1996. It was founded by Robert J. Schulhof, the President and Chief Executive Officer of Omega, Dr. Glovsky and Dr. Bellavia. Mr. Schulhof and Dr. Bellavia were the founders of The Orthodontic Management Effectiveness Group of America, LLC ("OMEGA, LLC"), a California-based orthodontic practice management and consulting firm. Omega subsequently acquired OMEGA, LLC's orthodontic practice management business and certain related assets in exchange for 1,050,000 shares of Omega's Common Stock. See "Certain Transactions." OMEGA, LLC continues to provide certain computer hardware and software consulting services to orthodontic practices, including certain of the Initial Orthodontic Affiliates.

     The Company's principal executive offices are located at 3621 Silver Spur Lane, Acton, California 93510, and its telephone number is (805) 269-2841.


                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of Securities offered hereby, after deduction of underwriting discounts and other estimated offering expenses are estimated to be approximately $8,382,600 (approximately $9,815,500 if the Over-allotment Option is exercised in full). The Company intends to utilize such net proceeds as follows:


                                                    Approximate      Approximate
                                                  Dollar Amount (1)  Percentage
                                                  -----------------  -----------
Repayment of the Bridge Notes and the
 Interim Notes (2)................................   $1,085,000        13.0%
Payments due upon consummation of the
 Acquisitions (3).................................    2,111,800         25.2
Funds available for additional affiliations (4)...    4,840,000         57.7
Development or acquisition of software for
 use by Orthodontic Affiliates (5) ...............      200,000          2.4
Working capital and general corporate
 purposes (6).....................................      145,800          1.7
                                                     ----------        -----
  TOTAL   ........................................   $8,382,600        100.0%
                                                     ==========        =====


----------------

(1) The amount set forth with respect to each purpose represents the Company's current estimate of the approximate amount of the net proceeds that will be used for such purpose. The Company reserves the right, however, to change the amount of such net proceeds that will be used for any purpose to the extent that management determines that such change is advisable. Consequently, management of the Company will have broad discretion in determining the manner in which the net proceeds of this Offering are applied.

(2) The Bridge Notes are in the aggregate principal amount of $875,000, bear interest at the rate of 15% per annum and are payable upon the earlier of the closing of this Offering or September 30, 1997. The net proceeds from the sale of the Bridge Notes were used for working capital and general corporate purposes and to pay that portion of the accounting, legal and printing expenses of this Offering due and payable prior to the effectiveness of the Registration Statement. A portion of the net proceeds from the sale of the Bridge Notes in the amount of $25,452 was paid to Leonard, Mulherin & Greene, P.C. ("LMG"), a public accounting firm that provides accounting services to Omega pursuant to a consulting agreement.
   See "Management's Plan of Operation-- Liquidity and Capital Resources" and "Management--Consultants." Dr. Glovsky, Dr. Bellavia and Dr. Grove, each a director of the Company, will receive an aggregate of $105,000 in payment of the Bridge Notes that they purchased from the Company. See "Certain Transactions."


  In June 1997, the Omega Board of Directors authorized the issuance of up to $150,000 of Interim Notes to finance, in part, Omega's operations pending closing of this Offering and in August 1997 increased the authorization to $250,000. As of the date of this Prospectus, Interim Notes in the aggregate principal amount of $210,000 have been issued. The Interim Notes bear interest at the rate of 16% per annum and are payable upon the earlier of the closing of this Offering or June 30, 1998. Dr. Glovsky and Dr. Grove will receive an aggregate of $110,000 in payment of the Interim Notes that they purchased from the Company. See "Certain Transactions." The Company is authorized to issue up to an additional $40,000 of Interim Notes, and purchasers of such additional Interim Notes (if any are issued prior to the closing of this Offering) may include Dr. Glovsky and one or more other persons or entities affiliated with the Company.

(3) The Company plans to consummate the Acquisitions concurrently with the closing of this Offering. In connection with the Acquisitions, the Company will acquire the equity interests in the Initial MSOs associated with the seven Initial Orthodontic Affiliates (except in the case of two sole proprietorships where it will acquire certain assets of such proprietorships). The costs of the Acquisitions will be paid through a combination of (i) cash aggregating approximately $2,111,800, (ii) five year 8.5% notes aggregating approximately $142,500,
   (iii) 465,314 shares of Common Stock of the Company (assuming an initial public offering price per share of $6.00) and (iv) an option to acquire 83,333 shares of Common Stock (assuming an initial public offering price per share of $6.00) at an exercise price equal to the initial public offering price per share. See "Management's Plan of Operation." Dr. Grove, one of the Company's directors, has agreed to sell substantially all of the assets of his practice (which will include leasehold improvements, fixtures, furniture, furnishings, equipment, inventory, supplies and intangibles) to the Company concurrently with the closing of this Offering and, in partial consideration therefor, will receive $333,567 of the net proceeds of this Offering and 129,721 shares of Common Stock of the Company (assuming an initial public offering price per share of $6.00). See "Certain Transactions."



(4) The Company plans to enter into Affiliation Agreements and Management Service Agreements with up to an additional 24 Orthodontic Affiliates during the 12 months following the closing of this Offering. Pursuant to the Affiliation Agreement, the Affiliated Orthodontist will typically convert his existing professional corporation into a general corporation that will function as the MSO and create a new professional corporation (the Orthodontic Affiliate) through which the Affiliated Orthodontist will continue to provide orthodontic care. The MSO will retain certain assets and liabilities which will typically include the lease for the Orthodontic Affiliate's office space, clinical supplies and equipment and office furniture, supplies and equipment. The Orthodontic Affiliate will retain certain other assets and liabilities (if any) which will typically include all cash and cash equivalents, real property, automobiles, patient records, related patient information and notes payable unrelated to assets purchased. The Company will generally acquire all of the equity interests of the MSO from the Affiliated Orthodontist, the purchase price for which is determined through an assessment of immediate and future return on investment. The MSO typically is acquired for a combination of cash, five year notes and unregistered Common Stock or stock options. The average MSO purchase price is expected to be approximately $600,000, of which the cash portion is expected to be approximately $200,000. See "Management's Plan of Operation."

(5) The Company plans to develop or acquire certain software for use by Orthodontic Affiliates in implementing the Model and estimates that development or acquisition costs will be approximately $200,000.

(6) The remaining portion of the net proceeds will be allocated to working capital and will be used by the Company to fund operations as required, including amounts required to pay non-affiliated consultant and professional fees, office-related expenses and other corporate expenses, including the leasing of office space in Massachusetts where the Company intends to locate its financial operations and staff. See "Management's Plan of Operation--Plan of Operation" and "Business--Facilities." The additional net proceeds received from the exercise of the Over-allotment Option, if any, will be used for working capital and general corporate purposes.



     The Company anticipates, based on current plans and assumptions relating to its operations, that the net proceeds of this Offering, together with net cash from operations, should be sufficient to satisfy the Company's cash requirements for at least the 12 months after the date of this Prospectus. The Company's future liquidity and capital funding requirements will depend on numerous factors, including the availability of orthodontic practices meeting the Company's affiliation criteria, the extent to which the Orthodontic Affiliates gain market acceptance, marketing activities and competition. There can be no assurance that additional capital, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, will likely include restrictive covenants and provide for security interests in the Company's assets. The failure of the Company to raise capital on acceptable terms when needed could have a material adverse effect on the Company. The Company is obligated to pay each of the Consultants approximately $421,000 over a period of three years beginning in January 1998. The Company believes that it will have sufficient cash flow from its operations to pay such amounts, however, there can be no assurance that the Company's cash flow will be sufficient to pay such amounts. If its cash flow is insufficient to pay such amounts, the Company will have to seek alternative financing sources which are not now available. See "Risk Factors--Possible Need for Additional Financing" and "Risk Factors--Risks Associated with Expansion." Pending the aforementioned uses, the net proceeds of this Offering will be invested in interest-bearing government securities or short-term, investment grade securities.

                                DIVIDEND POLICY

     The Company has never declared or paid dividends on its Common Stock. The Company expects that future earnings, if any, will be retained for the growth and development of the Company's business and, accordingly, the Company does not anticipate that any dividends will be declared or paid on the Common Stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will depend upon the future earnings, results of operations, financial position and capital requirements of the Company, among other factors.


                                CAPITALIZATION


     The following table sets forth as of June 30, 1997 the capitalization of the Company (i) on an actual basis, (ii) on a pro forma basis to reflect (a) the issuance of Interim Notes in the aggregate principal amount of $160,000 since June 30, 1997 and (b) the assumed consummation of the Acquisitions and
(iii) on a pro forma as adjusted basis to give effect to the transactions described in clause (ii) and the sale of the 1,800,000 shares of Common Stock and the 1,800,000 Warrants offered hereby and the initial application of the net proceeds therefrom. See "Management's Plan of Operation--Plan of Operation" and "Management--Consultants." This table should be read in conjunction with "Management's Plan of Operation" and the financial statements and pro forma financial statements and the notes thereto which are included elsewhere in this Prospectus.




                                                                      June 30, 1997
                                                    -----------------------------------------------------
                                                        Actual         Pro Forma    Pro Forma As Adjusted
                                                      ------------    ------------  ---------------------
Bridge Notes and Interim Notes   ...............      $   925,000     $ 1,085,000       $        --
                                                      ===========     ===========       ===========
Notes payable  .................................      $        --     $   214,863       $   214,863
Due to related party ...........................          842,400         842,400           842,400
Stockholders' equity:
 Common Stock, $.01 par value per share;
 10,000,000 shares authorized; 1,685,000 shares
 outstanding; 2,150,314 shares outstanding, pro
 forma; 3,950,314 shares outstanding, pro forma,
 as adjusted (1)  ..............................           16,850          21,503            39,503
 Additional paid-in capital   ..................        2,020,500       4,807,731        13,172,331
 Accumulated deficit    ........................       (3,564,577)     (3,564,577)       (3,564,577)
                                                      -----------     -----------       -----------
Total stockholders' equity (deficit)   .........       (1,527,227)      1,264,657         9,647,257
                                                      -----------     -----------       -----------
Total capitalization    ........................      $  (684,827)    $ 2,321,920       $10,704,520
                                                      ===========     ===========       ===========



----------------

(1) Does not include (i) 100,000 shares of Common Stock reserved for issuance pursuant to grants that may be made under the Stock Option Plan, (ii) 350,000 shares of Common Stock in the aggregate reserved for issuance upon exercise of options granted to two officers and an affiliate of a third officer of the Company under the Stock Option Plan at an exercise price equal to the initial public offering price of the Common Stock and (iii) 83,333 shares of Common Stock (assuming an initial public offering price per share of $6.00) reserved for issuance upon exercise of an option to be granted upon consummation of the Acquisitions to an Affiliated Orthodontist at an exercise price equal to the initial public offering price of the Common Stock. See "Management--Incentive Stock Plan."

                                   DILUTION



     At June 30, 1997, after giving effect to (a) the issuance of Interim Notes in the aggregate principal amount of $160,000 since June 30, 1997 and (b) the assumed consummation of the Acquisitions, the pro forma negative net tangible book value of the Company was ($4,802,201), or $(2.23) per share. "Pro forma net tangible book value per share" is determined by dividing the Company's pro forma net tangible book value (total pro forma tangible assets less total pro forma liabilities) by the pro forma number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the Securities offered hereby and the initial application of the net proceeds therefrom, the adjusted pro forma net tangible book value of the Company at June 30, 1997 would have been $3,580,399, or $.91 per share. This represents an immediate increase in pro forma net tangible book value of $3.14 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $5.09 per share (or approximately 85%) to new investors purchasing the shares of Common Stock in this Offering. The following table illustrates this per share dilution:





  Assumed initial public offering price ............................................   $6.00
  Pro forma negative net tangible book value prior to this Offering ......... $(2.23)
  Increase attributable to new investors ....................................   3.14
                                                                               -----
  Pro forma net tangible book value after this Offering ............................     .91
                                                                                      ------
  Dilution in pro forma net tangible book value to new investors ...................   $5.09
                                                                                      ======


     In the event the Over-allotment Option is exercised in full, the pro forma net tangible book value as of June 30, 1997 would be $5,013,289, or $1.19 per share of Common Stock, which would result in immediate dilution in net tangible book value to new investors of approximately $4.81 per share.


     The following table sets forth, at June 30, 1997, after giving pro forma effect to the issuance of shares to the Affiliated Orthodontists as partial consideration for the consummation of the Acquisitions at the assumed initial public offering price of the Common Stock, the total consideration paid and the average price paid per share of Common Stock by existing stockholders, new investors in this Offering and the Affiliated Orthodontists:





                               Shares Issued     Total Consideration   Average
                             ------------------  --------------------  Price Per
                              Number    Percent     Amount    Percent   Share
                             ---------  -------  -----------  -------  ---------
Existing stockholders (1)... 1,685,000   42.7%   $ 2,037,350   13.0%    $1.21
New investors .............. 1,800,000   45.5%    10,800,000   69.1%    $6.00(2)
Affiliated Orthodontists ...   465,314   11.8%     2,791,884   17.9%    $6.00
                             ---------   ----    -----------   ----
Total (1)................... 3,950,314    100%   $15,629,234    100%
                             =========   ====    ===========   ====


----------------


(1) Does not include (i) 350,000 shares issuable upon exercise of outstanding options under the Stock Option Plan and 100,000 shares reserved and available for grants under the Stock Option Plan; and (ii) 83,333 shares (assuming an initial public offering prior per share of $6.00) reserved for issuance upon exercise of an option to be granted upon consummation of the Acquisitions to an Affiliated Orthodontist. See "Management-- Incentive Stock Plan."

(2) Attributes no value to the Warrants.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data, both actual and pro forma, of the Company. The selected financial data in the table are derived from the financial statements and pro forma financial statements of Omega and the Initial Orthodontic Affiliates. The selected financial data set forth below are qualified in their entirety by, and should be read in conjunction with, "Management's Plan of Operation" and the financial statements and pro forma financial statements, related notes, and other financial information included elsewhere in this Prospectus.





                                                                                             Pro Forma (1)
                                    August 30, 1996   Pro Forma (1)               Six Months      Six Months
                                     (Inception) to    Year Ended    Percentage     Ended           Ended        Percentage
                                      December 31,    December 31,   of Practice   June 30,        June 30,      of Practice
                                          1996            1996         Revenue       1997           1997          Revenue
                                    ---------------   ------------   -----------  ----------     -------------   ----------
Statement of Operations Data:
Practice revenue ..................    $      --      $4,615,677      100.0%     $        --     $2,174,276         100.0%
Orthodontists' compensation .......           --       1,281,735       27.8               --        581,101          26.7
                                       ---------      -----------     -----      -----------     -----------        -----
Net management revenue ............           --       3,333,942       72.2               --      1,593,175          73.3
Direct practice expenses ..........           --       2,588,761       56.1               --      1,311,745          60.3
                                       ---------      -----------     -----      -----------     -----------        -----
Income (loss) from operations
 before management expenses .......           --         745,181       16.1               --        281,430          13.0
Management expenses ...............      248,018         657,655(2)    14.2        3,298,215        330,080(2)       15.2
                                       ---------      -----------     -----      -----------     -----------        -----
Income (loss) from operations .....     (248,018)         87,526        1.9%      (3,298,215)       (48,650)         (2.2)%
Other income (expense) ............       15,906           8,444      =====          (34,250)        15,734         =====
                                       ---------      -----------                -----------     -----------
Income (loss) before
 income taxes .....................     (232,112)         95,970                  (3,332,465)       (32,916)
Provision for income taxes ........           --          75,245                          --          4,485
                                       ---------      -----------                -----------     -----------

Net income (loss) .................    $(232,112)     $   20,725                 $(3,332,465)    $  (37,401)
                                       =========      ===========                 ===========     ==========
Pro forma net income (loss)
 per share (3) ....................                   $      .01                                 $     (.02)
                                                      ===========                                 ==========
Shares used to compute
 pro forma net income
 (loss) per share (3) .............                    2,331,147                                  2,331,147





                                                                                              June 30, 1997
                                                                         ---------------------------------------------------
                                                                                                               Pro Forma
                                                                            Actual        Pro Forma (1)    As Adjusted (1) (4)
                                                                         -------------   ---------------   ------------------
Balance Sheet Data:
Working capital (deficit)    .........................................    $(1,964,249)      $(4,520,336)       $ 3,862,264
Total assets  ........................................................        942,275         7,511,066         12,696,869
Total liabilities   ..................................................      2,469,502         6,246,409          3,049,612
Stockholders' equity (deficit)   .....................................     (1,527,227)        1,264,657          9,647,257




----------------

(1) The pro forma statement of operations data for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997 is presented as if the Acquisitions had occurred on January 1, 1996. The pro forma balance sheet data is presented as if the Acquisitions had occurred on June 30, 1997 and certain subsequent events had occurred prior to June 30, 1997. See Note 5 to the Unaudited Pro Forma Balance Sheet Adjustments.


(2) Includes $128,945 and $65,724 of goodwill amortization for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.
    See Note 6 to the Unaudited Pro Forma Statement of Operations Adjustments. The pro forma statement of operations data for the six months ended June 30, 1997 does not include the non-recurring consulting expense of $2,867,400 that the Company recognized in April 1997. See Note 5 to the Unaudited Pro Forma Statement of Operations Adjustments.



(3) See Note 12 to the Unaudited Pro Forma Statement of Operations Adjustments.

(4) Adjusted to give effect to the sale of the Securities offered hereby (at the assumed initial public offering price of $6.00 per Share and $.10 per Warrant) and the initial application of the net proceeds therefrom. See "Use of Proceeds."

                        MANAGEMENT'S PLAN OF OPERATION


     This Prospectus contains forward-looking statements which involve risks and uncertainties. See "Risk Factors--Risks Associated with Forward-Looking Statements Included in this Prospectus." Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, but not limited to, those discussed in "Risk Factors."


General

     Omega was incorporated in Delaware in August 1996. It was founded by Mr. Schulhof, Dr. Glovsky and Dr. Bellavia. Following this Offering, the Company intends to offer its services primarily under an affiliate relationship whereby it will purchase the equity interests in the orthodontic practice's MSO pursuant to an Affiliation Agreement and enter into a long term Management Services Agreement with the Affiliated Orthodontist's Orthodontic Affiliate. Pursuant to the Management Services Agreement, the Company will receive a monthly management fee for providing all of the Orthodontic Affiliate's practice needs, including facilities, support staff and supplies, as well as a program of systems, methods and procedures designed to enhance the growth, efficiency and profitability of the Orthodontic Affiliate.

     Pursuant to the Affiliation Agreement, the Affiliated Orthodontist will typically convert his existing professional corporation into a general corporation that will function as the MSO and create a new professional corporation (the Orthodontic Affiliate) through which the Affiliated Orthodontist will continue to provide orthodontic care. The MSO will retain certain assets and liabilities which will typically include the lease for the Orthodontic Affiliate's office space, clinical supplies and equipment and office furniture, supplies and equipment. The Orthodontic Affiliate will retain certain other assets and liabilities (if any) which will typically include all cash and cash equivalents, real property, automobiles, patient records, related patient information and notes payable unrelated to assets purchased. The Company will generally acquire all of the equity interests of the MSO from the Affiliated Orthodontist, the purchase price for which is determined through an assessment of immediate and future return on investment. The MSO typically is acquired for a combination of cash, five year notes and unregistered Common Stock or stock options. The average MSO purchase price is expected to be approximately $600,000, of which the cash portion is expected to be approximately $200,000.

     The Management Services Agreement provides that the Orthodontic Affiliate will utilize the facility and the Company's services for a period of 20 years, with two ten year extensions. While each Management Services Agreement will be negotiated based on specific circumstances, the management fees charged will typically be 65% to 75% of the Orthodontic Affiliate's gross income, which is expected to be sufficient to pay all of the MSO's expenses and frovide a return on the Company's investment. If the Orthodontic Affiliate's expenses payable by the MSO are less than an agreed target amount of expenses, the difference between the target amount and the actual expenses will typically be shared equally by the MSO and the Orthodontic Affiliate. At the retirement, disability or death of the Affiliated Orthodontist, the Company will locate a replacement Affiliated Orthodontist to purchase the Orthodontic Affiliate and assume the Management Services Agreement.


     The Company has entered into three consulting agreements and has undertaken certain compensation commitments in connection therewith. Under the first consulting agreement, which is with Dr. Glovsky and Mayflower, all of the services required to be performed by Dr. Glovsky and Mayflower have been performed, but the Company continues to have an obligation to make cash payments under the agreement aggregating $842,400 over three years, beginning in January 1998. See "Certain Transactions."


     Second, under a separate consulting agreement with Dr. Glovsky which becomes effective upon the closing of this Offering, Dr. Glovsky is required to provide consulting services to the Company over a three year period in connection with identifying orthodontic practices with potential to become Orthodontic Affiliates and negotiating and closing Affiliation Agreements with such practices. Dr. Glovsky will be paid $2,500 for each orthodontic practice that becomes an Orthodontic Affiliate until the Company has an aggregate of 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates), at which time he will receive $5,000 per month, up to a maximum of $60,000 in the first 12 months after his agreement becomes effective. See "Management--Consultants."

     The Company has a third consulting agreement which is with LMG which became effective May 1, 1997. This agreement provides that LMG shall provide accounting and financial consulting services to the Company and shall make Mr. Mulherin, a principal stockholder of LMG, available to serve as the Company's Chief Financial Officer. The initial term of the LMG agreement is three years. LMG will be paid a monthly fee of $5,000 until the later of November 1, 1997 or the first month after the Company has an aggregate of 15 Orthodontic Affiliates and a monthly fee of $10,000 thereafter for the term of the Agreement. See "Management--Consultants."


Plan of Operation


     Omega's financial results for the period from August 30, 1996 (inception) to December 31, 1996 relate to its initial organization and establishment of infrastructure. During this period, Omega provided management consulting services to nine orthodontic practices on a fee for services basis. The revenue and expenses are associated with the management consulting services provided by Omega during that period.


     Omega's independent auditors have stated in their report on Omega's financial statements as of December 31, 1996 that Omega's accumulated deficit and working capital deficiency raised substantial doubt about Omega's ability to continue as a going concern. Omega is seeking to raise capital through this Offering and intends to utilize the net proceeds of this Offering, in part, to consummate the Acquisitions and to affiliate with up to 24 additional Orthodontic Affiliates during the 12 months following this Offering. If this Offering is not successful, Omega will need to scale back its affiliation plans and seek alternative financing sources which are not now available.

     Omega has executed Affiliation Agreements with the seven Initial Orthodontic Affiliates. Pursuant to those agreements, Omega will acquire the equity interests in the MSOs of the seven Initial Orthodontic Affiliates (except in the case of two sole proprietorships where it will acquire certain assets of such proprietorships) concurrently with the closing of this Offering. Each of the Initial Orthodontic Affiliates is operated with one orthodontist, who is typically supported by a staff of three dental assistants and three office personnel. The seven Initial Orthodontic Affiliates generated gross revenues for the year ended December 31, 1996 of approximately $4.6 million. Gross revenues for each Initial Orthodontic Affiliate for that year ranged from a low of approximately $390,000 to a high of approximately $975,000.


     In consideration for acquiring the Initial MSOs, the Company will pay the aggregate of approximately $2.1 million in cash, issue an aggregate of approximately $142,500 in notes bearing interest at 8.5%, issue an aggregate of 465,314 shares of Common Stock valued at the initial public offering price per share and grant an option to acquire 83,333 shares of Common Stock (assuming an initial public offering price per share of $6.00) at an exercise price equal to the initial public offering price per share.



     The Company reported a significant loss from operations for the six month period ended June 30, 1997 due primarily to compensation paid to two consultants. On April 28, 1997, each of Dr. Glovsky, the Chairman of the Board of the Company, and Mayflower, a private banking firm, received 225,000 shares of Common Stock for consulting services to Omega and will receive approximately $421,000 of cash payments over three years beginning in January 1998. See "Certain Transactions." The Company recognized a non-recurring consulting expense reflecting delivery of such shares and these payment obligations in April 1997 of approximately $2.9 million. This expense is comprised of approximately $2.1 million attributable to the Common Stock and an aggregate of approximately $842,000 attributable to the payment obligation.


     At the end of the 12 months following this Offering, the Company intends to be affiliated with approximately 31 Orthodontic Affiliates. The ability of the Company to achieve its expansion plans will depend upon a number of factors, including (i) the Company's ability to attract orthodontists to affiliate with the Company, the availability of suitable markets and the Company's ability to obtain suitable locations within those markets; (ii) the Company's ability to locate existing practices for affiliation, affiliate with such practices on favorable terms and successfully integrate the affiliated operations into the Company's existing operations; and (iii) the availability of adequate financing to affiliate with orthodontic practices. A shortage of available orthodontists with the skills and experience required by the Company would have a material adverse effect on the Company's expansion plans. There can be no assurance that the Company's expansion strategy will be successful, that modifications to the Company's strategy will not be required or that the Company will be able to manage effectively and enhance the profitability of its Orthodontic Affiliates. The accompanying pro forma financial statements do not include costs anticipated to be incurred in connection with this expansion strategy.

     The acquisition of the equity interests in the Initial MSOs (and certain assets of two sole proprietorships) will be accounted for by the Company using the purchase method of accounting, which records as goodwill the excess of purchase price over the fair market value of the net assets of the acquired businesses. As of June 30, 1997, the Company's total pro forma assets were approximately $7.5 million, of which approximately $6.1 million, or 81%, was goodwill. Goodwill will be amortized on a straight-line basis over a 40 year period.

     Substantially all of the goodwill on the Company's pro forma adjusted balance sheet as of June 30, 1997 is related to acquiring the Initial MSOs.
The Company evaluates each acquisition and establishes an appropriate amortization period based on the underlying facts and circumstances. Currently, the Company uses 40 years consistent with the extended terms of the Management Services Agreements. Subsequent to each acquisition, the Company will reevaluate such facts and circumstances to determine if the related goodwill continues to be realizable and if the amortization period continues to be appropriate.

     Amortization of the goodwill on the Company's pro forma adjusted balance sheet as of June 30, 1997 will produce an annual amortization expense of approximately $131,000. Affiliations with additional Orthodontic Affiliates which result in the recognition of additional goodwill would cause amortization expense to increase further. Although the net unamortized balance of goodwill on the Company's unaudited pro forma balance sheet as of June 30, 1997 was not considered to be impaired, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized goodwill, which would have a material adverse effect on the Company's business, financial condition and results of operations.




Unaudited Pro Forma Results of Operations


     Year Ended December 31, 1996 and Six Months Ended June 30, 1997


     The following discussion of the unaudited pro forma results of operations of the Company and of the combined results of operations of the Initial Orthodontic Affiliates should be read in conjunction with the Unaudited Pro Forma Financial Statements and Notes thereto and the financial statements of Omega and each of the Initial Orthodontic Affiliates included elsewhere in this Prospectus.


     Practice Revenue. The pro forma revenue of the Company consists almost exclusively of amounts to be earned under the Management Services Agreements. The revenue included in the pro forma financial statements is that which would have been earned based on the operating results of the Initial Orthodontic Affiliates for the year ended December 31, 1996 and for the six months ended June 30, 1997, assuming the Affiliation Agreements and Management Service Agreements had been entered into on January 1, 1996. The pro forma revenue of approximately $4.6 million for the year ended December 31, 1996 and approximately $2.2 million for the six months ended June 30, 1997 is based on the accrued gross revenue of the Initial Orthodontic Affiliates for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively. The revenue for the six months ended June 30, 1997 is slightly more than 47% of the annual revenue for 1996. The Company believes that patient volume is affected by seasonal fluctuations in demand for orthodontic services. See "Risk Factors--Fluctuations in Operating Results."


     Orthodontists' Compensation. Pursuant to the Management Services Agreements, the Orthodontic Affiliates retain the difference between the patient revenue of the Orthodontic Affiliate and the management fee payable to the Company. The Orthodontic Affiliates are responsible for paying certain expenses directly, including salaries and benefits of the Affiliated Orthodontist and any other practice providers, physician licensing fees, board certification fees, professional liability insurance, certain professional education and legal and professional fees. In addition, the Orthodontic Affiliate is entitled to a portion of the profits, if any, exceeding an agreed upon profit target.


     Direct Practice Expenses. The pro forma direct practice expenses for the year ended December 31, 1996 and for the six months ended June 30, 1997 reflect the direct practice expenses of the Initial Orthodontic Affiliates which would have been payable by the Company under the Management Services Agreement. The Company expects that direct practice expenses will increase as the Company affiliates with additional Orthodontic Affiliates but that direct practice expenses as a percentage of practice revenue will decrease as the Company implements the Model at additional Orthodontic Affiliates. Direct practice expenses include:


        Employee Costs. Includes all salaries, payroll taxes and fringe benefits of the dental assistants and office staff.

        Other Direct Costs. Includes dental and office supplies, laboratory costs, facilities and equipment.

        General and Administrative. All other operating expenses including advertising, repairs and maintenance, computer support, telephone, utilities, taxes and licenses.

        Bad Debt Expense. Reflects an allowance for possible uncollectible practice revenue.

        Depreciation and Amortization. Includes depreciation of leasehold improvements and equipment.


     Direct practice expenses increased as a percentage of practice revenue for the six months ended June 30, 1997 due in part to an increase in purchasing orthodontic supplies during the period coupled with a lower practice revenue base as compared to the prior year.

     Management Expenses. The pro forma management expenses for the year ended December 31, 1996 and for the six months ended June 30, 1997 reflect an estimate of a complete year of expenses or a portion thereof, that may be incurred with the management of the seven Initial Orthodontic Affiliates and the provision of limited management consulting services to non-affiliated orthodontic practices. The pro forma expenses include certain costs associated with operating as a publicly-traded company following this Offering. Pro forma management expenses do not include the non-recurring consulting expense of approximately $2.9 million that the Company recognized in April 1997. See "--Plan of Operation." Also, pro forma management expenses do not include any costs for travel, consulting or professional fees associated with the identification, evaluation and integration of additional Orthodontic Affiliates which the Company will incur in connection with the planned affiliation with up to 24 additional Orthodontic Affiliates. These costs may be substantial and may cause the Company to incur operating losses. Moreover, pro forma management expenses do not include the anticipated incremental costs of managing such additional Orthodontic Affiliates as the related management fees are not included in the pro forma revenues. Such costs may also be substantial and may vary according to the operations of each new Orthodontic Affiliate. Management expenses include the following:


        Employee and Consulting Costs. Includes the salaries of the President, the part-time Chief Financial Officer, and the part-time administrative assistant, fees for a full time practice consultant and the travel and incremental costs associated with the ongoing support of the seven Initial Orthodontic Affiliates.

        General and Administrative. Includes legal, auditing, insurance, rent, telephones and marketing costs.

     Income Taxes. Pro forma income taxes assume that the Company had operated as a tax paying entity, subject to an effective combined statutory tax rate for federal and state income taxes of 40%, increased by the non-deductible portion of goodwill amortization.


Liquidity and Capital Resources


     Omega has experienced net losses, negative cash flow, a deficit in working capital and an accumulated deficit since its inception. For the period from August 30, 1996 (inception) to June 30, 1997, Omega incurred a net loss of $3,564,577. Omega has generated limited revenues to date, and will not generate sufficient revenues to cover expenses without consummation of this Offering and the Acquisitions. The Company reported a significant loss from operations for the six month period ended June 30, 1997 due primarily to compensation earned by two consultants in April 1997. See "--Plan of Operation." At June 30, 1997, the Company had an accumulated deficit since inception of $3,564,577 and a working capital deficit of $1,964,249.


     Omega has financed its operations to date from the sale of the Bridge Notes and the Interim Notes. The Bridge Notes, which bear interest at the rate of 15% per annum payable currently, are payable on the earlier of the closing of this Offering or September 30, 1997. Omega sold the Bridge Notes in a private offering to a limited number of persons meeting the definition of "accredited investor" under the Securities Act. The Bridge Notes were offered in principal amounts of $50,000 (subject to reduction at the discretion of Omega) and included a right to receive, without additional consideration, 10,000 shares of Common Stock (subject to a corresponding reduction) upon issuance of the Bridge Notes. During September, October and November 1996 and February and April 1997, Omega sold Bridge Notes in the aggregate principal amount of $875,000 and issued 175,000 shares of Common Stock in connection therewith. The Company plans to repay the entire amount of principal and interest outstanding on the Bridge Notes with a portion of the net proceeds of this Offering. See "Use of Proceeds."


     Omega is authorized to issue up to $250,000 of Interim Notes, which bear interest at the rate of 16% per annum, payable quarterly beginning September 30, 1997, and are payable on the earlier of the closing of this Offering or June 30, 1998. In June, July and August 1997, Omega sold Interim Notes in a private offering in the aggregate principal amount of $210,000, including Interim Notes sold to Dr. Glovsky and Dr. Grove in the aggregate principal amount of $110,000, both of whom are directors of Omega. The Company is authorized to issue up to an additional $40,000 of Interim Notes, and purchasers of such additional Interim Notes (if any are issued prior to the closing of this Offering) may include Dr. Glovsky and one or more other persons or entities affiliated with the Company. The Company plans to repay the entire amount of principal and interest outstanding on the Interim Notes with a portion of the net proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."



     In connection with the Affiliation Agreements, the Company has committed, contingent upon this Offering, to acquire the Initial MSOs. The Company will pay approximately $2.1 million in cash, issue an aggregate of approximately $142,500 in notes bearing interest at 8.5% with interest only payable the first year and the principal to be amortized over the next four years, issue an aggregate of 465,314 shares of Common Stock valued at the initial public offering price per share and grant an option to acquire 83,333 shares of Common Stock (assuming an initial public offering price per share of $6.00) at an exercise price equal to the initial public offering price per share.



     The Company intends to affiliate with up to an additional 24 Orthodontic Affiliates during the 12 months following the closing of this Offering. The purchase price of each MSO is anticipated to average $600,000, with the cash portion of the purchase price expected to average approximately $200,000. The Company expects to finance this expansion through the use of approximately $4.8 million of the net proceeds from this Offering. See "Use of Proceeds."


     The Company will typically purchase the equity interests in the MSO that holds certain assets of and is associated with an Orthodontic Affiliate with a combination of cash, notes payable and Common Stock of the Company. The purchase price and terms are determined by the Company on a case by case basis after due diligence has been performed.

     The Company anticipates making routine advances from time to time to its Orthodontic Affiliates under its Management Services Agreements to fund any deficits in monthly cash flows of the Orthodontic Affiliates and the associated MSO's. Such advances will generally be repaid by the Orthodontic Affiliates to the Company without interest as adequate funds are generated by the Orthodontic Affiliates. See "Business--Agreements with Affiliated Orthodontists."

     The Company anticipates that capital expenditures during 1997 will relate primarily to affiliations with additional Orthodontic Affiliates. It is anticipated that funding for these purposes will be derived from the proceeds of this Offering and cash flow from operations. Management believes that such sources will be sufficient to fund the Company's cash requirements for at least 12 months following completion of this Offering. In the future, the Company will seek to raise additional funds through borrowings or the issuance of debt or equity securities. There can be no assurance that sufficient funds will be available on terms acceptable to the Company, if at all.

                                   BUSINESS

     The Company provides management and marketing services to orthodontic practices in the United States. Since its inception in August 1996, Omega has provided these services on a fee for services basis to nine orthodontic practices, including four of the Initial Orthodontic Affiliates. Following this Offering, the Company intends to offer its services primarily under an affiliate relationship whereby it purchases the equity interests in the MSO that holds certain assets of and is associated with an Orthodontic Affiliate and enters into a long term Management Services Agreement with the Orthodontic Affiliate. The Company has signed Affiliation Agreements with the seven Initial Orthodontic Affiliates.

     Upon consummation of the Acquisitions, the Company will enter into Management Services Agreements with the Initial Orthodontic Affiliates. Pursuant to these Management Services Agreements, the Company will provide facilities, support staff and supplies to the Initial Orthodontic Affiliates and will institute a program of systems, methods and procedures the Company refers to as the Omega Exceptional Practice Model. The Model is designed to increase the Orthodontic Affiliate's profitability by focusing on and improving customer service while simultaneously reducing costs and increasing operating efficiency.

     Omega seeks to affiliate with established orthodontic practices that Omega believes have the potential for significant growth utilizing the Model. Omega considers financial and operational factors that include the practice's gross income, cost structure, existing treatment contracts, fee schedules, referral rates and sources, health maintenance organization relationships, case starts, appointments per day and average treatment times. Omega also evaluates demographic factors that include the practice's location with respect to and the average income levels and concentrations of families with children in the area.

     The Company's strategy is to (i) enter into Affiliation Agreements and Management Services Agreements with established orthodontic practices that meet the Company's criteria and (ii) achieve operating efficiencies and increased profitability for each such practice through the implementation of the Model. The Model is designed to permit the practice to meet or exceed patient expectations (a) offering flexible payment plans, (b) scheduling convenient appointment times, (c) ensuring that treatment is delivered on time, (d) updating patients and their referring dentists regularly on treatment programs and (e) training staff to anticipate and address patient needs.

     The Company will focus its initial marketing efforts on the practices of the approximately 4,500 orthodontists over the age of 47 who the Company believes are planning their transition to retirement. The Company believes it can generally place a higher value on a mature practice than other potential buyers, many of whom are recent orthodontic graduates. The Company believes that this higher valuation, combined with consideration in the form of a combination of cash, notes and the Company's Common Stock and the opportunity to delegate managerial and marketing responsibilities to an experienced management team, generally makes the Company an attractive alternative for orthodontists planning their transition to retirement. The Company will also target younger orthodontists who may want to merge their practices with the practice of an orthodontist in transition or take over such a practice.


The Orthodontic Industry

     General. Omega believes that the annual market for orthodontic treatment and services is approximately $3.6 billion. Based on U.S. census data that indicates that the number of children between the ages of five and 19 will increase by approximately 10.4 million by the year 2000, the Company expects that the growth in this population group will result in increased demand for orthodontic services. The orthodontic marketplace is highly fragmented and consists of approximately 9,000 practicing orthodontists, a significant majority of whom are sole practitioners. Omega believes that many of the orthodontists in practice today have excess patient capacity and lack the training and resources in management and marketing techniques to fill that capacity effectively. It is Omega's belief that less than two percent of the orthodontic practices in the United States are presently managed by independent, professional management service organizations and that an opportunity exists for the Company to market and sell its services to the orthodontic practices that are not currently managed by such organizations.

     The projected growth of the orthodontics market derives from several demographic and economic factors. Omega believes that the number of patients of prime orthodontic treatment age (12 years old) will likely remain at a level that is 15% higher in the ten years ending in 2002 than in the prior ten year period. Also, although orthodontic treatment has been historically viewed as an expensive elective, advances in practice methods and technologies have made it relatively more affordable. As a result, orthodontic treatment is being sought by a broadening segment of American society.

     Orthodontic Practice Dynamics. Although there exists a large and growing demand for orthodontic services in the United States, the Company believes that the orthodontic industry is presently ill-prepared to meet that demand. Orthodontists, the vast majority of whom are sole practitioners, are often highly skilled clinicians but generally are not trained in marketing themselves as professional service providers. Most rely on referrals from other dentists and from current or past patients. Accordingly, the Company believes that achieving sustainable growth through referrals requires both clinical excellence and a patient focus that emphasizes value, flexibility and efficiency.

     In order to increase profitability, the Company believes that orthodontists must improve their management and marketing techniques. Unlike many other medical and dental specialties, orthodontics involves treatment delivered over a period of two to three years for a fixed fee. Much of the treatment can be provided efficiently by the orthodontist delegating certain clinical and communications tasks to trained assistants. The Company believes that creative management and effective delegation would allow the orthodontist to reduce treatment costs per patient. In addition, the Company believes that the well managed orthodontic practice would also be able to handle a larger patient base, and, with a patient centered emphasis on the quality and efficiency of the services it offers, should be able to build that base through professional and patient referrals. As a result, the Company believes that an orthodontic practice with a qualified and capable orthodontist operating under a well-designed efficient schedule and utilizing professional management and marketing practices is capable of enhancing its profitability.

     Market for Orthodontic Practices. The value of orthodontic practices in the United States has fallen for the past several years. The number of potential sellers, generally orthodontists approaching retirement age, is relatively large compared to the potential purchasers. This downward pressure on prices for orthodontic practices results primarily from the fact that approximately 4,500, or 50%, of the practicing orthodontists in the United States are over the age of 47. The Company believes that many are looking to make a transition out of active practice while realizing as much value as possible from the goodwill they have built up over their years in practice.

     State laws governing the practice of dentistry and its specialties and the shrinking number of orthodontic graduates intending to practice in the United States have combined to limit the number of potential purchasers of orthodontic practices. State dental practice statutes and professional codes generally provide that only orthodontists may own, operate or control an orthodontic practice. These restrictions have functioned to depress the market for orthodontic practices and have inhibited the development of professional management in the industry.

     Another major factor in limiting the value of orthodontic practices is the historic oversupply of orthodontists in the United States which has reduced the number of recent orthodontic graduates. In addition, many of the more recent graduates are foreign students who plan to return to their own countries. The orthodontic graduates who seek to buy a practice generally have student loans and limited financial resources. As a result, Omega believes that the average purchase price for an orthodontic practice has fallen from roughly one year's gross revenues to approximately 70% of that number. In addition, the selling orthodontists often must finance the purchase by accepting a note for a significant part of the purchase price and, in order to ensure that the practice performs well enough to service the debt, often must stay involved in the management and marketing of the practice.


Business Strategy

     The Company's strategy has two principal components. First, the Company identifies established orthodontic practices that it believes have potential for significant growth utilizing the Model and offers to affiliate with and manage those practices. Second, once an affiliate relationship is established, the Company and the Affiliated Orthodontist (who may or may not be the selling orthodontist) and the orthodontist's staff implement the Model in order to achieve operating efficiencies and increase profitability for the practice.

     Identifying Potential Affiliations. The Company's success will largely depend upon the quality and quantity of orthodontic practices that it can attract to affiliate with the Company. The Company selects practices to consider affiliating with which are operated by orthodontists who are qualified members of the American Association of Orthodontists. Management believes that the Company has the resources to identify a significant number of potential affiliates that meet the Company's criteria for affiliation. Although the Company has been in operation for less than a year, the members of the senior management team responsible for operations, Messrs. Schulhof, Bellavia and Elliott, each has been involved in the orthodontic industry for 12 or more years. Through their extensive presentations at orthodontic seminars and active consulting practices to the orthodontic industry, the Company's senior management team has relationships with practicing orthodontists throughout the country. The Company has also established a program of regular trade journal advertising, and Mr. Schulhof, in conjunction with Messrs. Bellavia and Elliott, has written a series of articles for orthodontic trade journals that outline the Model and its benefits for the practicing orthodontist.

     Once the Company identifies a potential affiliate, the Company conducts a comprehensive analysis of the practice, including a thorough financial and operational review and evaluation of staff, facilities, equipment and systems. Initially, an estimate of the current value of the practice is calculated based on the practice's gross income, net profit and new treatment contracts written during the prior twelve months. The Company evaluates the practice's capacity for improvement under the Model by analyzing (i) the number of new patient exams, treatment starts, patients in active treatment and patients seen per day, (ii) the fees charged for different treatments, (iii) the costs incurred by the practice for employees, facilities, supplies and laboratory work and
(iv) the number of treatment chairs and dental and clinical assistants and the square footage of office space employed by the practice. Also, current staff are interviewed to determine their suitability for and commitment to the practice, and facilities and equipment are reviewed to ensure that they will support a larger and growing practice without significant additional cost. Finally, the practice's current systems for starting new patients, reviewing treatment programs, scheduling, communicating with patients and referral sources, marketing and controlling expenses, and the cost of upgrading or replacing the systems, are analyzed.

     The Company seeks practices that have the capacity to increase their profitability initially through improved performance on existing patient bases rather than through immediately increasing new patient exams. The Company generally requires that practices demonstrate the potential to grow approximately 40% with a relatively small increase in new patient exams. Practices that have developed strong professional referral relationships and have attractive locations and facilities are preferred over those that rely on mass marketing techniques and health maintenance organization relationships to grow.

     The Company also evaluates demographic factors affecting the practice. Practices located where there are significant concentrations of families with young children are attractive, particularly when the families have higher incomes than the national average and these populations are stable or growing. To date, the Company has focused its efforts on locating practices in the South or far West of the United States. The seven Initial Orthodontic Affiliates maintain an aggregate of eight offices, and such offices are situated in the following locales: Goodyear and Bullhead City, Arizona; Huntington Beach and Woodland Hills, California; Colorado Springs, Colorado; Champaign, Illinois; Elko, Nevada and Austin, Texas.


     If the practice satisfies the Company's criteria for an affiliation, an offer is made for the practice to affiliate with the Company. The Company outlines proposed financial terms of the affiliation, including the Company's valuation of the practice and the amount of cash, notes and shares of the Company's Common Stock that the Company proposes to pay to acquire the equity interests in the MSO associated with the practice. Once the basic business terms of the affiliation are agreed to, the parties proceed to execute an Affiliation Agreement and the related Management Services Agreement. The
Company will pay, on average for each of the Initial Orthodontic Affiliates, a combination of approximately $302,000 in cash and issue approximately 66,000 shares of the Common Stock if valued at the initial public offering price per share of the Common Stock and, in two cases, issue five year notes bearing interest at 8.5% and averaging approximately $71,000. The Company plans to enter into Affiliation Agreements and Management Services Agreements with up to an additional 24 Orthodontic Affiliates during the 12 months following the closing of this Offering.


     Implementing the Omega Exceptional Practice Model. The Model is patient centered and designed to promote customer service and increase the orthodontist's productivity while permitting the orthodontist to deliver quality orthodontic treatment. The Model focuses the orthodontic team on understanding patient expectations and provides the orthodontic team with the training, systems and other tools necessary to meet or exceed those expectations. The Model will generally be implemented in a practice over a period of 12 months and involve the active participation of the Company's professional staff, the Affiliated Orthodontist and his or her staff and a practice facilitator assigned by the Company to oversee the entire installation, monitor its progress and provide follow-up support.

     Customer service permeates all aspects of the Model. The Company intends to provide a scheduling system that offers patients a wide choice of appointment times, including night and weekend appointments. The system will also carefully plan the Affiliated Orthodontist's time so that the patient is seen on schedule and the work performed within the allotted appointment time. The Company intends to offer flexible payment plans that meet the varying financial situations of the patients and plans to review insurance benefits and credit issues with the patient in advance so that patients coming to a first exam will have sufficient information at the end of that exam to commit to the proposed plan of treatment.

     The Company believes that good communication between patients and the orthodontic team is essential to building successful relationships and developing customer satisfaction. The Company will train the Affiliated Orthodontist and his or her staff in interpersonal skills and communication techniques and will carefully plan and script patient interactions so that the orthodontic team is attuned to patient needs and can handle their questions accurately and efficiently. The staff will be instructed to make courtesy calls to patients after long or particularly difficult appointments to inquire about patient comfort and answer questions. In addition, the Company will use computerized analysis and video imaging to provide the patient with a clear understanding of the proposed treatment, including all planned tooth and jaw movements, and its intended results.

     In order to enhance the total dental care the patient receives and to improve the Orthodontic Affiliate's professional referral sources, the Model also encourages frequent communication between the orthodontic team and the referring dentist. Automated diagnostic letters that include a treatment status report and video images of the patient will be periodically delivered to the referring dentist. Brief seminars on current orthodontic developments are planned from time to time at the Orthodontic Affiliate's office in order to keep referring dentists and their staffs informed and to promote opportunities for professional and staff interaction. By encouraging the close integration of orthodontic and general dental services, the Model promotes improved overall dental care for the patient and fosters strong relationships with the general dentists for future referrals.

     The Company believes that a more productive practice also serves the interest of the orthodontic patients. In order to increase the Orthodontic Affiliate's productivity, the Model requires the orthodontic team to establish operational goals, such as increasing the number of treatment starts, percentage of patients seen on time and the dollars generated per minute of chair time and reducing the chair time required to treat different types of cases. The orthodontic team also sets financial and quality goals for the practice. In order to assist the orthodontic team in accomplishing these goals, the Company will produce written policies and procedures for the orthodontic team to adopt and follow and will either upgrade the practice's present systems or install a new, computerized operational and financial reporting system so that progress can be measured regularly.

     The Company believes that implementation of the Model generally should be accomplished over a 12 month period. The program will be overseen by one of the Company's experienced practice facilitators who coordinates the efforts of the orthodontic team and the Company. The practice facilitator will visit the Orthodontic Affiliate monthly during this period to train the orthodontic team, install systems and programs and audit and debug their performance. By the end of the first 12 months, the Orthodontic Affiliate generally will have completed the following tasks: (i) established a new staff organizational structure; (ii) installed a communication and marketing system; (iii) installed a sophisticated scheduling system to increase treatment productivity; (iv) instituted a new, flexible fee and payment program; (v) installed a new or upgraded financial and operational reporting system; (vi) conducted staff relationship training; (vii) conducted initial and final patient surveys; and (viii) installed a patient communication and treatment completion review program.


Agreements with Affiliated Orthodontists

     The Company plans to affiliate with orthodontic practices through a series of contractual arrangements. Initially, the Company and an Affiliated Orthodontist will enter into an Affiliation Agreement through which the Company will acquire the equity interests in the MSO associated with the Affiliated Orthodontist's practice. (The Company may cause a wholly-owned subsidiary to acquire the equity interests in the MSO to reduce adverse tax consequences in certain cases.) The Affiliated Orthodontist, who generally practices through and holds the practice assets in a professional corporation, will convert that entity into a general corporation (the MSO) and create a new professional corporation through which the Affiliated Orthodontist will continue to provide orthodontic care (the Orthodontic Affiliate). The Company acquires the equity interests in the MSO, and the Affiliated Orthodontist causes the Orthodontic Affiliate to enter into a long-term Management Services Agreement with the Company.

     Through the Management Services Agreement, the Company provides practice management and marketing services, facilities and non-professional personnel to the Orthodontic Affiliate for a monthly fee. In order to provide for an orderly transition in the event that the Management Services Agreement is terminated or expires or the Affiliated Orthodontist ceases practice with the Orthodontic Affiliate, the parties enter into a Stock Put/Call Option and Successor Designation Agreement (the "Put/Call Agreement"). This agreement creates for the Affiliated Orthodontist certain rights and obligations to repurchase the practice assets held by the Company in the event that the Management Services Agreement is terminated and grants the Company certain rights to designate a successor orthodontist to purchase the stock of the Orthodontic Affiliate when the Affiliated Orthodontist ceases practice through retirement, death, disability or in other enumerated cases.

     Affiliation Agreement. The Affiliation Agreement is the mechanism through which the Company acquires the equity interests in the MSO of the Orthodontic Affiliate, typically in exchange for a combination of cash, a promissory note and shares of Common Stock of the Company. The completion of the acquisition under the Affiliation Agreement is subject to certain conditions, including, without limitation, that there has been no material adverse change to the Orthodontic Affiliate between the time the Affiliation Agreement is signed and the transaction is closed and that the Orthodontic Affiliate and the Company have entered into the Management Services Agreement and the Put/Call Agreement. The closing of the Acquisitions is further conditioned on the completion of this Offering.

     Management Services Agreement. Pursuant to the Management Services Agreement, the Company will provide the Orthodontic Affiliate with comprehensive management, financial and marketing services and facilities, equipment (in the control of the Orthodontic Affiliate, where required by statute) and support personnel required by the Orthodontic Affiliate to operate its clinical orthodontic practice. The Company intends to maintain existing orthodontic equipment at the offices of the Orthodontic Affiliate at the Company's expense and, after consultation with the Affiliated Orthodontist and agreement upon the equipment needs of the Orthodontic Affiliate, purchase new equipment for use by the Orthodontic Affiliate. The Company is appointed the sole and exclusive business manager of the Orthodontic Affiliate. In addition to providing facilities, equipment (in the control of the Orthodontic Affiliate, where required by statute) and support services, the Company undertakes all purchasing, payment, billing, collection and payroll functions for the Orthodontic Affiliate and facilitates the implementation of the Model.

     The Orthodontic Affiliate is solely responsible for and has complete control and supervision over the professional aspects of its practice, as well as the provision of all professional services, including, without limitation, the selection of course of treatment for a patient, procedures or materials to be used as part of such treatment and the manner in which such treatment is carried out. The Orthodontic Affiliate has sole authority to direct the business, professional and ethical aspects of its practice. It makes all professional hiring decisions, renders patient care, and keeps all patient dental records. The Orthodontic Affiliate is also responsible for entering into an employment agreement, including non-competition provisions, with each orthodontist engaged by it, including the Affiliated Orthodontist, and paying all salaries for dental professionals, professional licensure and board certification fees and professional liability insurance premiums.

     The Management Services Agreement has an initial term of twenty (20) years and is renewable for two, successive ten (10) year periods. During the initial term and any renewal term, the Management Services Agreement may be terminated by the Company or the Orthodontic Affiliate only for "cause," which includes the bankruptcy of or a material default by the other party. In exchange for the performance of its duties and obligations under the Management Services Agreement, the Company receives a monthly management fee. The fee, which varies somewhat from practice to practice, is generally 65% to 75% of the Orthodontic Affiliate's gross collections for the period. From the monthly fee, the Company pays all of its expenses in providing services to the Orthodontic Affiliate, including, without limitation, the salaries and benefits of the Company's employees, the costs of any consultants, corporate overhead, lease obligations and taxes. In the event that the gross collections of an Orthodontic Affiliate in a given month are not sufficient to pay the entire amount of salaries, benefits and other direct costs payable by the Orthodontic Affiliate and the Company's monthly fee for such month, the Company anticipates making routine advances to the Orthodontic Affiliate to fund any shortfalls for such month. Such advances will generally be repaid by the Orthodontic Affiliate to the Company without interest as adequate funds are generated by the Orthodontic Affiliate in subsequent months.

     Put/Call Agreement. The Put/Call Agreement governs the dissolution of the affiliation between the Orthodontic Affiliate and the Company, whether caused by a termination or expiration of the Management Services Agreement or as a result of the cessation of practice by the Affiliated Orthodontist. In the case of a termination or expiration of the Management Services Agreement, the Orthodontic Affiliate may be required to repurchase the assets of the MSO utilized in the practice of the Affiliated Orthodontist as set forth on the MSO's balance sheet as at the end of the month immediately preceding the date of such termination (when the termination is initiated by the Company) or may have the right to repurchase such assets (when the termination is initiated by the

Orthodontic Affiliate). Such assets typically will include leasehold improvements, fixtures, furniture, furnishings, equipment, inventory, supplies and intangibles. In the event that the Company initiates the termination, the Orthodontic Affiliate is required to pay book value for the assets as shown on the MSO's balance sheet, and, in the event the Orthodontic Affiliate initiates the termination, the Company is required to pay an amount equal to the sum of
(a) the amount of cash paid to the Affiliated Orthodontist by the Company under the Affiliation Agreement, (b) the original principal amount of the Promissory Note (if any) issued by the Company to the Affiliated Orthodontist under the Affiliation Agreement and (c) the value of that number of shares of Common Stock issued to the Affiliated Orthodontist under the Affiliation Agreement, such value to be determined by multiplying such number of shares by the average last sales (or closing) price for the Company's Common Stock on the Nasdaq Small Cap Market for each of the 60 trading days immediately preceding the date the notice of the Orthodontic Affiliate's determination to repurchase such assets is delivered to the Company. When the Affiliated Orthodontist ceases practicing with the Orthodontic Affiliate, whether as a result of retirement, death, disability or other reason, the Company typically has the option to designate a successor orthodontist to purchase the Orthodontic Affiliate from the Affiliated Orthodontist in order to ensure that the Orthodontic Affiliate continues to operate and to perform its obligations under the Management Services Agreement. The Company may choose not to exercise this option where the Affiliated Orthodontist proposes to sell the Orthodontic Affiliate to another orthodontist previously approved by the Company to be the Affiliated Orthodontist's successor in the ownership of the Orthodontic Affiliate.


Competition

     The business of providing orthodontic services is highly competitive in each of the markets in which the Company operates. Each of the Company's Orthodontic Affiliates faces competition from orthodontists who maintain single offices or operate a single satellite office, as well as from orthodontists that maintain group practices or operate in multiple offices. The Orthodontic Affiliates also compete with dentists who provide certain orthodontic services. The provision of orthodontic services by such dentists has increased in recent years.


     At this time, the Company believes that there are three publicly-traded companies, Orthodontic Centers of America, Inc., Apple Orthodontix, Inc. and OrthAlliance, Inc., actively competing in the orthodontic practice management market and that there are several other companies participating in the market. These three competitors and the other companies are significantly larger and have greater financial, marketing and other resources than the Company. The Company will compete with these three companies and other companies both for expansion into new affiliate practices and for patients. Management, however, believes the Company appeals to that segment of the orthodontic market that relies primarily on traditional patient and general dentist referrals to generate new business while these three competitors and the other companies appeal to that segment of the orthodontic market that relies primarily on advertising and low fees to attract patients who would not otherwise seek orthodontic treatment.


     In addition, there are several companies pursuing strategies similar to the Company in other segments of the health care industry and additional companies with similar objectives may enter the Company's markets and compete with the Company. If a great number of competitors enter the orthodontic practice management market, it could drive up the purchase price of orthodontic practices adversely and affect the Company's expansion strategy. There can be no assurance that the Company will be able to compete effectively.


Government Regulation

     The field of orthodontics is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. In general, regulation of health care companies is increasing.

     Every state imposes licensing requirements on orthodontists and on facilities and services operated by orthodontists. In addition, federal and state laws regulate health maintenance organizations and other managed care organizations for which orthodontists may be providers. In connection with the entry into new markets, the Company and its Affiliated Orthodontists may become subject to compliance with additional regulations.

     The operations of Orthodontic Affiliates must meet federal, state and local regulatory standards in the areas of safety and health. Based on its familiarity with the operations of the Initial Orthodontic Affiliates and the activities of the Affiliated Orthodontists, management believes that the Initial Orthodontic Affiliates are in compliance in all material respects with all applicable federal, state and local laws and regulations.

     The laws of many states prohibit orthodontists from splitting fees with non-orthodontists and prohibit non-orthodontic entities (such as the Company) from practicing dentistry, including orthodontics, and from employing orthodontists or, in certain circumstances, orthodontic assistants. The laws of some states prohibit advertising of orthodontic services under a trade or corporate name and require that all advertising be in the name of the orthodontist. A number of states also regulate the content of advertisement of orthodontic services and the use of promotional gift items. A number of states limit the ability of a non-licensed dentist or non-orthodontist to own equipment or offices used in an orthodontic practice. Some of these states allow leasing of equipment and office space to an orthodontic practice, under a bona-fide lease, if the equipment and office remain in the complete care and custody of the orthodontist. Management believes, based on its familiarity with the operations of the Orthodontic Affiliates, the activities of the Company's Affiliated Orthodontists and applicable regulations, that the Company's current and planned activities do not constitute the prohibited practices contemplated by these statutes and regulations. There can be no assurance, however, that future interpretations of such laws, or the enactment of more stringent laws, will not require structural and organizational modifications of the Company's existing relationships with its Affiliated Orthodontists or the operation of the Orthodontic Affiliates. In addition, statutes in some states could restrict expansion of Company operations in those jurisdictions.

     The Company regularly monitors developments in laws and regulations relating to dentistry. The Company may be required to modify its agreements, operations and marketing from time to time in response to changes in the business and regulatory environment. The Company plans to structure all of its agreements, operations and marketing in accordance with applicable law, although there can be no assurance that its arrangements will not be successfully challenged or that required changes may not affect operations or profitability.


Employees


     At June 30, 1997, the Company had five employees and utilized ten independent contractors to assist with certain corporate functions and to provide consulting services to orthodontic practices. After consummation of the Acquisitions, the Company expects to employ approximately 45 employees, approximately evenly split between clinical and clerical employees. None of the Company's employees are represented by a collective bargaining agreement. The Company considers its relationship with its employees to be satisfactory.



Facilities

     The Company does not hold any leases for corporate facilities. In connection with consummating the Acquisitions, the Company expects to lease an average of 1,800 square feet of office space for each of the seven Initial Orthodontic Affiliates. The Company expects that the typical lease for office space will be for a term of approximately five years and generally provides for renewal options for additional years.

     Following completion of this Offering, the Company intends to establish and staff an office in Massachusetts for its financial operations. The Company expects to lease office space and maintain its financial records in Massachusetts.


Insurance

     The provision of orthodontic services entails an inherent risk of professional malpractice and other similar claims. Although the Company does not influence or control the practice of dentistry by the Affiliated Orthodontists or have responsibility for compliance with certain regulatory and other requirements directly applicable to Orthodontic Affiliates, the contractual relationship between the Company and the Orthodontic Affiliates may subject the Company to medical malpractice actions. There can be no assurance that claims, suits or complaints relating to services and products provided by Orthodontic Affiliates will not be asserted against the Company in the future. The availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of the Company. The cost of such insurance to the Orthodontic Affiliates may have an adverse effect on the Company's operations.

     The Management Services Agreements will require the Orthodontic Affiliates to maintain, at their expense, professional liability insurance for themselves and each orthodontist employed by or otherwise providing orthodontic services for the Orthodontic Affiliate in the minimum amount of $500,000 per occurrence and $1,000,000 in the aggregate. In addition, each Orthodontic Affiliate will undertake to comply with all applicable regulations and requirements, and the Company will be indemnified under the Management Services Agreements for claims against the Company arising in connection with actions by the Orthodontic Affiliates. The Company has applied for general liability insurance for itself and will require that it be named as an additional insured party on the professional liability insurance policies of the Orthodontic Affiliates pursuant to the Management Services Agreement. The Company does not maintain professional liability insurance for itself.

     The Company maintains other insurance coverages including property, workers' compensation and directors and officers liability insurance which Management considers to be adequate for the size of the Company and the nature of its business.


Litigation

     The Company does not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on the Company. The Company and its Orthodontic Affiliates may, from time to time, be party to litigation or administrative proceedings which arise in the normal course of business.

                                  MANAGEMENT


Directors and Executive Officers

     The following table sets forth certain information with respect to directors and executive officers of the Company:



Name                            Age     Position with the Company
-----------------------------   -----   -----------------------------------------------------------
Robert J. Schulhof  .........   55      President, Chief Executive Officer, Treasurer and Director
Dr. Dean C. Bellavia   ......   53      Director of Affiliate Programs (1) and Director
Edward M. Mulherin  .........   37      Chief Financial Officer
Floyd V. Elliott    .........   54      Director of Professional Relations and Staff
                                        Development (1) and Director
Dr. C. Joel Glovsky    ......   64      Chairman of the Board of Directors and Secretary
John J. Clarke, Jr.    ......   54      Director
Dr. David T. Grove  .........   56      Director

----------------

(1) Dr. Bellavia and Mr. Elliott will assume their respective positions as employees of the Company upon the closing of this Offering. See "--Employment Agreements."

     The Company's Board of Directors is comprised of six members, each of whom serves for one year. Each year the stockholders will elect Directors to serve for the following year. The Executive Officers are elected annually and serve at the discretion of the Board of Directors.

     Robert J. Schulhof, the Company's founder, has been the President and Chief Executive Officer of the Company since its formation in August 1996. In 1995, Mr. Schulhof founded OMEGA, LLC, a principal stockholder of the Company, and is the sole manager of OMEGA, LLC. From 1990 to 1994, Mr. Schulhof was the Chief Executive Officer of Solutions Providers, a California general partnership and a firm that offered integrated computer technology and practice management consulting services to the orthodontic industry, and from 1994 until he founded OMEGA LLC in 1995, Mr. Schulhof was an officer, director and principal stockholder of Integrated Management Systems, Inc., a firm providing software and consulting services to the orthodontic industry. Mr. Schulhof has been involved in the orthodontic industry for over twenty five years. He held senior management positions with Rocky Mountain Data Systems and its subsidiary, The Millennium Society, from 1970 to 1981. These entities were early entrants in computerized diagnostics and practice management for the orthodontic industry. Mr. Schulhof has authored or co-authored over 35 articles on orthodontic diagnosis, treatment and management. He holds a masters degree in Mathematical Statistics and Probability from the University of California at Los Angeles.

     Dean C. Bellavia, a co-founder of the Company, has been the Director of Affiliate Programs since its formation in August 1996. Dr. Bellavia operates his own orthodontic management consulting firm which he founded in 1974 and which he will continue to operate to the extent it does not adversely affect his duties for the Company. Dr. Bellavia has published numerous articles and three books in the orthodontic field. He holds a Ph.D in Bio-Engineering from Carnegie Mellon University.

     Edward M. Mulherin has provided consulting services as the part-time Chief Financial Officer of the Company since October 1996. Such services have been provided through LMG, a firm in which Mr. Mulherin is a principal stockholder and with which he has been associated since 1991. Mr. Mulherin is a certified public accountant and holds a B.S. in Accounting from Boston College and a J.D. from Suffolk University Law School.

     Floyd V. ("Sonny") Elliott joined the Company's Board of Directors in December 1996 and will become the Company's Director of Professional Relations and Staff Development upon the closing of this Offering. Mr. Elliott is the President of Elliott Enterprises, a consulting firm serving the orthodontic industry which he founded in 1991 and which he will continue to operate to the extent it does not adversely affect his duties for the Company. Prior to founding Elliott Enterprises, Mr. Elliott was president of Paradigm Practice Management, a management consulting firm working primarily with orthodontic practices.

     C. Joel Glovsky, a co-founder of the Company, has served as the Chairman of the Board of Directors and Secretary of the Company since its formation in August 1996. Dr. Glovsky has been engaged in the private practice of orthodontics since 1961. He is a graduate of the dental school of Tufts University and served as Assistant Clinical Professor there for 15 years. Dr. Glovsky is a diplomat of the American Board of Orthodontics. In October 1989, Dr. Glovsky co-founded The Standish Care Company, an assisted living company, and he served on the Board of Directors of Standish from 1989 to 1994.

     John J. Clarke, Jr. was elected to the Board of Directors of the Company in March 1997. Since 1971, Mr. Clarke has been a principal in Baldwin & Clarke Companies, a diversified financial services organization that provides investment banking and other financial advisory services. He is a director of Centerpoint Bank, a wholly-owned subsidiary of Community Bankshares, Inc., a bank holding company in Concord, New Hampshire. Mr. Clarke holds a B.A. from Northeastern University.

     David T. Grove has served on the Board of Directors of the Company since its inception in August 1996. Dr. Grove has been in the private practice of orthodontics in Nevada since 1971. Dr. Grove holds a dental degree from the University of Louisville, a Masters degree in Orthodontics from St. Louis University and a Masters degree in education from the University of Southern California. He served as Clinic Director for two years in the Orthodontics Department at the University of California at San Francisco. He is the Chairman of the Company's Clinical Advisory Board.


Board Committees

     The Board of Directors has established an Audit Committee and a Compensation Committee.

     Audit Committee. The Audit Committee has the responsibility for reviewing and supervising the financial controls of the Company. The Audit Committee makes recommendations to the Board of Directors of the Company with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's auditors concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Company. The Audit Committee consists of Dr. Glovsky and Mr. Clarke.

     Compensation Committee. The Compensation Committee has the responsibility for reviewing the performance of the officers of the Company and recommending to the Board of Directors of the Company salary and bonus amounts for all officers of the Company, subject to the terms of existing employment agreements. The Compensation Committee also has the responsibility for oversight and administration of the Company's stock and other compensatory plans. The Compensation Committee consists of Dr. Glovsky, Dr. Grove and Mr. Clarke.


Director Compensation

     Members of the Board will receive a fee of $500 for each Board meeting attended, and members of the Committees will receive a fee of $250 for each committee meeting attended. Board members are reimbursed for their out-of-pocket expenses for each meeting attended.


Clinical Advisory Board

     Following this Offering, the Company will establish a Clinical Advisory Board that will consist of one orthodontist from each Orthodontic Affiliate as well as experts in the orthodontic field. On an individual basis, members of the Clinical Advisory Board will advise the Company's management and employees on matters relating to policies affecting clinical practice issues. In addition, the Company's entire Clinical Advisory Board plans to meet at least twice a year to review and discuss the Company's progress.

     Dr. Grove will be the initial Chairman of the Clinical Advisory Board. Other members of the Clinical Advisory Board are expected to be: Dr. Michael Churosh, Dr. Scott E. Feldman, Dr. J. Keith Hilliard, Dr. Robert M. Ricketts, Dr. Theodore G. Saydyk, Jr., Dr. Robert R. Schmisseur, Dr. Clark E. Schneekluth and Dr. Jeff S. Zapalac.


Consultants

     Omega has entered into a consulting agreement with Dr. Glovsky, the Chairman of the Board of Directors of the Company, which will become effective upon the closing of this Offering. The initial term of the agreement is three years, and such term will be extended automatically on the third anniversary date of effectiveness and each anniversary date thereafter for an additional year, unless either party gives notice of termination prior to such extension. Dr. Glovsky will provide part-time consulting services to the Company in connection with identifying orthodontic practices with potential to become Orthodontic Affiliates and negotiating and closing Affiliation

Agreements with such practices. He will be paid monthly according to the following fee schedule: a one time fee of $2,500 for each orthodontic practice that becomes an Orthodontic Affiliate (other than the Initial Orthodontic Affiliates) in that month and, beginning in the first month after the Company has an aggregate of 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates), $5,000 per month, up to a maximum fee of $60,000 in the first 12 months after the agreement becomes effective. At the end of the first 12 months, the Company will review the workload of Dr. Glovsky under the agreement and propose a revised fee schedule for the remainder of the term of the agreement. If the parties cannot agree on a revised fee schedule, Dr. Glovsky shall continue to receive fees based upon the initial fee schedule.

     Omega has also entered into a consulting agreement with LMG which became effective on May 1, 1997 and provides that LMG shall render accounting and financial consulting services to the Company and shall make Mr. Mulherin, a principal stockholder of LMG, available to serve full-time as the Company's Chief Financial Officer. The initial term of the agreement is three years, and such term will be extended automatically on May 1, 2000 and on each May 1 thereafter for an additional year, unless either party gives notice of termination prior to such extension. LMG will be paid a monthly fee of $5,000 until the later of November 1, 1997 or the first month after the Company has an aggregate of 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates) and a monthly fee of $10,000 thereafter for the term of the agreement. In addition, the Company has granted LMG a non-qualified stock option under the Stock Option Plan to acquire 150,000 shares of the Company's Common Stock at an exercise price equal to the initial public offering price per share of the Common Stock. The Company has also agreed to indemnify LMG against certain liabilities that may arise in connection with the services to be rendered by LMG under the agreement.


Executive Compensation

     The following table sets forth compensation awarded to, earned by or paid to Robert J. Schulhof, the Company's Chief Executive Officer. No other executive officer or director earned a salary and bonus of more than $100,000 during the period from August 30, 1996 (inception) to December 31, 1996. The Company entered into an employment agreement with Mr. Schulhof effective January 1, 1997. See "--Employment Agreements." The Company did not grant any restricted stock awards, options or stock appreciation rights or make any long-term incentive plan payouts during such period, nor did any of the executive officers own options or stock appreciation rights during the period. The Company has no defined benefit or actuarial plans covering its employees.


                           Summary Compensation Table


                                                                        Long-Term
                                               Fiscal                  Compensation         All Other
         Name of Principal Position            Year     Salary ($)   Awards/Options ($)   Compensation ($)
--------------------------------------------   ------   ----------   ------------------   ----------------
Robert J. Schulhof
 President and Chief Executive Officer......   1996      $49,200            --                  --

     The Company has obtained key man life insurance providing coverage for the Company on the life of Mr. Schulhof in the amount of $1.0 million.


Employment Agreements

     Omega has entered into employment agreements (individually, an "Employment Agreement" and collectively, the "Employment Agreements") with each of Mr. Schulhof, Dr. Bellavia and Mr. Elliott (collectively, the "Executives"). Mr. Schulhof's Employment Agreement became effective January 1, 1997 and provides that he is employed as the President and Chief Executive Officer of the Company. The initial term of Mr. Schulhof's Employment Agreement is three years, and such term will be extended automatically on January 1, 2000 and on each January 1 thereafter for an additional year, unless Mr. Schulhof receives notice of termination prior to such extension. Mr. Schulhof is paid an annual base salary of $120,000, which amount is subject to annual review, and bonuses, the amounts of which are determined by the Compensation Committee. Mr. Schulhof also has the use of a company car or, at his election, will be paid an automobile allowance of $700 per month.

     Dr. Bellavia's Employment Agreement will become effective upon the closing of this Offering and provides that he will be employed as the Director of Affiliate Programs of the Company. The initial term of Dr. Bellavia's Employment Agreement is three years, and such term will be extended automatically on the third anniversary date of the effectiveness and on each anniversary date thereafter for an additional year, unless either party receives notice of termination prior to such extension. Dr. Bellavia initially will be paid monthly according to the following fee schedule: (i) a one time fee of $7,500 for each Orthodontic Affiliate (other than the Initial Orthodontic Affiliates) in which he initiates the implementation of the Model in that month and (ii) a fee of $208.33 for each Orthodontic Affiliate operating under the Model in that month. He will receive a monthly advance against these fees of $10,000, which advance will be reviewed quarterly by the Company and, to the extent it exceeds the fees earned for that quarter, the advance amount for the next quarter will be reduced by an equal amount. Beginning in the first month after the Company has 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates), the Company shall cease paying Dr. Bellavia according to this fee schedule. Thereafter, Dr. Bellavia's Employment Agreement provides for a base salary of $10,000 per month, which amount is subject to annual review, and bonuses, the amounts of which are determined by the Compensation Committee.

     Mr. Elliott's Employment Agreement will become effective upon the closing of this Offering and provides that he will be employed as the Director of Professional Relations and Staff Development of the Company. The initial term of Mr. Elliott's Employment Agreement is three years, and such term will be extended automatically on the third anniversary date of the effectiveness and on each anniversary date thereafter for an additional year, unless either party receives notice of termination prior to such extension. Mr. Elliott initially will be paid monthly according to the following fee schedule: (i) a one time fee of $2,500 for each orthodontic practice that becomes an Orthodontic Affiliate (other than the Initial Orthodontic Affiliates) in that month, (ii) a fee of $1,250 per day per seminar conducted by Mr. Elliott for an Orthodontic Affiliate in that month and (iii) a fee of $300 for each Orthodontic Affiliate to which Mr. Elliott provides consulting services in that month. He will receive a monthly advance against these fees of $10,000, which advance will be reviewed quarterly by the Company and, to the extent it exceeds the fees earned for that quarter, the advance amount for the next quarter will be reduced by an equal amount. Beginning in the first month after the Company has an aggregate of 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates), the Company shall cease paying Mr. Elliott according to this fee schedule. Thereafter, Mr. Elliott's Employment Agreement provides for a base salary of $10,000 per month, which amount is subject to annual review, and bonuses, the amounts of which are determined by the Compensation Committee.

     The Employment Agreements may be terminated by the Company or the respective Executives without cause with 90 days' prior written notice. Pursuant to the terms of the Employment Agreements, each of the Executives has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his Employment Agreement and for a period of one year thereafter, with certain exceptions. Agreements not to compete are not favored in the law and will generally only be enforced to the extent necessary to protect the employer's legitimate business interests. Accordingly, a court determining whether to enforce the not to compete clauses in the Employment Agreements may enforce the clauses as drafted or to a lesser extent than provided for in the Employment Agreements or may deny enforcement altogether.

     If the Executive suffers a "termination other than for cause" (as defined in the Employment Agreements), including such a termination within 24 months after a "change in control" (as defined in the Employment Agreements), the Executive is entitled to receive his accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination and severance payments of salary (at the rate payable at the time of such termination) for the longer of 12 months or the remaining term of the Employment Agreement. Each of the Executives may elect to receive from the Company a lump sum severance payment equal to the present value of the flow of cash from the severance payments of salary. In addition, each Executive is entitled to an accelerated vesting of any awards granted to the Executive under the Stock Option Plan. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

     If the Executive is terminated for "cause" (as defined in the Employment Agreements), he is entitled to receive his accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination, but shall receive no other severance benefits. Each of the Executives may also be terminated if he dies or becomes disabled for a period of 12 consecutive months. In the event of termination due to death or disability, the Executive (or his estate) shall receive the same payments, but no additional severance, except that, if the Executive becomes disabled, the Company will maintain his insurance benefits for the remaining term of his Employment Agreement.

Incentive Stock Plan

     Effective as of January 31, 1997, the Company adopted the Omega Orthodontics Incentive Stock Plan (the "Stock Option Plan"). The Company had reserved 300,000 of the authorized shares of Common Stock for issuance under the Stock Option Plan. On April 28, 1997, the Stock Option Plan was amended to increase the number of shares of Common Stock authorized for issuance under the Stock Option Plan to 450,000. Unless terminated earlier, the Stock Option Plan will terminate on January 30, 2007.

     Plan Administration; Eligibility. The Stock Option Plan is administered by a committee consisting solely of two or more non-employee Directors (the "Committee").

     The Committee has full power to select from among the persons eligible for awards the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the Stock Option Plan. Persons eligible to participate in the Stock Option Plan generally will be those employees and directors of the Company and consultants to the Company who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Committee.

     Stock Options Granted to Employees. The Stock Option Plan permits the granting of both incentive stock options ("Incentive Options") and non-qualified stock options ("Non-Qualified Options") to Company employees. The exercise price of each option shall be determined by the Committee but shall not be less than 100% of the fair market value for the shares on the date of grant. The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the Stock Option Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or postal or express money order, (ii) by delivery of shares of Common Stock valued at their fair market value on the exercise date or (iii) partially in cash and partially in stock. To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     Stock Options Granted to Non-Employee Directors and Consultants. The Stock Option Plan permits the granting of Non-Qualified Options to non-employee Directors of the Company and to consultants to the Company. The exercise price of such Non-Qualified Options shall be determined by the Committee and shall not be less than the fair market value of the Common Stock on the date of grant. The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the Stock Option Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or postal or express money order, (ii) by delivery of shares of Common Stock valued at their fair market value on the exercise date or (iii) partially in cash and partially in stock.

     Option Reloads. At the discretion of the Committee, options granted under the Stock Option Plan to employees, directors or consultants may include a so-called "reload" feature pursuant to which a participant exercising an option by delivery of shares of Common Stock may be automatically granted an additional option to purchase that number of shares equal to the number delivered to exercise the original option.

     Stock Appreciation Rights. At the discretion of the Committee, options granted under the Stock Option Plan to employees, directors or consultants may include stock appreciation rights. Such stock appreciation rights are only exercisable with their related stock options. Upon exercise of a stock appreciation right a grantee shall be entitled to receive in cash or stock the difference between the current fair market value of Common Stock and the original exercise price of the underlying stock option. Stock appreciation rights not exercised with the exercise of the underlying option will automatically terminate.

     Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee. Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date on which the restrictions will lapse and the shares become vested. The Committee may at any time waive such restrictions or accelerate such dates. If a participant who holds shares of Restricted Stock terminates the relationship with the Company for any reason (including death) prior to the vesting of such Restricted Stock, the Company shall have the right to require the forfeiture of such Restricted Stock in exchange for the amount, if any, which the participant paid for them. Prior to the vesting of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Stock Option Plan or in the Restricted Stock award agreement.

     The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Stock Option Plan ("Unrestricted Stock"). Unrestricted Stock may be issued in recognition of past services or other valid consideration.

     Performance Share Awards. The Committee may also grant awards ("Performance Shares") entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine. A recipient of a Performance Share award must enter into an agreement setting forth the applicable conditions, as determined by the Committee. Performance Shares may be awarded independently or in connection with stock options or other awards under the Stock Option Plan.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee shall make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments.

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the Stock Option Plan. Moreover, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Stock Option Plan to fail to satisfy any then applicable incentive stock option rules under Federal tax law or applicable requirements of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended. Currently, the incentive stock option regulations would require stockholder approval for an increase in the maximum number of shares issuable pursuant to Incentive Options under the Stock Option Plan, a modification in eligibility requirements under the Stock Option Plan, a material increase in the benefits accruing to participants under the Stock Option Plan or a material modification of the eligibility requirements under the Stock Option Plan.

     At April 28, 1997, options with respect to 350,000 shares of Common Stock have been granted to Dr. Bellavia, Mr. Elliott and LMG in the amounts of 50,000, 150,000 and 150,000 shares, respectively, at an exercise price equal to the initial public offering price for the shares and 100,000 shares of Common Stock were reserved for issuance pursuant to future grants under the Stock Option Plan. The options granted to Mr. Elliott and LMG vest in three equal installments on each of the first three anniversaries of the date of grant, and the options granted to Dr. Bellavia vest fully on the first anniversary of the date of grant. See "Certain Transactions."

                             CERTAIN TRANSACTIONS

     On August 31, 1996, Omega acquired OMEGA, LLC's orthodontic practice management business and certain related assets, management contracts and practice affiliation agreements in exchange for 1,050,000 shares of Omega's Common Stock. The related assets, contracts and agreements included certain computer and other office equipment; non-binding letters of intent with orthodontic practices to affiliate with OMEGA, LLC, four of which have been superseded by Affiliation Agreements; consulting services agreements which have provided limited revenues to Omega pending the consummation of the Acquisitions; consulting agreements with Dr. Bellavia and Mr. Elliott, both of which have been superseded by Employment Agreements; and the consulting agreement (which is described below) with Dr. Glovsky and Mayflower. Messrs. Schulhof, Glovsky, Grove and Bellavia, all of the then directors of Omega, held 330 (27.7%), 75 (6.3%), 150 (12.6%) and 100 (8.4%) of the membership points of
OMEGA, LLC, respectively, at the time of the transaction, and Mr. Schulhof was the sole manager of OMEGA, LLC.

     In connection with the acquisition by Omega of OMEGA, LLC's orthodontic practice management business, Omega assumed OMEGA, LLC's rights and obligations under an agreement with Dr. Glovsky, the Chairman of the Board of the Company, and Mayflower, a private banking firm, whereby Dr. Glovsky and Mayflower (the Consultants) agreed to provide certain consulting services to Omega regarding Omega's business plan, initial capital structure and private financing and orthodontic practice affiliation transactions and the identification and retention of Omega's Board of Directors, senior management team and professional advisors. Under the terms of the agreement, as amended and restated, 225,000 shares of Omega's Common Stock were issued to each of the Consultants to be held in escrow pending fulfillment of their consulting obligations to Omega. Following completion of the consulting services, all of such shares were released from the escrow on April 28, 1997 and delivered to the Consultants. In addition, Omega agreed to make cash payments to the Consultants aggregating $842,000 over three years beginning in January 1998. The Company is obligated to make quarterly payments to each of Dr. Glovsky and Mayflower on January 1, April 1, June 1 and September 1, 1998, 1999 and 2000 of $67,500, $27,000 and $10,800, respectively. Mayflower is a stockholder of the Company and holds 75 membership points of OMEGA, LLC, the Company's principal stockholder. See "Principal Stockholders" and "Underwriting."

     Omega has entered into a new consulting agreement with Dr. Glovsky which will become effective upon the closing of this Offering. The initial term of the agreement is three years, and Dr. Glovsky will provide consulting services to the Company in connection with identifying orthodontic practices with potential to become Orthodontic Affiliates and negotiating and closing Affiliation Agreements with such practices. He will be paid monthly according to the following fee schedule: a one time fee of $2,500 for each orthodontic practice that becomes an Orthodontic Affiliate (other than the Initial Orthodontic Affiliates) in that month and, beginning in the first month after the Company has an aggregate of 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates), $5,000 per month up to a maximum fee of $60,000 in the first 12 months after the agreement becomes effective. See "Management--Consultants."

     Omega has also entered into a consulting agreement with LMG which became effective on May 1, 1997 and provides that LMG shall render accounting and financial consulting services to the Company and shall make Mr. Mulherin, a principal stockholder of LMG, available to serve as the Company's Chief Financial Officer for no additional consideration. The initial term of the agreement is three years. LMG will be paid a monthly fee of $5,000 until the later of November 1, 1997 or the first month after the Company has an aggregate of 15 Orthodontic Affiliates (including the Initial Orthodontic Affiliates) and a monthly fee of $10,000 thereafter for the term of the agreement. In addition, the Company has granted LMG a non-qualified stock option under the Stock Option Plan to acquire 150,000 shares of the Company's Common Stock at an exercise price equal to the initial public offering price per share of the Common Stock. The Company has also agreed to indemnify LMG against certain liabilities that may arise in connection with the services to be rendered by LMG under the agreement. See "Management--Consultants."

     During September 1996, Drs. Glovsky and Bellavia, both directors of the Company and more than 5% owners of OMEGA, LLC, the Company's principal stockholder, purchased $25,000 and $50,000, respectively, of the Bridge Notes and received 5,000 and 10,000 shares, respectively, of the Company's Common Stock in connection therewith. In April, 1997, Dr. Glovsky and Dr. Grove, also a director of the Company, purchased an additional $5,000 and $25,000 of Bridge Notes, respectively, and received an additional 1,000 and 5,000 shares of the Common Stock, respectively, in connection therewith. The Company expects to repay all of its Bridge Notes from the net proceeds of this Offering, including the Bridge Notes held by Drs. Glovsky, Bellavia and Grove. See "Use of Proceeds."


     In June 1997, Dr. Glovksy and Dr. Grove purchased $25,000 each of Interim Notes, and Dr. Glovsky subsequently purchased an additional $60,000 of Interim Notes, all of which bear interest at the rate of 16% per annum and are payable upon the earlier of closing of this Offering or June 30, 1998. The Company intends to repay all of its Interim Notes from the net proceeds of this Offering, including the Interim Notes held by Dr. Glovsky and Dr. Grove. See "Use of Proceeds."



     The Company has entered into an Affiliation Agreement with Dr. Grove which the Company expects to close concurrently with the closing of this Offering. Pursuant to its agreement with Dr. Grove, a director of the Company, the Company will acquire certain assets of Dr. Grove's orthodontic practice in exchange for a cash payment of $333,567 and 129,721 shares of the Company's Common Stock.


     The Company believes that all prior transactions and loans between the Company and its officers, directors and 5% or greater stockholders have been on terms no less favorable than could be obtained by the Company from unaffiliated third parties. In connection with this Offering, the Company has adopted a policy to the effect that any future transactions between it and its officers, directors, principal stockholders and the affiliates of the foregoing persons be on terms no less favorable to the Company than could reasonably be obtained in arms-length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's outside independent directors disinterested in the transaction.

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 1997 and as adjusted to reflect the consummation of this Offering and the Acquisitions, by
(i) each person (or group of affiliated persons) who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Directors and Executive Officers of the Company and
(iii) all Directors and Executive Officers of the Company as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").





                                                              Percentage of Shares
                                                             Beneficially Owned (2)
                                                   ----------------------------------------
                                                   Number of Shares
Name and Address of                                 Beneficially      Before      After
Beneficial Owner (1)                                   Owned          Offering    Offering
-----------------------------------------------    ----------------   ---------   --------
The Orthodontic Management
 Effectiveness Group of America, LLC (3)
 3621 Silver Spur Lane
 Acton, CA 93510    ...........................        1,050,000         62.3%      26.6%
Robert J. Schulhof (4)
 3621 Silver Spur Lane
 Acton, CA 93510    ...........................        1,050,000         62.3%      26.6%
C. Joel Glovsky (5)
 44 Grey Lane
 Lynnfield, MA 01940   ........................          231,000         13.7%       5.8%
The Mayflower Group Ltd
 393 Commonwealth Ave.
 Boston, MA 02115   ...........................          225,000         13.4%       5.7%
David T. Grove (6)
 581 12th Street
 Elko, NV 89801  ..............................          134,721          8.0%       3.4%
Dean C. Bellavia
 44 Capen Boulevard
 Buffalo, NY 14214  ...........................           10,000            *          *
Edward M. Mulherin
 63 Chatham Street
 Boston, MA 02109   ...........................           10,000            *          *
Floyd V. Elliot
 2415 Eagle Rock
 Houston, TX 77080  ...........................               --           --         --
John J. Clarke, Jr.
 116B South River Road
 Bedford, NH 03110  ...........................               --           --         --
All directors and executive officers
 as a group (7 persons) (7)                            1,435,721         85.2%      36.3%


----------------

* Represents less than 1%.

 (1) Except as otherwise indicated, the Company believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.



 (2) The percentages shown are based on 1,685,000 shares of Common Stock outstanding as of August 31, 1997 and 3,950,314 shares of Common Stock expected to be outstanding upon completion of the Offering and consummation of the Acquisitions.



 (3) OMEGA, LLC is the record and beneficial owner of 1,050,000 shares of Common Stock which it acquired from Omega on August 31, 1996 in exchange for OMEGA, LLC's orthodontic practice management business and certain related assets and agreements. See "Certain Transactions." Mr. Schulhof holds 330 membership points in OMEGA, LLC, or 27.7% of the voting power of OMEGA, LLC, and is the sole manager of OMEGA, LLC with authority to vote and dispose of shares of the Common Stock of the Company held by OMEGA, LLC. Each of the following other officers and directors of Omega holds more than five percent of the membership points of OMEGA, LLC, and the amount of such holdings is as set forth in the parenthetical following the holder's name: C. Joel Glovsky (75 points or 6.3%); David T. Grove (150 points or 12.6%); Dean C. Bellavia (100 points or 8.4%); and Floyd V. Elliott (20 points or 1.7%).

 (4) Includes the 1,050,000 shares held by OMEGA, LLC which Mr. Schulhof may be deemed to beneficially own as the principal membership pointholder and the sole manager of OMEGA, LLC.

 (5) Includes 5,000 shares held of record by Dr. Glovsky's Individual Retirement Account.


 (6) Includes 129,721 shares of Common Stock which Dr. Grove will receive concurrently with the closing of this Offering in connection with the consummation of the Acquisitions. See "Certain Transactions."


 (7) See Notes 4, 5 and 6.

                           DESCRIPTION OF SECURITIES

General



     The Company is authorized to issue 9,500,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of August 31, 1997, 1,685,000 shares of Common Stock were issued and outstanding and held of record by 27 holders, and no shares of Preferred Stock were outstanding. Upon consummation of this Offering, an aggregate of 3,950,314 shares of Common Stock will be outstanding and no shares of Preferred Stock will be outstanding.




Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Stockholders have no right to cumulate their votes in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, including all distributions to holders of Preferred Stock having a liquidation preference over the Common Stock.


Preferred Stock

     The Board of Directors has the authority, without any further vote or action of the stockholders of the Company, to issue shares of the Preferred Stock in one or more series and to determine the relative rights and preferences of any such shares, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series without any further vote or action by the stockholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any shares of Preferred Stock.


Warrants

     The following summary description of certain provisions of the Warrants is believed to reflect the material provisions of the Warrants but is not necessarily complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."


     Exercise Price and Terms.  Each Warrant entitles the registered holder
thereof to purchase, at any time commencing                , 1998 [six (6)
months after the date of this Prospectus] until          , 2002 [five years
after the date of this Prospectus], one share of Common Stock at a price of
$         per share [110% of the initial public offering price per share of
Common Stock], subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the Warrants. The exercise price of the Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.


     Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock or the sale by the Company of its Common Stock or other securities convertible into Common Stock at a price below the exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.


     Redemption Provisions.  Commencing              , 1999 [eighteen (18)
months after the date of this Prospectus], the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on thirty (30) days' prior written notice to the warrantholders, if the average closing bid price of the Common Stock as reported on Nasdaq equals or exceeds
$         per share [200% of the initial public offering price per share of
Common Stock] for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.


     Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date five (5) years from the date of this Prospectus, at which time the Warrants will become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

     Warrantholder Not a Stockholder. The Warrants do not confer upon holders thereof any voting, dividend, or other rights as stockholders of the Company.

     Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price (other than as provided in the preceding sentence) and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders.

     The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. Although the Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

     The Warrants are separately transferable immediately upon issuance. Although the Securities will not be knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, investors in such jurisdictions may purchase Warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.


Limitations on Liability of Officers and Directors

     The Company's Certificate of Incorporation provides for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law, including some instances in which indemnification is otherwise discretionary under Delaware law. The Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty (other than liability for breaches of the director's duty of loyalty to the Company or its stockholders), for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. The Company believes that these provisions are essential to attracting and retaining qualified persons as officers and directors.

     Presently there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.


Registration Rights

     The holders of the 175,000 shares of Common Stock issued in connection with the sale of the Bridge Notes are entitled to certain rights with respect to the registration of such shares under the Securities Act. In the event that the Company proposes to register any of its securities under the Securities Act, except in connection with this Offering or pursuant to a registration statement on Forms S-4 or S-8, or similar or successor forms, such holders are entitled to include such shares of Common Stock in such registration, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration. The holders of at least 25% of such shares have the additional right to require the Company to prepare and file a registration statement under the Securities Act on Form S-3, or any successor form relating to secondary offerings, at any time after the Company becomes eligible to file a registration statement on Form S-3. The Company is not currently eligible to file a registration statement on Form S-3 and will not be so eligible until it has a security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has timely filed all reports and proxy material required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act for at least the 12 calendar months preceding the filing of such registration statement on Form S-3. The Company is required to use its best efforts to effect the registrations described above and is generally required to bear the expenses of all such registrations.


Anti-takeover Provisions

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at last 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.


Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Offering, there has been no market for the Common Stock or the Warrants of the Company, and no prediction can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock and the Warrants of the Company in the public market could adversely affect prevailing market prices for the Common Stock and the Warrants and the ability of the Company to raise equity capital in the future.


     Upon completion of this Offering, the Company will have outstanding 3,950,314 shares of Common Stock and 1,800,000 Warrants. Of these securities, the 1,800,000 Shares and 1,800,000 Warrants sold in this Offering will be available for immediate sale in the public market without restriction under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act.

     The remaining 2,150,314 shares (including the 465,314 shares to be issued in connection with the consummation of the Acquisitions, which shares do not carry any registration rights) held by existing stockholders will be restricted securities as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 promulgated under the Securities Act. Sales of the Restricted Shares in the public market, or the availability of such shares for sale, could adversely affect the market prices of the Common Stock and Warrants.


     In connection with the Company's plan to be affiliated with approximately 31 Orthodontic Affiliates by the end of the 12 months following this Offering, the Company expects to issue shares of its Common Stock to new Orthodontic Affiliates. The Company currently plans to issue such shares of its Common Stock without registration under the Securities Act and does not currently plan to offer registration rights with respect to such shares. Accordingly, the Company anticipates that the shares of its Common Stock issued in connection with affiliations subsequent to the Acquisitions will be Restricted Shares.


     All officers, directors and current stockholders of the Company have agreed not to, directly or indirectly, offer, agree or offer to sell, sell, transfer, pledge, assign, encumber, grant an option for the purchase or sale of, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 24 months following the effective date of the Registration Statement without the prior written consent of the Company and the Representative. The Company and the Representative have agreed that they will not consent to such a transaction involving shares of Common Stock obtained in connection with the Bridge Notes prior to 12 months following the effective date of the Registration Statement.



     As a result of these contractual restrictions, shares subject to lock-up agreements will not be saleable until the agreements expire. Upon expiration of the lock-up period, no shares of Common Stock will be eligible for sale pursuant to Rule 701 and 2,150,314 shares will be eligible for sale under Rule 144.

     In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the number of shares of Common Stock then outstanding (approximately 39,500 shares immediately after this Offering), or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                 UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom National Securities Corporation is acting as representative (in such capacity, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of Shares and Warrants set forth opposite their names:


             Underwriter                   Number of Shares     Number of Warrants
----------------------------------------   ------------------   -------------------
National Securities Corporation   ......
  Total   ..............................      1,800,000            1,800,000
                                              =========            =========

     The Underwriters are committed to purchase all the Shares of Common Stock and Warrants offered hereby, if any of such securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.


     The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain
dealers at such prices less concessions not in excess of $      per Share and
$   per Warrant. Such dealers may reallow a concession not in excess of $
per Share and $       per Warrant to certain other dealers. After the initial
public offering, the offering prices, concessions and reallowances to dealers may be changed by the Representative. No such change, however, shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.


     The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten, of which $50,000 has been paid to date.

     The Company has granted to the Underwriters an over-allotment option, exercisable during the forty-five (45) day period from the date of this Prospectus, to purchase up to an additional 270,000 shares of Common Stock and/or 270,000 Warrants at the initial public offering price per Share and Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company up to 180,000 shares of Common Stock and/or 180,000 Warrants (the "Representative's Warrants"). The Representative's Warrants are initially
exercisable at a price of $     per share of Common Stock [120% of the initial
public offering price per share of Common Stock] and $      per Warrant [120%
of the initial public offering price per Warrant] for a period of four (4) years, commencing at the beginning of the second year after their issuance and sale and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of shares of Common Stock and Warrants issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

     The Underwriting Agreement further provides that the Representative may designate for election one person to the Company's Board of Directors for a period of five (5) years from the effective date of the Registration Statement. The Representative does not currently intend to exercise this right. In the event the Representative elects not to exercise this right, the Representative may designate one person to attend meetings of the Company's Board of Directors. Such designee will be entitled to attend all meetings of the Company's Board of Directors and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company will reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with attendance at meetings of the Company's Board of Directors.

     From time to time, Mayflower, a party to a consulting agreement with the Company, has acted as a consultant to the Representative in connection with other public offerings. Mayflower is not acting as a consultant to the Representative in connection with this Offering. See "Certain Transactions."


     All officers and directors and current stockholders of the Company have agreed not to, directly or indirectly, offer, agree or offer to sell, sell, transfer, pledge, assign, encumber, grant an option for the purchase or sale of, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 24 months following the effective date of the Registration Statement without the prior written consent of the Company and the Representative. An appropriate legend will be marked on the face of certificates representing all such securities. The Company and the Representative have agreed that they will not consent to such a transaction involving shares of Common Stock obtained in connection with the Bridge Notes prior to 12 months following the effective date of the Registration Statement.


     In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Common Stock and/or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 270,000 shares of Common Stock and/or 270,000 Warrants, by exercising the over-allotment option referred to above. In addition, the Representative may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Securities that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the Securities at a level above which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering prices of the Securities have been determined arbitrarily by negotiations between Omega and the Representative and do not necessarily bear any relationship to the Omega's asset value, net worth, or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and the market for initial public offerings.

     Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission of 5% of the aggregate exercise price of such Warrants. However, no compensation will be paid to the Representative in connection with the exercise of the Warrants if
(a) the market price of the Common Stock is lower than the exercise price, (b) the Warrants are held in a discretionary account, or (c) the Warrants are exercised in an unsolicited transaction where the holder of the Warrant has not stated in writing that the transaction was solicited and has not designated in writing the Representative as soliciting agent. Unless granted an exemption by the Commission from its Rule 101 under Regulation M promulgated under the Securities Act, the Representative and any soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities for the period from five business days (or such applicable periods as Rule 101 under Regulation M may provide) prior to any solicitation of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Representative and any soliciting broker-dealers may be unable to continue to provide a market for the Common Stock or Warrants during certain periods while the Warrants are exercisable. If the Representative has engaged in any of the activities prohibited by Rule 101 under Regulation M during the periods described above, the Representative has undertaken to waive unconditionally its rights to receive a commission on the exercise of such Warrants.

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part for a more complete description thereof. See "Additional Information."


                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock and the Warrants are being passed upon for the Company by Robinson & Cole LLP, Boston, Massachusetts, special counsel to the Company. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel to the Underwriters in connection with this Offering.


                                    EXPERTS

     The financial statements of Omega Orthodontics, Inc. at December 31, 1996, and for the period from the date of August 30, 1996 (inception) through December 31, 1996, and the financial statements of Michael G. Churosh, D.D.S., M.S., Ltd., Dr. Scott E. Feldman, D.D.S., M.S., David T. Grove, D.M.D., Theodore G. Saydyk, Jr., D.D.S., M.S., P.C., Robert R. Schmisseur, D.D.S., M.S., P.C., Clark E. Schneekluth, D.D.S., M.D., Inc. and Jeff S. Zapalac, D.D.S., M.S., Inc. at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

     Prior to this Offering, the Company has not been a reporting company under the Securities Exchange Act of 1934, as amended. The Company has filed with the Commission the Registration Statement under the Securities Act with respect to the Common Stock and Warrants offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock and Warrants, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. This Prospectus contains descriptions or summaries, as indicated in the relevant context, of any contract, agreement or other document which is required by the Securities Act to be described in the Prospectus or filed as an exhibit to the Registration Statement of which this Prospectus is a part. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the Commission upon payment of the prescribed fee. The Registration Statement may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

                         INDEX TO FINANCIAL STATEMENTS




                                             Page
                                             -----
Unaudited Pro Forma Financial
   Statements of Omega
   Orthodontics, Inc.
Basis of Presentation   ..................    F-2
Unaudited Pro Forma Balance Sheet   ......    F-3
Unaudited Pro Forma Statements of
   Operations  ...........................    F-4
Notes to Unaudited Pro Forma
   Financial Statements ..................    F-6
Omega Orthodontics, Inc.
Report of Independent Auditors   .........    F-8
Balance Sheets ...........................    F-9
Statements of Operations   ...............   F-10
Statement of Stockholders' Deficit  ......   F-11
Statements of Cash Flows   ...............   F-12
Notes to Financial Statements ............   F-13
Michael G. Churosh, D.D.S., M.S.,
   Ltd.
Report of Independent Auditors   .........   F-17
Balance Sheets ...........................   F-18
Statements of Income and
   Accumulated Deficit  ..................   F-19
Statements of Cash Flows   ...............   F-20
Notes to Financial Statements ............   F-21
Dr. Scott E. Feldman, D.D.S., M.S.
Report of Independent Auditors   .........   F-26
Balance Sheets ...........................   F-27
Statements of Income and
   Proprietor's Capital ..................   F-28
Statements of Cash Flows   ...............   F-29
Notes to Financial Statements ............   F-30
David T. Grove, D.M.D.
Report of Independent Auditors   .........   F-33
Balance Sheets ...........................   F-34


                                             Page
                                             -----
Statements of Income and
   Proprietor's Capital ..................   F-35
Statements of Cash Flows   ...............   F-36
Notes to Financial Statements ............   F-37
Theodore G. Saydyk, Jr., D.D.S.,
   M.S., P.C.
Report of Independent Auditors   .........   F-41
Balance Sheets ...........................   F-42
Statements of Operations and
   Retained Earnings .....................   F-43
Statements of Cash Flows   ...............   F-44
Notes to Financial Statements ............   F-45
Robert R. Schmisseur, D.D.S.,
   M.S., P.C.
Report of Independent Auditors   .........   F-50
Balance Sheets ...........................   F-51
Statements of Operations and
   Accumulated Deficit  ..................   F-52
Statements of Cash Flows   ...............   F-53
Notes to Financial Statements ............   F-54
Clark E. Schneekluth, D.D.S.,
   M.D., Inc.
Report of Independent Auditors   .........   F-59
Balance Sheets ...........................   F-60
Statements of Operations and
   Accumulated Deficit  ..................   F-61
Statements of Cash Flows   ...............   F-62
Notes to Financial Statements ............   F-63
Jeff S. Zapalac, D.D.S., M.S., Inc.
Report of Independent Auditors   .........   F-67
Balance Sheets ...........................   F-68
Statements of Operations and
   Accumulated Deficit  ..................   F-69
Statements of Cash Flows   ...............   F-70
Notes to Financial Statements ............   F-71

       OMEGA ORTHODONTICS, INC. UNAUDITED PRO FORMA FINANCIAL STATEMENTS


                             BASIS OF PRESENTATION



     The following unaudited pro forma financial statements (i) give effect to the Acquisitions pursuant to which the Company will acquire substantially all of the equity interests of the Initial MSOs that hold certain assets of and are associated with the seven Initial Orthodontic Affiliates (except in the case of two sole proprietorships where it will acquire certain assets of such proprietorships) in exchange for 465,314 shares of the Company's Common Stock, cash, notes payable, stock options and the assumption of certain liabilities and (ii) reflect the effects of the provisions of the Affiliation Agreements and Management Services Agreements between the Company and each of the Initial Orthodontic Affiliates. For purposes of developing the unaudited pro forma balance sheet, the value of the Company's Common Stock is based upon the assumed initial public offering price of $6.00 per share. The estimated aggregate amounts to be allocated to the net assets acquired consist of:




   Common stock    ........................................ $2,791,884
   Cash   .................................................  2,111,797
   Notes payable   ........................................    142,535
                                                            -----------
                                                            $5,046,216
                                                            ===========


     The allocation is based upon preliminary estimates in accordance with generally accepted accounting principles. The actual allocation will be based on the estimated fair market value of the tangible and intangible assets and liabilities of such Initial MSOs (and the proprietorships) as of the date of the Acquisitions. For purposes of the pro forma financial statements, such allocation has been estimated as follows:




   Current assets    ....................................  $   902,640
   Intangible assets    .................................    5,202,787
   Property, equipment and improvements   ...............      303,364
   Liabilities ..........................................   (1,362,575)
                                                           -----------
                                                           $ 5,046,216
                                                           ===========




     The unaudited pro forma financial statements have been prepared by the Company based upon the historical financial statements of Omega and the Initial Orthodontic Affiliates included elsewhere in this Prospectus and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma balance sheet as of June 30, 1997 gives effect to the Acquisitions as if such transactions had occurred on June 30, 1997 and reflects the issuance of Interim Notes in the aggregate principal amount of $160,000 occurring subsequent to June 30, 1997. The pro forma statements of operations for the year ended December 31, 1996 and six months ended June 30, 1997 assumes the Acquisitions were completed on January 1, 1996. These pro forma financial statements may not be indicative of actual results as if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost efficiencies anticipated by the Company following consummation of the Acquisitions have been reflected in such pro forma financial statements; however, cost reductions as contractually agreed per the Management Services Agreements have been reflected in the pro forma financial statements. Also the pro forma financial statements do not include any costs for travel, consulting or professional fees associated with the identification, evaluation and integration of additional Orthodontic Affiliates, which costs include substantially all of the compensation of two executives of the Company. These costs may be substantial and may cause the Company to incur operating losses. Moreover, pro forma management expenses do not include the anticipated incremental costs of managing such additional Orthodontic Affiliates as the related management fees are not included in the pro forma revenues. Such costs may also be substantial and may vary according to the operations of each new Orthodontic Affiliate.



     The pro forma financial statements should be read in conjunction with the historical financial statements of Omega and each of the Initial Orthodontic Affiliates, including the related notes thereto, and "Management's Plan of Operation" that appear elsewhere in this Prospectus.

                            Omega Orthodontics, Inc.
                        Unaudited Pro Forma Balance Sheet
                                 June 30, 1997




                                                                         Initial
                                                        Omega           Orthodontic   Pro Forma
                                                 Orthodontics, Inc.     Affiliates   Adjustments  #      Pro Forma
                                                 ------------------   -------------  -----------  --- ---------------

ASSETS
-------
Current assets:
 Cash and cash equivalents .......................   $    47,103       $  127,647    $ (127,647)   1   $   207,103
                                                                                        160,000    5
 Patient receivables, net ........................         6,700          894,189                          900,889
 Other current assets  ...........................         3,200           13,105        (4,654)   1        11,651
 Due from selling orthodontists ..................        10,850          285,737      (285,737)   1        10,850
                                                        --------       -----------   -----------       ------------
  Total current assets ...........................        67,853        1,320,678      (258,038)         1,130,493
Property, equipment and improvements, net ........        10,351          560,717      (257,353)   1       313,715
Intangible assets ................................       864,071            5,532     5,197,255    3     6,066,858
Other assets  ....................................             0           82,098       (82,098)   1             0
                                                        --------       -----------   -----------       ------------
   Total assets ..................................      $942,275       $1,969,025    $4,599,766        $ 7,511,066
                                                        ========       ===========   ===========       ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Accounts payable and other current
   liabilities ...................................   $   583,689       $  479,425    $ (276,909)   1   $   786,205
 Deferred revenue ................................                      1,165,143      (325,335)   2       839,808
 Current portion of notes payable ................                        242,603      (185,920)   1        56,683
 Due to orthodontic affiliates ...................                                      247,923    2     2,359,720
 Due to related party ............................                                    2,111,797    3
 Loans payable ...................................       523,413                0                          523,413
                                                         925,000                0       160,000    5     1,085,000
  Total current liabilities  .....................   -----------       -----------   -----------       ------------
Notes payable to orthodontic affiliates  .........     2,032,102        1,887,171     1,731,556          5,650,829
Notes payable, less current portion   ............             0                0       142,535    3       142,535
Due to related party   ...........................             0          190,021      (174,376)   1        15,645
Stockholders' equity (deficit):                          437,400                                           437,400
 Preferred stock, $.01 par value per share;
  500,000 shares authorized; no shares
  outstanding    .................................             0                0             0                  0
 Common stock, $.01 par value per share;
   9,500,000 shares authorized; 1,685,000
   shares outstanding; 2,150,314 shares
   outstanding pro forma  ........................        16,850                0         4,653    3        21,503
 Additional paid-in capital  .....................     2,020,500                0     2,787,231    3     4,807,731
 Accumulated deficit   ...........................    (3,564,577)               0                       (3,564,577)
                                                     -----------       -----------   -----------       ------------
 Total stockholders' equity (deficit)    .........    (1,527,227)               0     2,791,884          1,264,657
Owner's equity (deficit)  ........................            --         (108,167)      108,167    4             0
                                                     -----------       -----------   -----------       ------------
  Total liabilities and stockholders' equity   ...   $   942,275       $1,969,025    $4,599,766        $ 7,511,066
                                                     ===========       ===========   ===========       ============

                            Omega Orthodontics, Inc.
                  Unaudited Pro Forma Statement of Operations
                    for the Six Months Ended June 30, 1997



                                              Omega          Initial
                                           Orthodontics     Orthodontic        Pro Forma
                                              Inc.          Affiliates        Adjustments     #      Pro Forma
                                           --------------   -------------   --------------   ----   ------------

Practice revenue  ......................   $         0      $2,174,276       $         0            $ 2,174,276
Orthodontists' compensation ............             0         361,331           219,770       1        581,101
                                           ------------     -----------      ------------           -----------
Net management revenue  ................             0       1,812,945          (219,770)             1,593,175
Direct practice expenses:
 Employee costs   ......................             0         560,752                                  560,752
 Other direct costs  ...................             0         591,150           (36,959)      2        554,191
 General and administrative ............             0         307,228          (162,881)      2        144,347
 Bad debt expense ......................             0               0                                        0
 Depreciation and amortization .........             0          69,229           (16,774)      4         52,455
                                           ------------     -----------      ------------           -----------
  Total direct practice expenses .......             0       1,528,359          (216,614)             1,311,745
                                           ------------     -----------      ------------           -----------
Income from operations before
 management expenses ...................             0         284,586            (3,156)               281,430
Management expenses:
 Employee and consulting costs .........       107,578               0            33,172       5        140,750
 Non-recurring consulting expense ......     2,867,400               0        (2,867,400)      5              0
 General and administrative ............       323,237               0          (199,631)      5        123,606
 Amortization of goodwill ..............             0                            65,724       6         65,724
                                           ------------                      ------------           -----------
  Total management expenses ............     3,298,215               0        (2,968,135)               330,080
                                           ------------     -----------      ------------           -----------
Income (loss) from operations ..........    (3,298,215)        284,586         2,964,979                (48,650)
                                                                             |    14,536       7
Interest expense, net ..................       (78,821)        (17,834)      |--  81,145       8         (7,032)
                                                                             |    (6,058)      9
Other consulting revenue ...............        44,571               0           (21,805)     10         22,766
                                           ------------     -----------      ------------           -----------
Income (loss) before income taxes ......    (3,332,465)        266,752         3,032,797                (32,916)
Provision for income taxes .............             0           3,326             1,159      11          4,485
                                           ------------     -----------      ------------           -----------
 Net income (loss) .....................   $(3,332,465)     $  263,426       $ 3,031,638            $   (37,401)
                                           ============     ===========      ============           ===========
 Pro forma net loss per share ..........   $     (1.98)                                             $     (0.02)
                                           ============                                             ===========
Shares used to compute net loss per
 share .................................     1,685,000                           646,147      12      2,331,147
                                           ============                      ============           ===========

                            Omega Orthodontics, Inc.
                  Unaudited Pro Forma Statement of Operations
                     for the Year Ended December 31, 1996




                                            August 30, 1996      Initial
                                             (Inception) to    Orthodontic     Pro Forma
                                           December 31, 1996    Affiliates    Adjustments   #   Pro Forma
                                           ------------------- ------------- ------------- ---- ----------

Practice revenue  ........................     $        0      $4,615,677     $        0        $4,615,677
Orthodontists' compensation ..............              0       1,014,584        267,151     1   1,281,735
                                               ----------      -----------    ----------        ----------
Net management revenue ...................              0       3,601,093       (267,151)        3,333,942
Direct practice expenses:
 Employee costs ..........................              0       1,049,041                        1,049,041
 Other direct costs ......................              0       1,035,321         36,678     2   1,071,999
 General and administrative ..............              0         735,763       (452,753)    2     283,010
 Bad debt expense ........................              0          89,056        (23,894)    3      65,162
 Depreciation and amortization ...........              0         153,098        (33,549)    4     119,549
                                               ----------      -----------    ----------        ----------
  Total direct practice expenses .........              0       3,062,279       (473,518)        2,588,761
                                               ----------      -----------    ----------        ----------
Income from operations before
 management expenses .....................              0         538,814        206,367           745,181
Management expenses:
 Employee and consulting costs ...........         90,554               0        190,946     5     281,500
 General and administrative ..............        157,464               0         89,746     5     247,210
 Amortization of goodwill ................              0               0        128,945     6     128,945
                                               ----------      -----------    ----------        ----------
  Total management expenses ..............        248,018               0        409,637           657,655
                                               ----------      -----------    ----------        ----------
Income (loss) from operations ............       (248,018)        538,814       (203,270)           87,526
                                                                             |    26,764     7
Interest expense, net ....................        (27,172)        (29,773)   |-   29,635     8     (12,662)
                                                                             |   (12,116)    9
Other consulting revenue .................         43,078               0        (21,972)   10      21,106
                                               ----------      -----------    ----------        ----------
Income (loss) before income taxes ........       (232,112)        509,041       (180,959)           95,970
Provision (benefit) for income taxes .....              0         (32,297)       107,542    11      75,245
                                               ----------      -----------    ----------        ----------
 Net income (loss)........................     $ (232,112)     $  541,338     $ (288,501)       $   20,725
                                               ==========      ===========    ==========        ==========
 Pro forma net income (loss) per
  share ..................................     $    (0.14)                                      $      .01
                                               ==========                                       ==========
Shares used to compute net income
 (loss) per share ........................      1,685,000                        646,147    12   2,331,147
                                               ==========                     ==========        ==========

                           Omega Orthodontics, Inc.
                          Notes to Unaudited Pro Forma
                              Financial Statements


     The accompanying unaudited pro forma financial statements present the pro forma financial position of the Company as of June 30, 1997 and the pro forma results of its operations for the year ended December 31, 1996 and the six months ended June 30, 1997. The Company was incorporated in August 1996.

     The unaudited pro forma financial statements also include the historical financial position at December 31, 1996 and June 30, 1997 and results of operations for the year ended December 31, 1996 and the six months ended June 30, 1997, of all of the following entities which comprise the Initial Orthodontic Affiliates:


   Michael G. Churosh, D.D.S., M.S., Ltd.
   Dr. Scott E. Feldman, D.D.S., M.S.
   Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.
   Robert R. Schmisseur, D.D.S., M.S., P.C.
   Clark E. Schneekluth, D.D.S., M.D., Inc.
   Jeff S. Zapalac, D.D.S., M.S., Inc.
   David T. Grove, D.M.D.


Unaudited Pro Forma Balance Sheet Adjustments:

 1. Historical assets and liabilities of the Initial Orthodontic Affiliates are included in the pro forma balance sheet pursuant to the terms and conditions of the underlying Affiliation Agreements. The pro forma balance sheet reflects excluded assets and liabilities that are not to be acquired or assumed as part of the Affiliation Agreements, including all cash and cash equivalents, notes receivable and payable to the Initial Orthodontic Affiliates and any amounts owed by the Initial Orthodontic Affiliates which are unrelated to the assets acquired.

 2. Represents the adjustment of due to orthodontic affiliates and deferred revenue (patient prepayments) to reflect the portion of gross patient receivables and practice revenue retained by the Affiliated Orthodontists.


 3. Represents the allocation of the purchase price to the assets and liabilities at their estimated fair market values at the date of consummation of the Acquisitions. Upon consummation of this Offering, the Company will pay the $2,111,797 included in the unaudited pro forma balance sheet as due to Orthodontic Affiliates and issue Common Stock and stock options as outlined in the Affiliation Agreements.


 4. Represents the elimination of historical owners' equity (deficit) of the Initial Orthodontic Affiliates.

 5. To reflect the issuance of Interim Notes in the aggregate principal amount of $160,000 occurring subsequent to June 30, 1997.



Unaudited Pro Forma Statement of Operations Adjustments:

 1. To reclass equity distributions made by certain Initial Orthodontic Affiliates that practice as sole proprietors to orthodontists' compensation and to adjust the Affiliated Orthodontists' compensation to agree with the Management Services Agreements. The Initial Orthodontic Affiliates retain the difference between practice revenue and the management fee earned by the Company. The Initial Orthodontic Affiliates typically earn 25% to 35% of practice revenue. In addition, a portion of the profits, if any, exceeding an agreed upon profit target will generally be shared with the Orthodontic Affiliate.

 2. To adjust direct practice expenses of the Initial Orthodontic Affiliates to reflect the expenses that would have been payable under the Management Services Agreements. Excluded expenses represent those costs that the

                           Omega Orthodontics, Inc.
                          Notes to Unaudited Pro Forma
                        Financial Statements (Continued)

    Initial Orthodontic Affiliates are responsible for paying directly, including salaries and benefits of the Affiliated Orthodontist and any other practice providers, physician licensing fees, board certification fees, professional liability insurance premiums, certain professional education expenses and legal and professional fees.

 3. To adjust bad debt expense to reflect only the portion related to the Company's net management revenue and related patient receivables.

 4. To adjust depreciation and amortization expense to reflect the exclusion of certain fixed assets from the historical assets purchased in accordance with the Affiliation Agreements.


 5. To adjust management expenses to reflect an estimate of operations and management of only the seven Initial Orthodontic Affiliates, and to exclude the non-recurring consulting expense of $2,867,400 that the Company recognized in April 1997 for past services rendered by two consultants. Moreover, costs that will be incurred related to identifying, evaluating and integrating additional Orthodontic Affiliates have not been included. Such costs could be substantial and may cause the Company to incur operating losses.


 6. Represents the amortization of intangible assets over 40 years.

 7. Represents elimination of interest expense associated with the liabilities excluded from the historical liabilities assumed in accordance with the Affiliation Agreements. Also represents the elimination of interest income earned on cash excluded from the historical assets purchased in accordance with the Affiliation Agreements.

 8. Represents the elimination of interest expense incurred in connection with the Bridge Notes and the Interim Notes (loans payable) that is assumed to be paid off from the proceeds of this Offering.

 9. To adjust interest expense to reflect the amount incurred in connection with the issuance of debt in connection with the Acquisitions.


10. Represents the elimination of other consulting fees earned from the Initial Orthodontic Affiliates. The historical statement of operations of Omega represents operating results from August 30, 1996 (inception) to December 31, 1996 and for the six months ended June 30, 1997.


11. To reflect federal and state income taxes assuming a 40% statutory income tax rate, increased by the non-deductible portion of goodwill amortization.



12. Based upon the historical shares used to compute net income per share increased by (i) the assumed issuance of 180,833 shares of Common Stock to repay $1,085,000 of outstanding Bridge and Interim Notes and (ii) the issuance of 465,314 shares of Common Stock at the assumed initial public offering price of $6.00 per share in connection with the assumed affiliation with the seven Initial Orthodontic Affiliates.

                        Report of Independent Auditors

To the Board of Directors and Stockholders
Omega Orthodontics, Inc.

     We have audited the accompanying balance sheet of Omega Orthodontics, Inc. (the Company) as of December 31, 1996 and the related statements of operations, stockholders' deficit, and cash flows for the period from August 30, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omega Orthodontics, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has an accumulated deficit of $232,112, and a working capital deficiency of $368,032 at December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP



Boston, Massachusetts
March 7, 1997, except for Note 8,
 as to which the date is May 12, 1997

                           Omega Orthodontics, Inc.

                                Balance Sheets


                                                              December 31, 1996    June 30, 1997
                                                              -----------------    -------------
                                                                                    (unaudited)
ASSETS
-------
Current assets:
 Cash and cash equivalents ................................      $ 321,057         $    47,103
 Accounts receivable net of allowance for doubtful accounts
  of $5,700:
  Trade ...................................................          8,900               6,700
  Related parties .........................................          9,396              10,850
                                                                 ---------         ------------
                                                                    18,296              17,550
 Prepaid expenses and other assets ........................          4,000               3,200
                                                                 ---------         ------------
Total current assets ......................................        343,353              67,853
Equipment, net ............................................         10,096              10,351
Other assets, net .........................................        137,474             864,071
                                                                 ---------         ------------
Total assets ..............................................      $ 490,923         $   942,275
                                                                 =========         ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
Current liabilities:
 Accounts payable .........................................      $  21,234         $    55,720
 Due to related parties ...................................         27,036             523,413
 Accrued expenses .........................................         88,115             527,969
 Notes payable ............................................        575,000             925,000
                                                                 ---------         ------------
Total current liabilities .................................        711,385           2,032,102
Due to related parties, less current portion ..............             --             437,400
Commitments and contingencies
Stockholders' deficit:
 Common stock, $.01 par value, 10,000,000 shares
  authorized, 1,615,000 and 1,685,000 shares issued and
  outstanding at December 31, 1996 and June 30, 1997,
  respectively ............................................         16,150              16,850
 Additional paid-in capital ...............................             --           2,020,500
 Accumulated deficit ......................................       (232,112)         (3,564,577)
 Deferred compensation ....................................         (4,500)                 --
                                                                 ---------         ------------
Total stockholders' deficit ...............................       (220,462)         (1,527,227)
                                                                 ---------         ------------
Total liabilities and stockholders' deficit ...............      $ 490,923         $   942,275
                                                                 =========         ============



                            See accompanying notes.

                           Omega Orthodontics, Inc.

                           Statements of Operations



                                              For the period from
                                                August 30, 1996       Six Months    Three Months
                                                  (inception)           ended           ended
                                             to December 31, 1996   June 30, 1997   June 30, 1997
                                             --------------------   -------------   -------------
                                                                     (unaudited)     (unaudited)
Revenue:
 Management consulting fees  ................     $   43,078         $    44,571    $    21,345
Direct expenses:
 Employee costs .............................         90,554             107,578         53,347
 Other costs ................................         11,678              43,856         36,571
                                                  ----------         -----------    ------------
Total direct expenses .......................        102,232             151,434         89,918
Non-recurring consulting expense ............             --           2,867,400      2,867,400
General and administrative ..................        144,670             277,553        122,428
Depreciation ................................          1,116               1,828            914
                                                  ----------         -----------    ------------
Operating loss ..............................       (204,940)         (3,253,644)    (3,059,315)
Interest income .............................          2,463               2,324            896
Interest expense ............................        (29,635)            (81,145)       (49,799)
                                                  ----------         -----------    ------------
Net loss ....................................     $ (232,112)        $(3,332,465)   $(3,108,218)
                                                  ==========         ===========    ============
Net loss per share ..........................     $    (0.14)        $     (1.98)   $     (1.84)
                                                  ==========         ===========    ============
Shares used to compute net loss per share ...      1,685,000           1,685,000      1,685,000
                                                  ==========         ===========    ============



                            See accompanying notes.

                           Omega Orthodontics, Inc.

                      Statement of Stockholders' Deficit



                                                               Additional                                       Total
                                         Common Stock           Paid-in       Accumulated      Deferred      Stockholders'
                                     Shares       Amount        Capital         Deficit       Compensation      Deficit
                                    -----------   ---------   ------------   --------------   ------------   --------------
Issuance of common stock in
 connection with asset
 acquisition ....................   1,050,000     $10,500                                                     $    10,500
Issuance of common stock in
 connection with debt
 offering .......................     115,000       1,150                                                           1,150
Issuance of common stock in
 connection with the
 Advisor's agreement ............     450,000       4,500                                        $(4,500)              --
Net loss for the period .........          --          --                     $  (232,112)            --         (232,112)
                                    ----------    --------                    -----------        -------      ------------
Balance at December 31,
 1996 ...........................   1,615,000      16,150                        (232,112)        (4,500)        (220,462)
Issuance of common stock in
 connection with debt
 offering (unaudited) ...........      60,000         600                              --             --              600
Release from escrow of
 common stock previously
 issued to Advisors
 (unaudited) ....................          --          --     $2,020,500                           4,500        2,025,000
Issuance of common stock in
 connection with
 Consultant's agreement
 (unaudited) ....................      10,000         100             --               --             --              100
Net loss for the period
 (unaudited) ....................          --          --             --       (3,332,465)            --       (3,332,465)
                                    ----------    --------    -----------     -----------        -------      ------------
Balance at June 30, 1997
 (unaudited) ....................   1,685,000     $16,850     $2,020,500      $(3,564,577)       $    --      $(1,527,227)
                                    ==========    ========    ===========     ===========        =======      ============


                            See accompanying notes.

                           Omega Orthodontics, Inc.

                           Statements of Cash Flows



                                                                       For the period from
                                                                         August 30, 1996         Six Months
                                                                           (inception)             ended
                                                                       to December 31, 1996    June 30, 1997
                                                                       --------------------    -------------
                                                                                                (unaudited)
 Operating activities
 Net loss  .........................................................        $(232,112)         $(3,332,465)
 Adjustments to reconcile net loss to net cash used in operating activities:
   Amortized debt financing costs ..................................            9,500               28,872
   Provision for bad debts .........................................            5,700                   --
   Depreciation  ...................................................            2,430                1,828
   Stock compensation  .............................................               --            2,867,400
   Changes in operating assets and liabilities:
    Accounts receivable ............................................          (23,996)                 746
    Prepaid expenses and other assets ..............................           (4,000)                 800
    Accounts payable ...............................................           21,234               34,486
    Due to related parties .........................................           27,036               91,377
    Accrued expenses ...............................................           88,115                 (247)
                                                                            ---------          -----------
 Net cash used in operating activities .............................         (106,093)            (307,203)
 Investing activities
 Purchases of equipment ............................................           (7,284)              (1,425)
 Other assets ......................................................           (1,644)                  --
                                                                            ---------          -----------
 Net cash used in investing activities .............................           (8,928)              (1,425)
 Financing activities
 Deferred offering costs ...........................................         (101,228)            (296,426)
 Debt financing costs ..............................................          (37,694)             (18,900)
 Proceeds from issuance of notes payable ...........................          575,000              350,000
                                                                            ---------          -----------
 Net cash provided by financing activities .........................          436,078               34,674
                                                                            ---------          -----------
 Net increase (decrease) in cash and cash equivalents ..............          321,057             (273,954)
 Cash and cash equivalents at beginning of period ..................               --              321,057
                                                                            ---------          -----------
 Cash and cash equivalents at end of period ........................        $ 321,057          $    47,103
                                                                            =========          ===========
 Supplemental disclosures:
  Interest paid ....................................................        $  20,135          $    52,273
                                                                            =========          ===========


                            See accompanying notes.

                           Omega Orthodontics, Inc.

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


The Company

     Omega Orthodontics, Inc., (the Company) was incorporated in Delaware in August 1996 and subsequently acquired the assets and certain consulting contracts held by The Orthodontic Management Effectiveness Group of America, LLC (Omega, LLC), a California-based orthodontic practice management and consulting firm, in exchange for 1,050,000 shares of the Company's common stock.

     The Company will provide management and marketing services to orthodontic practices in the United States. The Company offers its services primarily under an "affiliate" relationship whereby it purchases the equity interests of the management services organization that holds certain assets of and is associated with an orthodontic practice and enters into a long term management services agreement with the practice of the selling orthodontist. Pursuant to that agreement, the Company receives a monthly management fee for providing all of the orthodontist's practice needs, including facility, staff and supplies, as well as a program of systems, methods and procedures designed to enhance the growth, efficiency and profitability of the practice.


Going Concern

     The Company has no significant operating history and has an accumulated deficit of $232,112, and a working capital deficiency of $368,032 at December 31, 1996. In order to continue operations, the Company is seeking to raise capital through the initial public offering as contemplated in this Prospectus. If such offering is not successful, the Company would need to scale back operations, seek alternative financing sources which are not now available, or both.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Cash and Cash Equivalents

     For purposes of its cash flow statement, the Company considers all highly liquid investments with original maturities of three month or less when purchased to be cash and cash equivalents.


Equipment

     Equipment is stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which is five years. Equipment cost amounted to $11,212 and accumulated depreciation amounted to $1,116 at December 31, 1996.


Intangible assets

     Intangible assets, consisting primarily of goodwill and organizational costs, are amortized on a straight line basis over useful lives of five to forty years.


Revenue Recognition

     The Company provides management consulting services to orthodontic practices under consulting agreements. Revenue is recognized as the services are provided.

                           Omega Orthodontics, Inc.

                               December 31, 1996

1.  Summary of Significant Accounting Policies (Continued)

Income Taxes

     The Company provides for income taxes under the liability method prescribed by Statement of Financial Accounting, Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS No. 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, a full valuation allowance has been applied against the deferred tax assets at December 31, 1996. The Company prepares its tax return on the cash basis.


Net Loss Per Share

     Net loss per share is computed using the weighted average number of outstanding shares of common stock and common stock equivalents, and the exercise of stock options (using the treasury stock method). Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive; however, pursuant to the requirements of the Securities and Exchange Commission, common shares and common equivalent shares relating to stock options (using the treasury stock method and the initial public offering price) issued during the twelve months prior to the filing of an initial public offering are considered outstanding for all periods presented whether or not they are anti-dilutive.


Interim Financial Statements


     The balance sheet at June 30, 1997, the statements of operations for the three months and six months ended June 30, 1997, the statements of cash flows for the six months ended June 30, 1997 and the statement of stockholders' deficit for the six months ended June 30, 1997 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for the interim period. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.



2. Other Assets

     Other assets are comprised of the following at December 31, 1996:


     Deferred offering costs .............................   $101,228
     Debt financing costs ................................     38,844
     Intangible assets ...................................      8,216
                                                            ---------
                                                              148,288
     Less accumulated amortization .......................     10,814
                                                            ---------
     Other assets, net ...................................   $137,474
                                                            =========

     Deferred offering costs include all expenses incurred in connection with the preparation of the initial public offering as contemplated in this Prospectus, but does not include any costs contingent upon consummation of the offering (see Note 4). Debt financing costs incurred in connection with the issuance of $575,000 of notes payable are being amortized over the term of the debt (see Note 3).


3. Notes Payable

     During 1996, the Company issued a series of notes in the aggregate principal amount of $575,000. The notes bear interest at 15% per annum and are due on the earlier of September 30, 1997 or upon consummation of an initial public offering as contemplated in this Prospectus. In consideration for the purchase of the notes, the Company issued to the noteholders 115,000 shares of common stock for no additional payment (see Note 8).

                           Omega Orthodontics, Inc.

                               December 31, 1996

4. Stockholders' Deficit

     The Board of Directors voted to amend the Certificate of Incorporation and revise the number of authorized shares of common stock to 9,500,000 and authorize 500,000 shares of preferred stock, $.01 par value, effective February 12, 1997. The preferred stock shares will be issuable in one or more series, each such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

     The Company adopted a Stock Incentive Plan (the Plan) effective January 31, 1997. Plan awards in the form of stock options, stock appreciation rights, restricted stock, and stock grants may be issued to employees, consultants and advisers of the Company at prices to be determined by the Board of Directors. The Plan will terminate on January 30, 2007. A total of 300,000 shares of common stock were initially reserved for issuance under the Plan and no grants were made as of December 31, 1996 (see Note 8 for subsequent revisions).

     The Company has an agreement with a private bank and the Chairman of the Board of Directors (the Consultants), whereby the Consultants have agreed to provide certain consulting services to the Company. As consideration for such services, the Company contingently issued 450,000 shares of common stock to the Consultants at no additional cost and simultaneously placed such shares in escrow. As of December 31, 1996, the 450,000 shares are included in outstanding common stock at their nominal fair value at the date of issuance with a corresponding deferred charge. These shares were subsequently released from escrow upon completion of such services (see Note 8).

     The Company has agreed to issue 10,000 shares of common stock for nominal consideration to the chief financial officer of the Company in return for assistance in the preparation of financial information and performance of the related duties. These shares were subsequently issued upon completion of services (see Note 8).


5. Income Taxes

     Since the Company has incurred only losses since inception, and due to the degree of uncertainty related to the use of the loss carryforwards, the Company has fully reserved this benefit. At December 31, 1996, the Company had tax net operating loss carryforwards of approximately $232,112 available to offset federal and state taxable income which expire in 2011. In accordance with
Section 382 of the Internal Revenue Code, the use of the above carryforwards may be subject to annual limitations based upon ownership changes of the Company's stock which have occurred.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1996 are as follows:


     Net operating loss carryforwards ....................   $ 92,845
     Valuation allowance .................................    (92,845)
                                                             --------
     Net deferred tax asset ..............................   $      0
                                                             ========

6. Related Party Transactions

     Two Directors of the Company purchased an aggregate of $75,000 of the notes payable and received 15,000 shares of the Company's common stock in connection therewith. (See Note 8 for subsequent issuances). In addition, three Directors performed consulting services for the Company for which they were compensated an aggregate of approximately $90,000 in 1996.

                           Omega Orthodontics, Inc.

                               December 31, 1996

7. Commitments and Contingencies



     Since its inception in August 1996, the Company has undertaken to enter into certain affiliate agreements with seven orthodontic practices (affiliate orthodontists) in the United States. In the event of a successful public offering of the Company's common stock, these agreements provide for the purchase by the Company of the equity interests in a management services organization (MSO) to be formed by the selling orthodontist for consideration ranging from $342,000 to $1,082,000 for each such MSO. The estimated aggregate purchase price of the seven practices under agreement, $5,046,000, will be paid through a combination of cash of approximately $2,112,000, five-year term notes totaling $142,000 and shares of common stock of the Company with a fair value at the date of issue of approximately $2,792,000.



     Concurrent with the acquisition of the MSO, the Company and the MSO enter into a 20-year management services agreement, renewable for an additional 20 years, with each affiliate orthodontist. The agreement will stipulate that the MSO provide practice management and marketing services, facilities and non-clinical personnel to the affiliate orthodontic for a monthly fee, generally equal to 65% to 75% of the affiliate orthodontist's gross patient fee collections. Conversely, the affiliate orthodontist will have sole authority to direct the business, professional and ethical aspects of the practice, make all professional hiring decisions, render patient care, and keep all patient dental records. The affiliate orthodontist will also be responsible for entering into an employment agreement, including non-competition provisions, with each orthodontist employed and paying all salaries for dental professionals, professional licensure and board certification fees and professional liability insurance premiums.

     The affiliate orthodontist will have certain rights and obligations to repurchase, and the MSO will have the right to require the affiliate orthodontist to repurchase, the non-clinical practice assets held by the MSO in the event that the management services agreement is terminated. Such purchases will generally require payment of the book value of the net assets of the MSO. The MSO will also have certain rights to designate a successor orthodontist to acquire the practice of the affiliate orthodontist when the orthodontist ceases practice.

     The acquisitions are anticipated to result in substantial goodwill which will be amortized over the term of the management services agreement. All acquisitions and related management services agreements are contingent upon the consummation of the initial public offering as contemplated in this Prospectus.



8. Subsequent Events

     On April 28, 1997 and May 12, 1997, the Board of Directors took the following actions: (i) voted to increase the number of shares of common stock authorized for issuance under the Stock Incentive Plan (the Plan) to 450,000 shares (see Note 4), which increase was approved by the stockholders, (ii) authorized the issuance of additional notes payable in the aggregate principal amount of $300,000, (iii) authorized the Company to enter into various employment and consulting agreements, which included the granting of stock options under the Company's Plan for an aggregate of 350,000 shares of common stock, vesting ratably over periods of one to three years, at an exercise price equal to the initial public offering price of the Company's common stock and,
(iv) authorized the release from escrow of 450,000 shares of common stock previously issued to the Chairman of the Board of Directors and a private bank upon completion of certain consulting services (see Note 4) and agreed to additional consideration of approximately $842,000 for such services to be paid over three years beginning January 1, 1998.


     In consideration for the purchase of the notes, the Company issued to the noteholders 60,000 shares of common stock for no additional payment (see Note
3). Included in the $300,000 notes payable and 60,000 shares of common stock were $30,000 and 6,000 shares, respectively, issued to directors of the Company (see Note 6). The issuance of the 450,000 shares and related consideration of approximately $842,000 will result in a charge to operating results of the Company of approximately $2,900,000 in the second quarter of 1997.

                         Audited Financial Statements


                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

     We have audited the accompanying balance sheets of Michael G. Churosh, D.D.S., M.S., Ltd. (the Company) as of December 31, 1996 and 1995, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Michael G. Churosh, D.D.S., M.S., Ltd. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has a stockholder's deficit of $174,512, and a working capital deficit of $264,982 at December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.



                                          ERNST & YOUNG LLP



Boston, Massachusetts
February 28, 1997

                    Michael G. Churosh, D.D.S., M.S., Ltd.


                                Balance Sheets



                                                                     December 31,
                                                                  1996           1995       June 30, 1997
                                                               ----------      ---------    -------------
                                                                                             (unaudited)
ASSETS
------
Current assets:
 Cash ......................................................    $   2,418      $      --      $   3,086
 Patient receivables, less allowance of $24,000 and $22,000
  at December 31, 1996 and 1995, respectively, and
  $24,000 at June 30, 1997 .................................      139,215        107,861        198,859
 Prepaid expenses and other assets .........................        7,417          4,959          3,797
                                                                ---------      ---------      ---------
Total current assets .......................................      149,050        112,820        205,742
Equipment and improvements, net ............................      117,082        122,385        119,081
Intangible assets, net .....................................       16,594         38,719          5,532
Note receivable, stockholder ...............................      109,746        175,854        122,947
                                                                ---------      ---------      ---------
Total assets ...............................................    $ 392,472      $ 449,778      $ 453,302
                                                                =========      =========      =========
LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------
Current liabilities:
 Accounts payable ..........................................    $  62,193      $  34,776      $  40,044
 Bank overdraft ............................................           --          8,472             --
 Accrued expenses ..........................................           --         19,457          5,227
 Patient prepayments .......................................      280,608        243,227        366,292
 Income taxes payable ......................................        6,000             --          9,000
 Current portion of notes payable ..........................       65,231        169,924         56,706
                                                                ---------      ---------      ---------
Total current liabilities ..................................      414,032        475,856        477,269
Notes payable, less current portion ........................      152,952        218,184        131,430
Commitments and contingencies
Stockholder's deficit:
 Common stock, $10 par value, 30,000 shares authorized,
  2,500 shares issued and outstanding ......................       25,000         25,000         25,000
 Additional paid-in capital ................................       68,711         68,711         68,711
 Accumulated deficit .......................................     (268,223)      (337,973)      (249,108)
                                                                ---------      ---------      ---------
Total stockholder's deficit ................................     (174,512)      (244,262)      (155,397)
                                                                ---------      ---------      ---------
Total liabilities and stockholder's deficit ................    $ 392,472      $ 449,778      $ 453,302
                                                                =========      =========      =========



                            See accompanying notes.

                    Michael G. Churosh, D.D.S., M.S., Ltd.


                 Statements of Income and Accumulated Deficit



                                                                    Six Months ended        Three Months ended
                                      Year ended December 31,           June 30,                  June 30,
                                        1996          1995          1997        1996         1997          1996
                                     ----------    ---------     ---------    ---------    ---------    ----------
                                                                      (unaudited)                (unaudited)
Revenue:
 Patient revenue  .................  $ 974,680     $ 766,311     $ 498,063    $ 470,334    $ 256,863    $ 250,434
Direct expenses:
 Employee costs ...................    385,031       350,867       201,351      192,516      105,634       96,258
 Other costs ......................    235,852       205,176       157,637      117,556       83,189       58,778
                                     ---------     ---------     ---------    ---------    ---------    ---------
Total direct expenses .............    620,883       556,043       358,988      310,072      188,823      155,036
General and administrative ........    211,146       137,273        81,048      105,942       40,197       52,971
Depreciation and
 amortization .....................     47,486        38,970        24,758       23,744       12,415       11,872
                                     ---------     ---------     ---------    ---------    ---------    ---------
Operating income ..................     95,165        34,025        33,269       30,576       15,428       30,555
Interest income, stockholder
 note .............................     10,189        13,559         3,846        5,094        2,018        2,547
Interest expense ..................    (29,604)      (46,499)      (14,674)     (14,802)      (7,019)      (7,401)
                                     ---------     ---------     ---------    ---------    ---------    ---------
Income before income tax
 expense ..........................     75,750         1,085        22,441       20,868       10,427       25,701
Income tax expense ................     (6,000)           --        (3,326)      (3,000)        (326)      (1,500)
                                     ---------     ---------     ---------    ---------    ---------    ---------
Net income ........................     69,750         1,085        19,115       17,868       10,101       24,201
Accumulated deficit at
 beginning of period ..............   (337,973)     (339,058)     (268,223)    (337,973)    (259,209)    (344,306)
                                     ---------     ---------     ---------    ---------    ---------    ---------
Accumulated deficit at end
 of period ........................  $(268,223)    $(337,973)    $(249,108)   $(320,105)   $(249,108)   $(320,105)
                                     =========     =========     =========    =========    =========    =========




                            See accompanying notes.

                    Michael G. Churosh, D.D.S., M.S., Ltd.

                           Statements of Cash Flows




                                                                                    Six Months ended
                                                      Year ended December 31,           June 30,
                                                       1996          1995          1997          1996
                                                    ---------      --------      --------      --------
                                                                                      (unaudited)
Operating activities
Net income  ....................................    $  69,750      $  1,085      $ 19,115      $ 17,868
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization  ...............       47,486        38,970        24,758        23,743
  Provision for bad debts  .....................       24,000        22,000            --        12,000
  Changes in operating assets and
   liabilities:
   Patient receivables .........................      (55,354)      (56,361)      (59,644)      (19,332)
   Patient prepayments .........................       37,381        76,074        85,684        13,181
   Prepaid expenses and other assets ...........       (2,458)       (3,135)        3,620            --
   Accounts payable ............................       27,417        (4,719)      (22,149)       42,448
   Income taxes payable ........................        6,000            --         3,000            --
   Accrued expenses ............................      (19,457)       (1,327)        5,227        20,226
                                                    ---------      --------      --------      --------
Net cash provided by operating activities             134,765        72,587        59,611       110,134
Investing activities
Purchases of equipment and improvements ........      (20,058)      (35,944)      (15,695)      (10,029)
Notes receivable, stockholder ..................       66,108        49,896       (13,201)           --
                                                    ---------      --------      --------      --------
Net cash provided by (used in) investing
 activities ....................................       46,050        13,952       (28,896)      (10,029)
Financing activity
Repayment of notes payable .....................     (169,925)      (95,149)      (30,047)      (84,962)
                                                    ---------      --------      --------      --------
Net cash used in financing activity ............     (169,925)      (95,149)      (30,047)      (84,962)
                                                    ---------      --------      --------      --------
Net increase (decrease) in cash ................       10,890        (8,610)          668        15,143
Cash (bank overdraft) at beginning of period ...       (8,472)          138         2,418        (8,472)
                                                    ---------      --------      --------      --------
Cash (bank overdraft) at end of period .........    $   2,418      $ (8,472)     $  3,086      $  6,671
                                                    =========      ========      ========      ========





                            See accompanying notes.

                    Michael G. Churosh, D.D.S., M.S., Ltd.

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Michael G. Churosh, D.D.S., M.S., Ltd. (the Company) is a professional corporation which was incorporated August 31, 1970 in Phoenix, Arizona for the primary purpose of practicing dentistry. The Company currently maintains offices in Goodyear and Bullhead City, Arizona.


Basis of Presentation

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 1996, the Company has a stockholder's deficit of $174,512 and a working capital deficit of $264,982. Included in total assets is amounts due from stockholder of $109,746 at December 31, 1996.

     These conditions indicate that the Company's ability to continue as a going concern will be dependent upon its ability to generate sufficient cash flow to meet its liabilities as they become due, including obtaining financing from outside sources. Management expects to obtain adequate capital from its contemplated transaction with Omega Orthodontics, Inc. (Omega) (see Note 9). Should the transaction with Omega not be consummated, management will seek financing through other sources, however, there can be no assurance that such sources of capital will be available, on terms and conditions acceptable to the Company, and that the pending transaction with Omega will be completed. The financial statements do not include any adjustments to reflect the possibility of future effects on the classification and recoverability of assets or the liabilities that might result if the Company were not able to continue as a going concern in its present form.


Equipment and Improvements

     Equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Amortization of leasehold improvements is provided over the term of the lease or their estimated useful life, whichever is shorter.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $24,000 and $22,000 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.


Risks and Uncertainties
     Concentration of Credit Risk

     Financial instruments which subject the Company to credit risk consist primarily of patient receivables. The risk with respect to patient receivables is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Company generally does not require collateral, and credit losses consistently have been within management's expectations.

                    Michael G. Churosh, D.D.S., M.S., Ltd.

                               December 31, 1996

1. Summary of Significant Accounting Policies (Continued)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Impairment of Long-Lived Assets

     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121 "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment losses on long-lived assets are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Company's financial statements.


Interim Financial Statements


     The balance sheet at June 30, 1997, the statements of income and accumulated deficit for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Company for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Company maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of operations and accumulated deficit and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of income and accumulated deficit for the three month and six month periods ended June 30, 1996 and statements of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.



Income Taxes

     The Company provides for income taxes under the liability method prescribed by Statement of Financial Accounting, Standards (SFAS) No. 109, "Accounting for Income Taxes". Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS No. 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, a full valuation allowance has been applied against the net deferred tax assets in 1996 and 1995. The Company prepares its tax returns on the cash basis.


Intangible Assets

     Intangible assets consist of goodwill and a five-year covenant not to compete associated with the purchase of the Bullhead City office. These costs are being amortized on a straight-line basis over a five-year period.


Professional Liability Insurance

     The Company has obtained professional liability coverage through commercial insurance carriers on a claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

                    Michael G. Churosh, D.D.S., M.S., Ltd.

                               December 31, 1996


2. Equipment and Improvements

     Equipment and improvements consisted of the following at December 31:


                                                             1996         1995
                                                            ----------   ---------
Equipment   .............................................   $105,271     $ 91,832
Leasehold improvements  .................................     83,096       77,684
Furniture and fixtures  .................................     12,826       11,619
                                                            ---------    ---------
                                                             201,193      181,135
   Less accumulated depreciation and amortization  ......     84,111       58,750
                                                            ---------    ---------
   Equipment and improvements, net  .....................   $117,082     $122,385
                                                            =========    =========

3. Intangible Assets

     Intangible assets consisted of the following at December 31:


                                                             1996         1995
                                                           ----------   ---------
Covenant not to compete   ..............................   $ 95,875      95,875
Goodwill   .............................................     14,750      14,750
                                                           ---------    ---------
                                                            110,625     110,625
   Less accumulated amortization   .....................     94,031      71,906
                                                           ---------    ---------
   Intangibles, net    .................................   $ 16,594      38,719
                                                           =========    =========


4. Notes Payable

     Notes payable consisted of the following at December 31:


                                                                             1996         1995
                                                                           ----------   ---------
Note payable to a finance corporation bearing interest at 10.33% per annum, payable in monthly installments of $7,062, including
  interest through March 2001  .........................................   $218,183     $284,608
   Note payable to a bank bearing interest at 10%, repaid in 1996 ......
                                                                                 --      103,500
                                                                           ---------    ---------
                                                                            218,183      388,108
   Less current portion    .............................................     65,231      169,924
                                                                           ---------    ---------
                                                                           $152,952     $218,184
                                                                           =========    =========

     The notes are secured by substantially all the assets of the Company. The carrying value of the Company's debt approximates fair value. The aggregate amounts of required principal payments on the Company's notes payable at December 31, 1996 are as follows:


Year ending December 31:
   1997 .........................................................   $ 65,231
   1998 .........................................................     72,226
   1999 .........................................................     58,981
   2000 .........................................................     18,937
   2001 .........................................................      2,808
                                                                    ---------
                                                                    $218,183
                                                                    =========


     Interest paid for the year ended December 31, 1996 and 1995 approximates interest expense.

                    Michael G. Churosh, D.D.S., M.S., Ltd.

                               December 31, 1996

5. Related-Party Transactions

     The note receivable from the sole stockholder accrues interest at 8% per annum and is due on demand. The sole stockholder received approximately $146,000 and $110,000 of compensation from the Company in 1996 and 1995, respectively, which is included in employee costs. In addition, the stockholder is the principal owner of the building in which the Company leases its Goodyear office space. No rent was charged to the Company for the Goodyear facility prior to April 1996.


6. Leases

     The Company's Bullhead City office space is rented under an operating lease which expires in April 1998. The Goodyear office space is rented under a tenant at will agreement ($2,500 per month). In addition, the Company leases certain equipment under lease agreements which have been accounted for as operating leases. The lease agreements expire at various times through 1998. The future minimum annual rental commitments under these long-term noncancellable leases are as follow:


Year ending December 31:
1997 .......................................................   $44,371
1998 .......................................................     5,625
                                                               --------
                                                               $49,996
                                                               ========

     Total rent expense for the years ended December 31, 1996 and 1995 amounted to $65,748 and $36,846, respectively.


7. Profit-Sharing Plan

     Employees of the Company who have completed twelve months of service and who have reached the age of 21 are eligible to participate in the Company's profit-sharing plan (the Plan). The Plan does not permit nor require employee contributions. The only source of contributions to the Plan is the annual employer contributions which are made at the discretion of the board of directors, and may not exceed 25% of an employee's annual compensation. There were no employer contributions in 1996 or 1995.


8. Income Taxes

     Significant components of the current provision for income taxes are as follows at December 31, 1996:


Federal   ..................................................   $3,500
State  ......................................................   2,500
                                                               -------
                                                               $6,000
                                                               =======

                    Michael G. Churosh, D.D.S., M.S., Ltd.

                               December 31, 1996

8. Income Taxes (Continued)

     Significant components of the deferred tax liabilities and assets at December 31 were as follows:


                                                         1996        1995
                                                      ----------  ---------
Deferred tax liabilities:
Patient receivables ..............................    $ (56,000)  $ (43,000)
Prepaid expenses .................................       (3,000)     (2,000)
                                                      ---------   ---------
   Total deferred tax liabilities ................      (59,000)    (45,000)
   Deferred tax assets:
    Patient prepayments ..........................      112,000      97,000
    Accounts payable and accrued expenses ........       25,000      22,000
    Depreciation .................................        7,000       7,000
    Other ........................................       18,000      18,000
    Net operating loss carryforward ..............           --      41,000
                                                      ---------   ---------
                                                        162,000     185,000
    Valuation allowance ..........................     (103,000)   (140,000)
                                                      ---------   ---------
   Total deferred tax assets .....................       59,000      45,000
                                                      ---------   ---------
   Net deferred liabilities ......................    $       0   $       0
                                                      =========   =========

     The effective tax rate for 1996 (7.9%) and 1995 (0%) differed from the statutory tax rate (34%) due to the utilization of net operating loss carryforwards.


9. Contingent Practice Acquisition

     The Company has entered into an agreement with Omega, a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase by Omega of the equity interests in a management services organization (MSO) to be formed by the Company's sole stockholder converting the Company into a general corporation which will hold certain assets of the Company. The agreement provides for the payment by Omega of $1,082,058, consisting of cash of $530,208 and shares of common stock of Omega with a fair value at the date of issue of $551,850.

     Concurrent with the acquisition of the equity interests in the MSO, the sole stockholder of the Company will organize a new company (the orthodontic practice) that will enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega) renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical personnel to the orthodontic practice for a monthly fee equal to 70% of the orthodontic practice's gross patient fee collections.

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

  We have audited the accompanying balance sheets of the practice of Dr. Scott
E. Feldman, D.D.S., M.S. (a Proprietorship) as of December 31, 1996 and 1995 and the related statements of income and proprietor's capital and cash flows for the years then ended. These financial statements are the responsibility of the Proprietorship's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the practice of Dr. Scott E. Feldman, D.D.S., M.S. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP



Boston, Massachusetts
March 7, 1997

                       Dr. Scott E. Feldman D.D.S., M.S.
                              (a Proprietorship)

                                 Balance Sheets




                                                                   December 31,
                                                                  1996       1995       June 30, 1997
                                                               ---------   --------     -------------
                                                                                        (unaudited)
ASSETS
------
Current assets:
 Cash  ......................................................   $ 21,075   $ 25,270     $ 14,884
 Patient receivables, less allowance of $4,300
  and $4,500 at December 31, 1996 and 1995,
  respectively, and $4,300 at June 30, 1997 .................    117,168    126,904      144,327
 Prepaid expenses and other assets ..........................      1,307      1,289        2,157
                                                                --------   --------     --------
Total current assets ........................................    139,550    153,463      161,368
Equipment, net ..............................................      3,573      4,593        3,063
                                                                --------   --------     --------
Total assets ................................................   $143,123   $158,056     $164,431
                                                                ========   ========     ========
LIABILITIES AND PROPRIETOR'S CAPITAL (DEFICIT)
----------------------------------------------
Current liabilities:
 Accounts payable ...........................................   $  4,240   $  4,875     $  5,190
 Accrued expenses ...........................................      1,300      1,300        3,602
 Patient prepayments ........................................    133,071    115,135      157,351
                                                                --------   --------     --------
Total current liabilities ...................................    138,611    121,310      166,143
Commitments and contingencies
Proprietor's capital (deficit) ..............................      4,512     36,746       (1,712)
                                                                --------   --------     --------
Total liabilities and proprietor's capital (deficit) ........   $143,123   $158,056     $164,431
                                                                ========   ========     ========




                            See accompanying notes.

                       Dr. Scott E. Feldman D.D.S., M.S.
                              (a Proprietorship)

                 Statements of Income and Proprietor's Capital




                                                                  Six Months ended       Three Months ended
                                     Year ended December 31,           June 30,               June 30,
                                        1996         1995        1997         1996         1997       1996
                                     ----------   ---------    ---------    ---------    --------   ---------
                                                                    (unaudited)                  (unaudited)
Revenue:
 Patient revenue  .................  $ 436,241    $ 439,505    $ 214,111    $ 198,835    $115,871    $104,692
Direct expenses:
 Employee costs ...................     93,521       99,620       51,097       46,760      28,583      23,380
 Other costs ......................     93,727      114,419       58,071       46,864      29,859      23,432
                                     ---------    ---------    ---------    ---------    --------    --------
Total direct expenses .............    187,248      214,039      109,168       93,624      58,442      46,812
General and administrative ........     29,645       33,761        9,706       14,822       4,342       7,411
Depreciation  .....................      1,020          510          510          510         255         255
                                     ---------    ---------    ---------    ---------    --------    --------
Operating income ..................    218,328      191,195       94,727       89,879      52,832      50,214
Interest income ...................        352          391          101          176         101         176
                                     ---------    ---------    ---------    ---------    --------    --------
Net income ........................    218,680      191,586       94,828       90,055      52,933      50,390
Proprietor's capital (deficit)
 at beginning of period ...........     36,746      (11,987)       4,512       36,746      24,173      13,683
Proprietor's withdrawals ..........   (250,914)    (142,853)    (101,052)    (125,458)    (78,818)    (62,730)
                                     ---------    ---------    ---------    ---------    --------    --------
Proprietor's capital (deficit)
 at end of period .................  $   4,512    $  36,746    $  (1,712)   $   1,343    $ (1,712)   $  1,343
                                     =========    =========    =========    =========    ========    ========




                            See accompanying notes.

                       Dr. Scott E. Feldman D.D.S., M.S.
                              (a Proprietorship)

                           Statements of Cash Flows




                                                                                      Six Months ended
                                                      Year ended December 31,              June 30,
                                                        1996            1995          1997           1996
                                                      ---------      ---------      ---------      ----------
                                                                                          (unaudited)
Operating activities
Net income    ....................................    $ 218,680      $ 191,586      $  94,828      $  90,055
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation   .................................        1,020            510            510            510
  Provision for bad debts    .....................        4,300          4,500             --          2,150
  Changes in operating assets and
   liabilities:
   Patient receivables ...........................        5,436        (49,993)       (27,159)        61,642
   Patient prepayments  ..........................       17,936         25,026         24,280        (55,894)
   Prepaid expenses and other assets .............          (18)           289           (850)            --
   Accounts payable  .............................         (635)        (4,416)           950         44,723
   Accrued expenses  .............................           --           (456)         2,302         10,761
                                                      ---------      ---------      ---------      ---------
Net cash provided by operating activities ........      246,719        167,046         94,861        153,947
Investing activity
Purchases of equipment ...........................           --         (5,103)            --             --
                                                      ---------      ---------      ---------      ---------
Net cash used in investing activity ..............           --         (5,103)            --             --
Financing activity
Proprietor's withdrawals .........................     (250,914)      (142,853)      (101,052)      (125,458)
                                                      ---------      ---------      ---------      ---------
Net cash used in financing activity ..............     (250,914)      (142,853)      (101,052)      (125,458)
                                                      ---------      ---------      ---------      ---------
Net increase (decrease) in cash ..................       (4,195)        19,090         (6,191)        28,489
Cash at beginning of period ......................       25,270          6,180         21,075         25,270
                                                      ---------      ---------      ---------      ---------
Cash at end of period ............................    $  21,075      $  25,270      $  14,884      $  53,759
                                                      =========      =========      =========      =========





                            See accompanying notes.

                      Dr. Scott E. Feldman, D.D.S., M.S.
                              (a Proprietorship)

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Dr. Scott E. Feldman, D.D.S., M.S., was established as a sole proprietorship (the Proprietorship) in Woodland Hills, California for the primary purpose of practicing dentistry.


Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $4,300 and $4,500 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.


Risks and Uncertainties

     Concentration of Credit Risk

     Financial instruments which subject the Proprietorship to credit risk consists primarily of patient receivables. The risk with respect to patient receivables is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Proprietorship does not require collateral, and credit losses consistently have been within management's expectations.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Equipment and Improvements

     Equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Amortization of leasehold improvements is provided over the term of the lease or their estimated useful life, whichever is shorter.


Income Taxes

     Income from the Proprietorship is reported in the proprietor's federal and state income tax return. Accordingly, no income taxes have been recorded in the Proprietorship's financial statements.


Impairment of Long-Lived Assets

     In 1996, the Proprietorship adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment losses on long-lived assets are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Proprietorship's financial statements.

                      Dr. Scott E. Feldman, D.D.S., M.S.
                              (a Proprietorship)

                   Notes to Financial Statements (Continued)

                               December 31, 1996


1. Summary of Significant Accounting Policies (Continued)

Interim Financial Statements


     The balance sheet at June 30, 1997 the statements of income and proprietor's capital for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Proprietorship for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Proprietorship maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of income and proprietor's capital and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of income and proprietor's capital for the three month and six month periods ended June 30, 1996 and statement of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.



2. Equipment

     Equipment consisted of the following at December 31:


                                                        1996      1995
                                                       -------   -------
Equipment ..........................................   $23,909   $23,909
Less accumulated depreciation  .....................    20,336    19,316
                                                       -------   -------
Equipment, net  ....................................   $ 3,573     4,593
                                                       =======   =======

3. Operating Leases

     The Proprietorship's office space is rented under a tenant at will agreement. Rent expense amounted to $28,783 and $27,754 in 1996 and 1995 respectively.


4. Related Party Transactions

     As a sole proprietorship, the accompanying statements of income and proprietor's capital do not include any compensation for services rendered by the sole proprietor. Proprietor's withdrawals amounted to $250,914 and $142,853 in 1996 and 1995, respectively.


5. Contingent Practice Acquisition

     The Proprietorship has entered into an agreement with Omega Orthodontics, Inc. (Omega), a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase by Omega (or a wholly-owned subsidiary of Omega) of certain assets of the Proprietorship for $567,743, consisting of cash of $189,248, a five-year term 8.5% annual interest bearing note totaling $88,947 and shares of common stock of Omega with a fair value at the date of issue of $289,548.

     Concurrent with the acquisition of the Proprietorship's assets, the Proprietor will organize a new company (the orthodontic practice) to enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega) renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical

                      Dr. Scott E. Feldman, D.D.S., M.S.
                              (a Proprietorship)

                   Notes to Financial Statements (Continued)

                               December 31, 1996

5. Contingent Practice Acquisition (Continued)

personnel to the orthodontic practice for a monthly fee equal to 65% of the orthodontic practice's gross patient fee collections.

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

  We have audited the accompanying balance sheets of the practice of David T. Grove, D.M.D. (a Proprietorship) as of December 31, 1996 and 1995 and the related statements of income, proprietor's capital, and cash flows for the years then ended. These financial statements are the responsibility of the Proprietorship's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the practice of David T. Grove, D.M.D. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP



Boston, Massachusetts
February 10, 1997

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                                Balance Sheets



                                                               December 31,
                                                           1996         1995        June 30, 1997
                                                          ----------   ----------   --------------
                                                                                    (unaudited)
ASSETS
------
Current assets:
 Cash and cash equivalents  ...........................   $ 87,244     $ 93,362        $ 58,907
 Patient receivables, less allowance of $8,300
  and $7,000 at December 31, 1996 and 1995,
  respectively, and $8,300 at June 30, 1997   .........     44,369       43,770          36,432
 Prepaid expenses and other assets   ..................      3,977        3,655           4,654
                                                          ---------    ---------       ---------
Total current assets  .................................    135,590      140,787          99,993
Property, equipment and improvements, net  ............    350,487      317,205         324,553
                                                          ---------    ---------       ---------
Total assets    .......................................   $486,077     $457,992        $424,546
                                                          =========    =========       =========
LIABILITIES AND PROPRIETOR'S CAPITAL
------------------------------------
Current liabilities:
 Accounts payable  ....................................   $ 11,704     $ 10,378        $ 10,377
 Accrued expenses  ....................................      6,273       18,525           3,880
 Patient prepayments  .................................    142,849      133,797         155,135
 Current portion of capital lease obligation  .........     16,819       15,434          17,684
                                                          ---------    ---------       ---------
Total current liabilities   ...........................    177,645      178,134         187,076
Capital lease obligation, less current portion   ......     24,797       41,617          15,645
Commitments and contingencies
Proprietor's capital  .................................    283,635      238,241         221,825
                                                          ---------    ---------       ---------
Total liabilities and proprietor's capital    .........   $486,077     $457,992        $424,546
                                                          =========    =========       =========




                            See accompanying notes.

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                 Statements of Income and Proprietor's Capital



                                                                  Six Months ended       Three Months ended
                                      Year ended December 31,         June 30,                 June 30,
                                        1996         1995         1997        1996         1997         1996
                                     ---------    ---------    ---------    ---------    ---------    --------
                                                                    (unaudited)               (unaudited)
Revenue:
 Patient revenue    ...............  $ 842,361    $ 860,458    $ 407,061    $ 399,118    $ 198,842    $200,123
Direct expenses:
 Employee costs  ..................    177,286      180,150       88,098       88,644       47,168      44,322
 Other costs  .....................    147,249      115,889       73,153       73,624       30,688      36,812
                                     ---------    ---------    ---------    ---------    ---------    --------
Total direct expenses  ............    324,535      296,039      161,251      162,268       77,856      81,134
General and administrative   ......    103,019      113,707       46,685       51,510       19,777      25,755
Depreciation  .....................     40,045       32,094       19,092       20,022        9,562      10,011
                                     ---------    ---------    ---------    ---------    ---------    --------
Operating income    ...............    374,762      418,618      180,033      165,318       91,647      83,223
Interest income  ..................      1,983        1,950        1,255          992          511         496
Interest expense    ...............     (4,210)      (5,490)      (1,589)      (2,106)        (750)     (1,053)
                                     ---------    ---------    ---------    ---------    ---------    --------
Net income    .....................    372,535      415,078      179,699      164,204       91,408      82,666
Proprietor's capital at
 beginning of period   ............    238,241      223,943      283,635      238,241      239,588     237,994
Proprietor's withdrawals  .........   (327,141)    (400,780)    (241,509)    (163,571)    (109,171)    (81,786)
                                     ---------    ---------    ---------    ---------    ---------    --------
Proprietor's capital at end of
 period    ........................  $ 283,635    $ 238,241    $ 221,825    $ 238,874    $ 221,825    $238,874
                                     =========    =========    =========    =========    =========    ========





                            See accompanying notes.

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                           Statements of Cash Flows




                                                                                        Six Months ended
                                                        Year ended December 31,              June 30,
                                                         1996            1995           1997          1996
                                                       ----------     ---------      ---------      ---------
                                                                                               (unaudited)
Operating activities
Net income  .......................................    $ 372,535      $ 415,078      $ 179,699      $ 164,204
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation  ...................................       40,045         32,094         19,093         20,022
  Provision for bad debts .........................        8,300          7,000             --          4,150
  Loss on disposal of property ....................        3,208             --          8,849          1,604
  Changes in operating assets and
   liabilities:
   Patient receivable .............................       (8,899)       (15,372)         7,937          6,042
   Prepaid expenses and other assets ..............         (322)           229           (677)            --
   Accounts payable ...............................        1,326           (938)        (1,327)        (7,253)
   Accrued expenses ...............................      (12,252)         7,800         (2,393)       (22,711)
   Patient prepayments ............................        9,052          1,418         12,286        (26,859)
                                                       ---------      ---------      ---------      ---------
Net cash provided by operating activities .........      412,993        447,309        223,467        139,199
Investing activity
Purchases of property, equipment and
 improvements .....................................      (76,535)       (12,057)        (2,008)       (36,023)
                                                       ---------      ---------      ---------      ---------
Net cash used in investing activity ...............      (76,535)       (12,057)        (2,008)       (36,023)
Financing activities
Proprietor's withdrawals ..........................     (327,141)      (400,780)      (241,509)      (163,571)
Principal payments on notes payable ...............      (15,435)       (14,162)        (8,287)        (7,718)
                                                       ---------      ---------      ---------      ---------
Net cash used in financing activities .............     (342,576)      (414,942)      (249,796)      (171,289)
                                                       ---------      ---------      ---------      ---------
Net increase (decrease) in cash and cash
 equivalents ......................................       (6,118)        20,310        (28,337)       (68,113)
Cash and cash equivalents at beginning of
 period ...........................................       93,362         73,052         87,244         93,362
                                                       ---------      ---------      ---------      ---------
Cash and cash equivalents at end of period  .......    $  87,244      $  93,362      $  58,907      $  25,249
                                                       =========      =========      =========      =========





                            See accompanying notes.

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Dr. David T. Grove (the Proprietorship) was established in 1986 as a sole proprietorship in Elko, Nevada for the primary purpose of practicing dentistry.


Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $8,300 and $7,000 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Cash and Cash Equivalents

     The Proprietorship considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


Income Taxes

     The Proprietorship is organized as a sole proprietorship. Income from the Proprietorship is reported in the proprietor's federal income tax return. Accordingly, no income taxes have been recorded in the Proprietorship's financial statements.


Risks and Uncertainties
     Concentration of Credit Risk

     Financial instruments which subject the Proprietorship to credit risk consist primarily of accounts receivable. The risk with respect to accounts receivable is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Proprietorship generally does not require collateral, and credit losses consistently have been within management's expectations.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.


Property, Equipment and Improvements

     Property, equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimates useful lives of the assets, which range from five to forty years. Amortization of assets under capital lease is provided over the term of the lease or their estimated useful life, whichever is shorter, and is included with depreciation expense.

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                   Notes to Financial Statements (Continued)

                               December 31, 1996

1. Summary of Significant Accounting Policies (Continued)


Impairment of Long-Lived Assets

     In 1996, the Proprietorship adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment losses are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Proprietorship's financial statements.


Professional Liability Insurance

     The Proprietorship has obtained professional liability coverage through commercial insurance carriers on a claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.


Interim Financial Statements


     The balance sheet at June 30, 1997, the statements of income and proprietor's capital for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Proprietorship for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Proprietorship maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of income and proprietor's capital and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of income and proprietor's capital for the three month and six month periods ended June 30, 1996 and statement of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.



2. Property, Equipment and Improvements

     Property, equipment and improvements consisted of the following at December 31:


                                                              1996        1995
                                                             --------   ---------
Building and improvements  ...............................   $236,832   $220,530
Furniture and equipment ..................................    311,596    275,303
Vehicles  ................................................     23,940      7,700
                                                             --------   ---------
                                                              572,368    503,533
   Less accumulated depreciation and amortization ........    230,381    194,828
                                                             --------   ---------
                                                              341,987    308,705
   Land ..................................................      8,500      8,500
                                                             --------   ---------
   Property, equipment and improvements, net .............   $350,487   $317,205
                                                             ========   =========

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                   Notes to Financial Statements (Continued)

                               December 31, 1996

3. Related Party Transactions

     As a sole proprietorship, the accompanying statements of income and proprietor's capital do not include any compensation for services rendered by the sole proprietor. Proprietor's withdrawals amounted to $327,141 and $400,780 in 1996 and 1995, respectively.

     Included in employee costs is $2,000 of compensation for a related party employee in 1996 and 1995.


4. Capital Leases

     The Proprietorship leases its computer system under a capital lease expiring in 1999. The economic substance of the lease, which contains a bargain purchase option at the end of the lease term, is that the Proprietorship is financing the acquisition of the assets through the lease and, accordingly, it is recorded in the Proprietorship's assets and liabilities.

     Assets and related accumulated amortization recorded under capital leases included in the furniture and fixtures category of property, equipment and improvements are as follows at December 31:


                                                             1996      1995
                                                           -------   -------
Computer system  .......................................   $89,830   $89,830
   Less accumulated amortization   .....................    35,290    22,458
                                                           -------   -------
                                                           $54,540   $67,372
                                                           =======   =======

     The future minimum annual rental commitments under the capital lease agreement is as follows at December 31, 1996:


   Year ending December 31:
    1997    .....................................................   $19,755
    1998    .....................................................    19,755
    1999    .....................................................     6,583
                                                                    --------
                                                                     46,093
   Less amount representing interest   ..........................     4,477
                                                                    --------
   Present value of minimum lease payments   ....................    41,616
   Less current portion of capital lease obligation   ...........    16,819
                                                                    --------
   Capital lease obligation, less current portion  ..............   $24,797
                                                                    ========

5. Contingent Practice Acquisition


     The Proprietorship has entered into an agreement with Omega Orthodontics, Inc. (Omega), a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase by Omega (or a wholly-owned subsidiary of Omega) of certain assets of the Proprietorship for $1,111,893, consisting of cash of $333,567 and shares of common stock of Omega with a fair value at the date of issue of $778,326.


     Concurrent with the acquisition of certain of the Proprietorship's assets, the Proprietor will organize a new company (the orthodontic practice) to enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega), renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical personnel to the orthodontic practice for a monthly fee equal to 75% of the orthodontic practice's gross patient fee collections.

                            David T. Grove, D.M.D.
                              (a Proprietorship)

                   Notes to Financial Statements (Continued)

                               December 31, 1996

5. Contingent Practice Acquisition (Continued)

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

  We have audited the accompanying balance sheets of Theodore G. Saydyk, Jr., D.D.S., M.S., P.C. (the Company) as of December 31, 1996 and 1995 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Theodore G. Saydyk, Jr., D.D.S., M.S., P.C. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP



Boston, Massachusetts
February 28, 1997

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                                Balance Sheets




                                                                   December 31,
                                                               1996         1995        June 30, 1997
                                                              --------    ---------     -------------
                                                                                         (unaudited)
ASSETS
------
Current assets:
 Cash   ...................................................   $  3,510     $    150        $  9,479
 Patient receivable, less allowance of $10,000 and
  $16,000 at December 31, 1996 and 1995, respectively,
  and $10,000 at June 30, 1997  ...........................    264,496      134,145         280,010
 Income taxes receivable  .................................     81,408           --              --
 Prepaid expenses and other assets    .....................         --        1,057              --
                                                              ---------    ---------       ---------
Total current assets   ....................................    349,414      135,352         289,489
Equipment and improvements, net    ........................     36,773       62,264          30,529
Deferred income taxes  ....................................     82,098       59,612          82,098
Note receivable, stockholder    ...........................         --      311,836          86,543
                                                              ---------    ---------       ---------
Total assets  .............................................   $468,285     $569,064        $488,659
                                                              =========    =========       =========
LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
Current liabilities:
 Accounts payable   .......................................   $ 29,225     $ 51,002        $ 55,971
 Accrued expenses   .......................................     24,161        9,755          36,152
 Patient prepayments   ....................................    124,263       83,324         119,399
 Income taxes payable  ....................................         --       51,269              --
 Deferred income taxes ....................................    114,330       69,144         114,330
 Current portion of long-term debt    .....................      5,274        4,341           5,452
                                                              ---------    ---------       ---------
Total current liabilities    ..............................    297,253      268,835         331,304
Long-term debt, less current portion  .....................     18,717       23,609          16,592
Commitments and contingencies
Stockholder's equity:
 Common stock, $.01 par value, 100,000 shares
  authorized, 10,000 shares issued and outstanding   ......        100          100             100
 Additional paid in capital  ..............................      1,858        1,858           1,858
 Retained earnings  .......................................    150,357      274,662         138,805
                                                              ---------    ---------       ---------
Total stockholder's equity   ..............................    152,315      276,620         140,763
                                                              ---------    ---------       ---------
Total liabilities and stockholder's equity  ...............   $468,285     $569,064        $488,659
                                                              =========    =========       =========




                            See accompanying notes.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                Statements of Operations and Retained Earnings




                                                                  Six Months ended       Three Months ended
                                      Year ended December 31,         June 30,                June 30,
                                        1996         1995        1997        1996        1997          1996
                                     ----------   ---------    --------   ---------    ---------     ---------
                                                                    (unaudited)              (unaudited)
Revenue:
 Patient revenue    ...............  $ 748,502    $594,116     $324,004    $355,254     $175,116     $175,211
Direct expenses:
 Employee costs  ..................    591,834     180,691      179,175     154,918       77,504       77,459
 Other costs  .....................    169,742     159,654      104,088      84,866       23,994       42,433
                                     ---------    --------     --------    --------     --------     --------
Total direct expenses  ............    761,576     340,345      283,263     239,784      101,498      119,892
General and administrative   ......    135,759     153,164       46,487      67,622       22,152       33,811
Depreciation  .....................     25,596      24,780        6,244      12,798        3,121        6,399
                                     ---------    --------     --------    --------     --------     --------
Operating income (loss)   .........   (174,429)     75,827      (11,990)     35,050       48,345       15,109
Interest income  ..................         40      14,930           --          --           --           --
Other income  .....................         --      34,000        2,300          --          402           --
Interest expense    ...............     (2,916)        (10)      (1,862)     (1,458)        (982)        (729)
                                     ---------    --------     --------    --------     --------     --------
Income (loss) before income
 taxes  ...........................   (177,305)    124,747      (11,552)     33,592       47,765       14,380
Income tax provision
 (benefit)    .....................    (53,000)     42,000           --      11,400        5,000        5,700
                                     ---------    --------     --------    --------     --------     --------
Net income (loss)   ...............   (124,305)     82,747      (11,552)     22,192       42,765        8,680
Retained earnings at
 beginning of period   ............    274,662     191,915      150,357     274,662       96,040      288,174
                                     ---------    --------     --------    --------     --------     --------
Retained earnings at
 end of period   ..................  $ 150,357    $274,662     $138,805    $296,854     $138,805     $296,854
                                     =========    ========     ========    ========     ========     ========





                            See accompanying notes.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                           Statements of Cash Flows




                                                                                      Six Months ended
                                                      Year ended December 31,             June 30,
                                                       1996          1995            1997           1996
                                                    ----------     ---------       --------      ---------
                                                                                        (unaudited)
Operating activities
Net income (loss)    ...........................    $(124,305)     $  82,747       $(11,552)      $ 22,192
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
  Depreciation    ..............................       25,596         24,780          6,244         12,798
  Provision for bad debts  .....................       10,000         16,000             --          5,000
  Deferred income taxes    .....................       22,700         (7,000)            --             --
  Forgiveness of stockholder note included
   in employee costs    ........................      282,000             --             --             --
  Changes in operating assets and
   liabilities:
   Patient receivables  ........................     (140,351)      (122,082)       (15,514)       (73,588)
   Prepaid expenses and other assets   .........        1,057         59,714             --             --
   Accounts payable  ...........................      (21,777)        31,219         26,746        (11,174)
   Accrued expenses  ...........................       14,406         (1,961)        11,991         28,139
   Patient prepayments  ........................       40,939         67,394         (4,864)        38,064
   Income taxes   ..............................     (132,677)       (57,446)        81,408             --
                                                    ---------      ----------      --------       --------
Net cash provided by (used in) operating
 activities    .................................      (22,412)        93,365         94,459         21,431
Investing activities
Purchases of equipment and improvements   ......         (105)       (27,950)            --             --
Note receivable, stockholder  ..................       29,836        (96,683)       (86,543)            --
                                                    ---------      ----------      --------       --------
Net cash provided by (used in) investing
 activities    .................................       29,731       (124,633)       (86,543)            --
Financing activities
Net proceeds from notes payable  ...............           --         27,950             --             --
Repayment of notes payable    ..................       (3,959)            --         (1,947)        (1,980)
                                                    ---------      ----------      --------       --------
Net cash provided by (used in) financing
 activities    .................................       (3,959)        27,950         (1,947)        (1,980)
                                                    ---------      ----------      --------       --------
Net increase (decrease) in cash  ...............        3,360         (3,318)         5,969         19,451
Cash at beginning of period   ..................          150          3,468          3,510            150
                                                    ---------      ----------      --------       --------
Cash at end of period   ........................    $   3,510      $     150       $  9,479       $ 19,601
                                                    =========      ==========      ========       ========
Supplemental disclosures:
 Income taxes paid   ...........................    $  57,500      $ 106,391       $      0       $ 53,438
                                                    =========      ==========      ========       ========





                            See accompanying notes.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Theodore G. Saydyk, Jr. D.D.S., M.S., P.C. (the Company) was incorporated December 1, 1987 in Colorado for the primary purpose of practicing dentistry.


Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $10,000 and $16,000 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.


Risks and Uncertainties

     Concentration of Credit Risk

     Financial instruments which subject the Company to credit risk consist primarily of patient receivables. The risk with respect to patient receivables is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Company generally does not require collateral, and credit losses consistently have been within management's expectations.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Equipment and Improvements

     Equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which range from five to eleven years. Amortization of leasehold improvements is provided over the term of the lease or their estimated useful life, whichever is shorter.


Income Taxes

     The Company provides for income taxes under the liability method prescribed by Statement of Financial Accounting, Standards (SFAS) No. 109, "Accounting for Income Taxes". Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS No. 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company did not require a valuation allowance in 1996 or 1995. The Company prepares its tax returns on the cash basis.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                               December 31, 1996

1. Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets


     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Company's financial statements.


Professional Liability Insurance

     The Company has obtained professional liability coverage through commercial insurance carriers on a claims made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.


Interim Financial Statements

     The balance sheet at June 30, 1997, the statements of operations and retained earnings for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Company for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Company maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of operations and retained earnings and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of operations and retained earnings for the three month and six month periods ended June 30, 1996 and statement of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.


2. Equipment and Improvements

     Equipment and improvements consisted of the following at December 31:


                                                               1996       1995
                                                             --------   --------
Leasehold improvements   .................................   $114,840   $114,840
Furniture and equipment  .................................    181,698    181,593
                                                             --------   --------
                                                              296,538    296,433
   Less accumulated depreciation and amortization ........    259,765    234,169
                                                             --------   --------
   Equipment and improvements, net .......................   $ 36,773   $ 62,264
                                                             ========   ========

3. Related Party Transactions

     At December 31, 1995, the sole stockholder owed the Company $311,836 related to an outstanding note payable. Interest income was accrued at the applicable federal rate for short term notes on the outstanding balance and amounted to $40 and $14,930 for the years ended December 31, 1996 and 1995, respectively. The outstanding balance of the note, $282,000, was forgiven in full during 1996.

     The sole stockholder earned approximately $376,000 (including $282,000 forgiveness of debt) of compensation in 1996, which is included in employees costs for 1996. In 1995, no compensation was earned.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                               December 31, 1996

4. Long-Term Debt

     Long-term debt consisted of the following at December 31:


                                                                            1996      1995
                                                                           -------   --------
12% installment sales contract to a corporation, payable in monthly installments of $622, including interest, through December 2000  ...
                                                                           $23,991   $27,950
Less current portion ...................................................     5,274     4,341
                                                                           -------   --------
                                                                           $18,717   $23,609
                                                                           =======   ========

     The carrying value of the Company's debt approximates fair value. The aggregate amounts of required principal payments on the Company's long-term debt at December 31, 1996 are as follows:

Year ending December 31:
 1997    ..................................................   $ 5,274
 1998    ..................................................     5,511
 1999    ..................................................     6,210
 2000    ..................................................     6,996
                                                              -------
                                                              $23,991
                                                              =======

  Interest paid approximated interest expense in 1996 and 1995.


5. Leases

     The Company leases office space under a noncancelable operating lease agreement expiring in 2008. In addition, various equipment is under lease agreements that have also been accounted for as operating leases. The equipment leases expire at various times through 1998. The future minimum annual rental commitments under these long-term noncancelable leases are as follows:


Year ending September 30:
 1997  ......................................................   $ 42,778
 1998  ......................................................     25,208
 1999  ......................................................     23,750
 2000  ......................................................     24,700
 2001  ......................................................     25,650
 Thereafter  ................................................    173,850
                                                                --------
   Total minimum lease payments   ...........................   $315,936
                                                                ========

Rental expense, including rentals under leases with terms of less than one year, for the years ended December 31, 1996 and 1995 amounted to $54,359 and $55,550, respectively.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                               December 31, 1996

6. Income Taxes

     Significant components of the deferred tax liabilities and assets were as follows at December 31:


                                                            1996        1995
                                                          ----------  --------
     Deferred tax liabilities:
      Patient receivables    .......................      $(105,798)  $53,658)
      Depreciation  ................................         (8,532)  (15,486)
                                                          ---------    -------
     Total deferred tax liabilities   ..............       (114,330)  (69,144)
     Deferred tax assets:
      Patient prepayments    .......................         49,705    33,330
      Other   ......................................         32,393    26,282
                                                          ---------   --------
     Total deferred tax assets  ....................         82,098    59,612
                                                          ---------   --------
     Net deferred liabilities   ....................      $ (32,232)  $(9,532)
                                                          =========   ========

The provision for income taxes (benefit) consisted of the following:


                                                              1996      1995
                                                           ---------   -------
     Current    ......................................     $(75,700)  $49,000
     Deferred   ......................................       22,700    (7,000)
                                                           --------   -------
     Total   .........................................     $(53,000)  $42,000
                                                           ========   =======

The reconciliation of income tax computed at the federal statutory rates to income tax expense (benefit) is:


                                                              1996      1995
                                                           ---------   -------
     Tax at statutory rates .............................  $(61,874)  $43,661
     State income taxes, net of federal tax benefit .....        --     2,200
     Utilization of disabled access credit ..............        --    (5,000)
     Valuation allowance on state net operating loss ....     8,839        --
     Other ..............................................        35     1,139
                                                           --------   -------
                                                           $(53,000)  $42,000
                                                           ========   =======

7. Employee Benefit Plan

     The Company has a money purchase plan and a profit sharing plan (collectively, the Plans). All employees who have reached the age of 21 and have completed two years of service are eligible for the Plans. The Company makes annual contributions to the money purchase plan based on 5% of employees' eligible compensation. The Company makes discretionary contributions to the profit sharing plan which are allocated to the employees based on their percentage of compensation to the total of all employees' compensation. Plan expense for the years ended December 31, 1996 and 1995 was $7,374 and $5,011, respectively.

                  Theodore G. Saydyk, Jr., D.D.S., M.S., P.C.

                               December 31, 1996

8. Contingent Practice Acquisition


     The Company has entered into an agreement with Omega Orthodontics Inc. (Omega), a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase by Omega of the equity interests in a management services organization (MSO) to be formed by the Company's sole stockholder converting the Company into a general corporation which will hold certain assets of the Company. The agreement provides for the payment by Omega of $715,668, consisting of cash of $226,716 and shares of common stock of Omega with a fair value at the date of issue of $488,952.


     Concurrent with the acquisition of the equity interests in the MSO, the sole stockholder of the Company will organize a new company (the orthodontic practice) that will enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega) renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical personnel to the orthodontic practice for a monthly fee equal to 75% of the orthodontic practice's gross patient fee collections.

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

     In addition to the above transaction, the Company paid Omega consulting fees in the amount of $6,000 for the year ended December 31, 1996.

                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

  We have audited the accompanying balance sheets of Robert R. Schmisseur, D.D.S., P.C. (the Company) as of December 31, 1996 and 1995 and the related statements of income and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robert R. Schmisseur, D.D.S., P.C. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1, the Company a stockholder's deficit of $152,967, and a working capital deficit of $241,848 at December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                          ERNST & YOUNG LLP



Boston, Massachusetts
February 10, 1997

                      Robert R. Schmisseur, D.D.S., P.C.

                                Balance Sheets




                                                                December 31,
                                                            1996             1995     June 30, 1997
                                                         ----------     ----------    -------------
                                                                                       (unaudited)
ASSETS
------
Current assets:
 Cash    .............................................    $   2,126      $   1,103      $   8,786
 Patient receivables, less allowance of $5,900 and
  $5,400 at December 31, 1996 and 1995, respectively,
  and $5,900 at June 30, 1997 ........................       74,663         62,377         85,740
 Prepaid expenses and other assets  ..................        1,190          2,845          1,797
                                                          ---------      ---------      ---------
Total current assets    ..............................       77,979         66,325         96,323
Equipment and improvements, net  .....................       39,190         58,077         30,646
Note receivable, stockholder  ........................       64,703         57,944         64,703
                                                          ---------      ---------      ---------
Total assets   .......................................    $ 181,872      $ 182,346      $ 191,672
                                                          =========      =========      =========
LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------
Current liabilities:
 Accounts payable    .................................    $   6,647      $  15,388      $   8,635
 Accrued expenses    .................................       15,736         39,537          9,289
 Patient prepayments    ..............................      149,284        141,607        172,166
 Current portion of notes payable   ..................      148,160         16,012        107,587
                                                          ---------      ---------      ---------
Total current liabilities  ...........................      319,827        212,544        297,677
Notes payable, less current portion    ...............       15,012        148,172         11,042

Commitments and contingencies

Stockholder's deficit:
 Common stock, no par value, 500 shares authorized,
  100 shares issued and outstanding    ...............        7,000          7,000          7,000
 Accumulated deficit    ..............................     (159,967)      (185,370)      (124,047)
                                                          ---------      ---------      ---------
Total stockholder's deficit   ........................     (152,967)      (178,370)      (117,047)
                                                          ---------      ---------      ---------
Total liabilities and stockholder's deficit  .........    $ 181,872      $ 182,346      $ 191,672
                                                          =========      =========      =========




                            See accompanying notes.

                      Robert R. Schmisseur, D.D.S., P.C.

               Statements of Operations and Accumulated Deficit





                                                                   Six Months ended       Three Months ended
                                      Year ended December 31,          June 30,                June 30,
                                        1996          1995        1997          1996        1997        1996
                                     ---------     ---------    ---------    ----------   ---------    ---------
                                                                     (unaudited)              (unaudited)
Revenue:
 Patient revenue    ...............  $ 595,535     $ 543,977    $ 306,980    $ 297,140    $ 150,193    $ 140,938
Direct expenses:
 Employee costs  ..................    350,595       280,007      162,363      175,298       86,957       87,649
 Other costs  .....................    106,720       126,649       59,733       53,360       37,803       26,680
                                     ---------     ---------    ---------    ---------    ---------    ---------
Total direct expenses  ............    457,315       406,656      222,096      228,658      124,760      114,329
General and administrative   ......     82,836        90,705       36,197       41,418       19,079       20,709
Depreciation  .....................     21,056        19,699        9,133       10,528        4,577        5,264
                                     ---------     ---------    ---------    ---------    ---------    ---------
Operating income    ...............     34,328        26,917       39,554       16,536        1,777          636
Interest income  ..................      4,473         3,279        1,532        2,238          286        1,119
Interest expense    ...............    (13,398)      (14,571)      (5,166)      (6,700)      (2,473)      (3,350)
                                     ---------     ---------    ---------    ---------    ---------    ---------
Net income (loss)   ...............     25,403        15,625       35,920       12,074         (410)      (1,595)

Accumulated deficit at
 beginning of period   ............   (185,370)     (200,995)    (159,967)    (185,370)    (123,637)    (171,701)
                                     ---------     ---------    ---------    ---------    ---------    ---------
Accumulated deficit at end
 of period    .....................  $(159,967)    $(185,370)   $(124,047)   $(173,296)   $(124,047)   $(173,296)
                                     =========     =========    =========    =========    =========    =========



                            See accompanying notes.

                      Robert R. Schmisseur, D.D.S., P.C.

                           Statements of Cash Flows



                                                                                     Six Months ended
                                                      Year ended December 31,           June 30,
                                                        1996          1995          1997          1996
                                                      ---------     ---------     --------      --------
                                                                                       (unaudited)
Operating activities
Net income    ....................................    $ 25,403      $ 15,625      $ 35,920      $ 12,074
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Provision for bad debts    .....................       5,900         5,400            --         2,950
  Depreciation   .................................      21,056        19,699         9,133        10,528
  Changes in operating assets and
   liabilities:
   Patient receivables    ........................     (18,186)      (24,666)      (11,077)      (33,559)
   Prepaid expenses and other assets  ............       1,655          (635)         (607)           --
   Accounts payable    ...........................      (8,741)       (8,761)        1,988        (9,362)
   Accrued expenses    ...........................     (23,801)       23,485        (6,447)      (31,166)
   Patient prepayments    ........................       7,677           489        22,882        63,879
                                                      --------      --------      --------      --------
Net cash provided by operating activities   ......      10,963        30,636        51,792        15,344

Investing activities
Purchases of equipment and improvements  .........      (2,169)      (15,827)         (589)           --
Note receivable, stockholder    ..................      (6,759)      (11,278)           --            --
                                                      --------      --------      --------      --------
Net cash used in investing activities    .........      (8,928)      (27,105)         (589)           --

Financing activities
Proceeds from notes payable  .....................      15,000            --            --            --
Repayment of notes payable   .....................     (16,012)      (13,026)      (44,543)       (8,006)
                                                      --------      --------      --------      --------
Net cash used in financing activities    .........      (1,012)      (13,026)      (44,543)       (8,006)
                                                      --------      --------      --------      --------

Net increase (decrease) in cash    ...............       1,023        (9,495)        6,660         7,338
Cash at beginning of period  .....................       1,103        10,598         2,126         1,103
                                                      --------      --------      --------      --------
Cash at end of period  ...........................    $  2,126      $  1,103      $  8,786      $  8,441
                                                      ========      ========      ========      ========
Supplemental disclosures:
 Interest paid   .................................    $ 14,077      $ 13,167      $  5,040      $  6,700
                                                      ========      ========      ========      ========



                            See accompanying notes.

                      Robert R. Schmisseur, D.D.S., P.C.

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Robert R. Schmisseur, D.D.S., P.C. (the Company) is a professional corporation which was incorporated February 14, 1985 in Champaign, Illinois for the primary purpose of practicing dentistry.


Basis of Presentation

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 1996, the Company had a stockholder's deficit of $152,967 and a working capital deficit of $241,848. Included in total assets is amounts due from stockholder of $64,703 at December 31, 1996.

     These conditions indicate that the Company's ability to continue as a going concern will be dependent upon its ability to generate sufficient cash flow to meet its liabilities as they become due, including obtaining financing from outside sources. Management expects to obtain adequate capital from its contemplated transaction with Omega Orthodontics, Inc. (Omega) (see Note 8). Should the transaction with Omega not be consummated, management will seek financing through other sources, however, there can be no assurance that such sources of capital will be available, on terms and conditions acceptable to the Company, and that the pending transaction with Omega will be completed. The financial statements do not include any adjustments to reflect the possibility of future effects on the classification and recoverability of assets or the liabilities that might result if the Company were not able to continue as a going concern in its present form.


Interim Financial Statements


     The balance sheet at June 30, 1997, the statements of operations and accumulated deficit for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Company for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Company maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of income and accumulated deficit and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of operations and accumulated deficit for the three month and six month periods ended June 30, 1996 and statement of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.



Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $5,900 and $5,400 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.

                      Robert R. Schmisseur, D.D.S., P.C.

                               December 31, 1996

1. Summary of Significant Accounting Policies (Continued)

Risks and Uncertainties

     Concentration of Credit Risk

     Financial instruments which subject the Company to credit risk consists primarily of patient receivables. The risk with respect to patient receivable is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Company generally does not require collateral, and credit losses consistently have been within management's expectations.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Equipment and Improvements

     Equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Amortization of leasehold improvements is provided over the term of the lease or their estimated useful life, whichever is shorter.


Income Taxes


     The Company provides for income taxes under the liability method prescribed by Statement of Financial Accounting, Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS No. 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, a full valuation allowance has been applied against the net deferred tax assets in 1996 and 1995. The Company prepares its tax returns on the cash basis.


Impairment of Long-Lived Assets

     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121 "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment losses on long-lived assets are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Company's financial statements.



Professional Liability Insurance

     The Company has obtained professional liability coverage through commercial insurance carriers on an occurrence basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

                      Robert R. Schmisseur, D.D.S., P.C.

                               December 31, 1996

2. Equipment and Improvements

     Equipment and improvements consisted of the following at December 31:


                                                             1996       1995
                                                            --------   -------
   Leasehold improvements  ..............................   $ 49,231    49,231
   Furniture and fixtures  ..............................     33,646    33,646
   Equipment   ..........................................    202,035   199,866
   Vehicles .............................................     28,911    28,911
                                                            --------   -------
                                                             313,823   311,654
   Less accumulated depreciation and amortization  ......    274,633   253,577
                                                            --------   -------
   Equipment and improvements, net  .....................   $ 39,190    58,077
                                                            ========   =======

3. Related-Party Transactions

     At December 31, 1996 and 1995, the Company was owed $64,703 and $57,944, respectively, from the Company's sole stockholder. Interest income is accrued at 6% on the outstanding balance and amounted to $4,473 and $3,279 for the years ended December 31, 1996 and 1995, respectively.

     Effective February 22, 1989 the Company signed an employment contract with the sole stockholder. The contract can be terminated by either party without cause upon giving 90 days written notice. The contract can be terminated immediately upon the occurrence of certain events, as defined in the contract. Under the terms of the contract the stockholder is entitled to a salary which is adjusted annually. Total salary amounted to $110,000 and $70,000 for the years ended December 31, 1996 and 1995, respectively, which is included in employee costs.


4. Notes Payable

     Notes payable consisted of the following at December 31:


                                                                                1996        1995
                                                                              --------    --------
Revolving line of credit payable to a bank, bearing interest at 8%, payable in monthly installments of $5,000 including interest to
    November 1997, with a final principal payment of $70,000 due
    December 1997.   ......................................................   $126,380    $135,808
   Committed line of credit payable to a bank, in monthly installments of
    $716 including interest at prime rate plus 1% (9.25% at December
    31, 1996) to December 1999. The note is secured by the assets of
    the Company and the personal guarantee of the sole stockholder.  ......     21,792      28,376
   Note payable to bank bearing interest at 9.25%, principal and accrued
    interest due on March 11, 1997.    ....................................     15,000          --
                                                                              --------    --------
                                                                               163,172     164,184
   Less current portion    ................................................    148,160      16,012
                                                                              --------    --------
                                                                              $ 15,012    $148,172
                                                                              ========    ========

  Notes payable to bank are secured by substantially all the assets of the Company. The carrying value of the Company's debt approximates fair value. The aggregate amounts of required principal payments on the Company's notes payable at December 31, 1996 are as follows:

                      Robert R. Schmisseur, D.D.S., P.C.

                               December 31, 1996

4. Notes Payable (Continued)

   Year ending December 31:
    1997    .............................................   $148,160
    1998    .............................................      7,453
    1999    .............................................      7,559
                                                            ---------
                                                            $163,172
                                                            =========



5. Income Taxes

     Significant components of the deferred tax liabilities and assets were as follows at December 31:


                                                        1996         1995
                                                     ---------     --------
   Deferred tax liabilities:
    Patient receivables   ........................    $(32,500)    $(25,000)
    Other  .......................................        (500)      (1,000)
                                                      --------     --------
   Total deferred tax liabilities  ...............     (33,000)     (26,000)
   Deferred tax assets:
    Patient prepayments   ........................      60,000       56,500
    Accounts payable and accrued expenses ........       9,000       22,000
    Depreciation    ..............................      24,000       20,500
    Net operating loss carryforward   ............      15,000       16,500
                                                      --------     --------
                                                       108,000      115,500
   Valuation allowance  ..........................     (75,000)     (89,500)
                                                      --------     --------
   Total deferred tax assets .....................      33,000       26,000
                                                      --------     --------
   Net deferred liabilities  .....................    $      0     $      0
                                                      ========     ========

The effective tax rate for 1996 and 1995 (0%) differed from the statutory tax rate (34%) due to the decrease in the valuation allowance. The Company had net operating loss carryforwards of approximately $37,500 at December 31, 1996, which expire in the year 1999.


6. Leases

     The Company's office space is rented under a three year operating lease which expires on February 28, 1997. The lease contains a renewal option which allows the Company to renew the lease three times, each for a period of three years, resulting in a maximum expiration date of February 2006. On February 7, 1997, the Company exercised its renewal option effective March 1, 1997 extending the lease through February 28, 2000.

     Total rent expense for the years ended December 31, 1996 and 1995 amounted to $27,556 and $25,472, respectively. Future minimum lease payments are as follows:


   Year ending December 31:
    1997    ...............................................   $28,290
    1998    ...............................................    28,438
    1999    ...............................................    28,438
    2000    ...............................................     4,740
                                                              --------
                                                              $89,906
                                                              ========

                      Robert R. Schmisseur, D.D.S., P.C.

                               December 31, 1996

7. Defined Contribution Plan

     The Company's defined contribution plan (the Plan) covers employees that meet the Plan's eligibility requirements. The Plan provides for employee contributions. The Company may also make contributions to the Plan at the discretion of the Board of Directors. The Company made matching contributions of $21,314 in 1995. Effective January 1, 1996, the Plan was terminated. Although the Company has filed for termination of the Plan with the appropriate regulatory agencies, no formal termination approval has been received.


8. Contingent Practice Acquisition


     The Company has entered into an agreement with Omega, a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase by Omega of the equity interests in a management services organization (MSO) to be formed by the Company's sole stockholder converting the Company into a general corporation which will hold certain assets of the Company. The agreement provides for the payment by Omega of $726,806, consisting of cash of $218,042 and shares of common stock of Omega with a fair value at the date of issue of $508,764.


     Concurrent with the acquisition of the equity interests in the MSO, the sole stockholder of the Company will organize a new company (the orthodontic practice) that will enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega), renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical personnel to the orthodontic practice for a monthly fee equal to 75% of the orthodontic practice's gross patient fee collections.

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

  We have audited the accompanying balance sheets of Clark E. Schneekluth, D.D.S., M.D., Inc. (the Company) as of December 31, 1996 and 1995 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clark E. Schneekluth, D.D.S., M.D., Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company had a net loss of $5,452 for the year ended December 31, 1996, a stockholder's deficit of $91,143, and a working capital deficit of $91,062 at December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                          ERNST & YOUNG LLP



Boston, Massachusetts
March 7, 1997

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

                                Balance Sheets




                                                                December 31,
                                                             1996         1995        June 30, 1997
                                                           ---------    ---------     --------------
                                                                                       (unaudited)
ASSETS
------
Current assets:
 Patient receivable, less allowance of $29,556 and
  $32,774 at December 31, 1996 and 1995, respectively,
  and $29,556 at June 30, 1997 ........................    $ 94,059      $103,784      $  93,992
 Prepaid expenses and other assets   ..................         550            --            700
                                                           --------      --------      ---------
Total current assets  .................................      94,609       103,784         94,692

Equipment and improvements, net   .....................      16,960        14,762         14,332
                                                           --------      --------      ---------
Total assets ..........................................    $111,569      $118,546      $ 109,024
                                                           ========      ========      =========
LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------
Current liabilities:
 Bank overdraft .......................................    $  9,622      $  7,847      $   5,748
 Accounts payable  ....................................      55,811        24,016         84,089
 Accrued expenses  ....................................      31,022         7,894         23,863
 Patient prepayments  .................................      67,240        82,696         80,094
 Demand note payable  .................................      15,000        10,000         48,657
 Current portion of notes payable .....................       6,976         1,983          6,517
                                                           --------      --------      ---------
Total current liabilities   ...........................     185,671       134,436        248,968
Notes payable, less current portion  ..................      17,041        22,331         15,312

Commitments and contingencies

Stockholder's deficit:
 Common stock, $1 par value, 1,000 shares
  authorized, issued and outstanding ..................       1,000         1,000          1,000
 Accumulated deficit  .................................     (92,143)      (39,221)      (156,256)
                                                           --------      --------      ---------
Total stockholder's deficit ...........................     (91,143)      (38,221)      (155,256)
                                                           --------      --------      ---------
Total liabilities and stockholder's deficit   .........    $111,569      $118,546      $ 109,024
                                                           ========      ========      =========




                            See accompanying notes.

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

               Statements of Operations and Accumulated Deficit




                                                                     Six Months ended           Three Months ended
                                      Year ended December 31,            June 30,                    June 30,
                                        1996          1995          1997          1996          1997          1996
                                    ------------- ------------- ------------- ------------- ------------- -------------
                                                                        (unaudited)                 (unaudited)
Revenue:
 Patient revenue    ...............  $ 394,301     $ 387,187     $  172,888    $ 196,225     $   78,203    $ 110,137
Direct expenses:
 Employee costs  ..................    178,697       171,584         89,010       89,348         43,120       44,674
 Other costs  .....................    122,182       105,515         69,094       60,676         31,980       30,338
                                     ---------     ---------     ----------    ---------     ----------    ---------
Total direct expenses  ............    300,879       277,099        158,104      150,024         75,100       75,012
General and administrative   ......     91,858        77,883         45,688       46,344         28,295       23,172
Depreciation  .....................      6,271         7,212          3,178        3,136          1,610        1,568
                                     ---------     ---------     ----------    ---------     ----------    ---------
Operating income (loss)   .........     (4,707)       24,993        (34,082)      (3,279)       (26,802)      10,385
Interest expense    ...............        745         1,072          3,601          372          1,973          186
                                     ---------     ---------     ----------    ---------     ----------    ---------
Net income (loss)   ...............     (5,452)       23,921        (37,683)      (3,651)       (28,775)      10,199
Accumulated deficit at
 beginning of period   ............    (39,221)      (23,656)       (92,143)     (39,221)      (112,965)     (64,939)
Distributions to stockholder   .       (47,470)      (39,486)       (26,430)     (23,736)       (14,516)     (11,868)
                                     ---------     ---------     ----------    ---------     ----------    ---------
Accumulated deficit at end
 of period    .....................  $ (92,143)    $ (39,221)    $ (156,256)   $ (66,608)    $ (156,256)   $ (66,608)
                                     =========     =========     ==========    =========     ==========    =========





                            See accompanying notes.

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

                           Statements of Cash Flows




                                                                                   Six Months ended
                                                    Year ended December 31,            June 30,
                                                      1996          1995          1997          1996
                                                    ---------     --------      --------       --------
                                                                                      (unaudited)
Operating activities
Net income (loss)    ...........................    $ (5,452)     $ 23,921      $(37,683)      $ (3,651)
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
  Depreciation    ..............................       6,271         7,212         3,178          3,136
  Provision for bad debts  .....................     (29,556)      (32,774)           --         14,778
  Changes in operating assets and
   liabilities:
   Patient receivables  ........................      39,281        37,301            67        (47,746)
   Prepaid expenses and other assets   .........        (550)        1,350          (150)            --
   Accounts payable  ...........................      31,795        (5,740)       28,278         30,883
   Accrued expenses  ...........................      23,128         1,080        (7,159)        27,441
   Patient prepayments  ........................     (15,456)        8,215        12,854         19,962
                                                    --------      --------      --------       --------
Net cash provided by (used in) operating
 activities    .................................      49,461        40,565          (615)        44,803

Investing activity
Purchases of equipment and improvements   ......      (8,469)       (1,800)         (550)        (4,235)
                                                    --------      --------      --------       --------
Net cash used in investing activity    .........      (8,469)       (1,800)         (550)        (4,235)

Financing activities
Proceeds from notes payable   ..................      12,500        10,000        33,657          2,500
Repayment of notes payable    ..................      (7,797)      (17,138)       (2,188)          (149)
Distributions to stockholder  ..................     (47,470)      (39,486)      (26,430)       (23,736)
                                                    --------      --------      --------       --------
Net cash provided by (used in) financing
 activities    .................................     (42,767)      (46,624)        5,039        (21,385)
                                                    --------      --------      --------       --------

Net increase (decrease) in cash  ...............      (1,775)       (7,859)        3,874         19,183
Cash (bank overdraft) at beginning of period   .      (7,847)           12        (9,622)        (7,847)
                                                    --------      --------      --------       --------
Cash (bank overdraft) at end of period    ......    $ (9,622)     $ (7,847)     $ (5,748)      $ 11,336
                                                    ========      ========      ========       ========





                            See accompanying notes.

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Clark E. Schneekluth D.D.S., M.D., Inc. (the Company) is a professional corporation which was incorporated October 15, 1985 in the state of California for the primary purpose of practicing dentistry.


Basis of Presentation

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 1996 the Company incurred a net loss of $5,452. At December 31, 1996, the Company had a stockholder's deficit of $91,143 and a working capital deficit of $91,062.

     These conditions indicate that the Company's ability to continue as a going concern will be dependent upon its ability to generate sufficient cash flow to meet its liabilities as they become due, including obtaining financing from outside sources. Management expects to obtain adequate capital from its contemplated transaction with Omega Orthodontics, Inc. (Omega) (see Note 6). Should the transaction with Omega not be consummated, management will seek financing through other sources, however, there can be no assurance that such sources of capital will be available, on terms and conditions acceptable to the Company, and that the pending transaction with Omega will be completed. The financial statements do not include any adjustments to reflect the possibility of future effects on the classification and recoverability of assets or the liabilities that might result if the Company were not able to continue as a going concern in its present form.


Interim Financial Statements


     The balance sheet at June 30, 1997, the statements of operations and accumulated deficit for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Company for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Company maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of operations and accumulated deficit and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of operations and accumulated deficit for the three month and six month periods ended June 30, 1996 and statement of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.



Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $29,556 and $32,774 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

                               December 31, 1996

1. Summary of Significant Accounting Policies (Continued)

Risks and Uncertainties

     Concentration of Credit Risk

     Financial instruments which subject the Company to credit risk consist primarily of patients receivable. The risk with respect to patients receivable is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Company generally does not require collateral, and credit losses consistently have been within management's expectations.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Equipment and Improvements

     Equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Amortization of leasehold improvements is provided over the term of the lease or their estimated useful life, whichever is shorter.


Income Taxes

     The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal income taxes on the corporate income. Accordingly, no provision has been made for federal income tax in the accompanying financial statements. The Company prepares its tax returns on the cash basis.


Impairment of Long-Lived Assets

     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Company's financial statements.


Professional Liability Insurance

     The Company has obtained professional liability coverage through commercial insurance carriers on a claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

                               December 31, 1996

2. Equipment and Improvements

     Equipment and improvements consisted of the following at December 31:


                                                           1996      1995
                                                          -------   -------
   Equipment and improvements  ........................   $70,270   $61,801
   Less accumulated depreciation  .....................    53,310    47,039
                                                          -------   -------
   Equipment and improvements, net   ..................   $16,960   $14,762
                                                          =======   =======

3. Related Party Transaction

     The sole stockholder received approximately $39,000 and $40,000 of compensation from the Company in 1996 and 1995, respectively, which is included in employee costs. Stockholder's distribution amounted to $47,470 and $39,486 in 1996 and 1995, respectively. Additionally, the Company has a non-interest bearing note payable, due on demand, amounting to $15,000 and $10,000 at December 31, 1996 and 1995, respectively, with PRO Inc., a related party.

     In January and February, 1997, the Company incurred additional borrowings totaling $10,950 from PRO Inc. Borrowings bear interest at 10% per annum and are due within 180 days from date of issuance.


4. Notes Payable

     Notes payable consisted of the following at December 31:


                                                                              1996     1995
                                                                            -------   -------
   Note payable with an individual bearing interest at 5% per annum, payable in monthly installments of $500, including interest through
    February 1997.    ...................................................   $ 1,764   $ 7,738

   Corporate credit card issued through a bank bearing variable interest rate (17.44% at December 31, 1996), payable in installments of
    2.2% of the outstanding balance.    .................................    16,359    16,576

   Note payable with a bank bearing interest at 12.99% per annum, payable in monthly installments of $172, including interest through
    March 2000.    ......................................................     5,894        --
                                                                            -------   -------
                                                                             24,017    24,314
   Less current portion  ................................................     6,976     1,983
                                                                            -------   -------
                                                                            $17,041   $22,331
                                                                            =======   =======

     These notes are unsecured. The carrying value of the Company's debt approximates fair value. Interest paid for the years ended December 31, 1996 and 1995 approximates interest expense. The aggregate amounts of required principal payments on the Company's notes payable at December 31, 1996 are as follows:


   Year ending December 31:
    1997   ..................................................   $ 6,976
    1998   ..................................................     4,506
    1999   ..................................................     4,032
    2000   ..................................................     2,838
    2001--thereafter   ......................................     5,665
                                                                --------
                                                                $24,017
                                                                ========

                   Clark E. Schneekluth, D.D.S., M.D., Inc.

                               December 31, 1996

5. Leases

     The Company's office space is rented under a six-month renewable operating lease expiring in February,1997. In addition, the Company leases certain equipment under lease agreements which have been accounted for as operating leases.

     Total rent expense for the years ended December 31, 1996 and 1995 amounted to $28,662 and $17,121, respectively.


6. Contingent Practice Acquisition

     The Company has entered into an agreement with Omega, a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase by Omega of the equity interests in a management services organization (MSO) to be formed by the Company's sole stockholder converting the Company into a general corporation which will hold certain assets of the Company. The agreement provides for the payment by Omega of $342,048, consisting of cash of $114,016, a five-year term 8.5% annual interest bearing note totaling $53,588 and shares of common stock of Omega with a fair value at the date of issue of $174,444.

     Concurrent with the acquisition of the equity interests in the MSO, the sole stockholder of the Company will organize a new company (the orthodontic practice) that will enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega) renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical personnel to the orthodontic practice for a monthly fee equal to 75% of the orthodontic practice's gross patient fee collections.

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

                        Report of Independent Auditors

To the Board of Directors
Omega Orthodontics, Inc.

  We have audited the accompanying balance sheets of Jeff S. Zapalac, D.D.S., M.S., Inc. (the Company) as of December 31, 1996 and 1995 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jeff S. Zapalac, D.D.S., M.S., Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP



Boston, Massachusetts
February 25, 1997

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

                                Balance Sheets




                                                                   December 31,
                                                                1996         1995       June 30, 1997
                                                             ---------      --------    -------------
                                                                                        (unaudited)
ASSETS
-------
Current assets:
 Cash  ...................................................    $ 18,156      $ 14,283      $ 32,505
 Patient receivables, less allowance of $10,000
  and $3,000 at December 31, 1996 and 1995,
  respectively, and $10,000 at June 30, 1997  ............      50,308        50,263        54,829
                                                              --------      --------      --------
Total current assets  ....................................      68,464        64,546        87,334

Equipment and improvements, net   ........................      36,011        22,701        38,513
Note receivable, stockholder   ...........................      36,044        43,329        11,544
                                                              --------      --------      --------
Total assets    ..........................................    $140,519      $130,576      $137,391
                                                              ========      ========      ========
LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------
Current liabilities:
 Accounts payable  .......................................    $ 20,712      $  4,478      $  4,323
 Accrued expenses  .......................................      32,052        31,825        50,502
 Patient prepayments  ....................................      97,494        76,221       114,706
 Notes payable  ..........................................          --         9,317            --
 Income taxes payable    .................................      14,703        17,904         9,203
                                                              --------      --------      --------
Total current liabilities   ..............................     164,961       139,745       178,734

Commitments and contingencies

Stockholder's deficit:
 Common stock, $1 par value, 2,000 shares
  authorized, 1,000 shares issued and outstanding   ......       1,000         1,000         1,000
 Accumulated deficit  ....................................     (25,442)      (10,169)      (42,343)
                                                              --------      --------      --------
Total stockholder's deficit    ...........................     (24,442)       (9,169)      (41,343)
                                                              --------      --------      --------
Total liabilities and stockholder's deficit   ............    $140,519      $130,576      $137,391
                                                              ========      ========      ========




                            See accompanying notes.

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

               Statements of Operations and Accumulated Deficit




                                                                     Six Months ended           Three Months ended
                                      Year ended December 31,            June 30,                    June 30,
                                        1996          1995          1997          1996          1997          1996
                                    ------------- ------------- ------------- ------------- ------------- -------------
                                                                        (unaudited)                 (unaudited)
Revenue:
 Patient revenue    ...............  $ 624,057     $ 563,520     $ 251,169     $  313,084    $ 129,883     $ 152,701

Direct expenses:
 Employee costs  ..................    286,661       231,740       150,989        143,330       69,995        67,713
 Other costs  .....................    159,849       112,296        69,374         74,590       34,531        37,295
                                     ---------     ---------     ---------     ----------    ---------     ---------
Total direct expenses  ............    446,510       344,036       220,363        217,920      104,526       105,008

General and administrative   ......    170,556       107,197        41,417         82,672       20,452        41,336
Depreciation  .....................     11,624        10,897         6,314          5,812        3,408         2,906
                                     ---------     ---------     ---------     ----------    ---------     ---------
Operating income (loss)   .........     (4,633)      101,390       (16,925)         6,680        1,497         3,451

Interest income  ..................      4,332            84            48          2,130           20         1,065
Interest expense    ...............       (269)       (1,991)          (24)          (134)          --           (67)
                                     ---------     ---------     ---------     ----------    ---------     ---------
Income (loss) before income
 taxes  ...........................       (570)       99,483       (16,901)         8,676        1,517         4,449
Provision for income taxes   ......     14,703        17,597            --          7,353           --         3,677
                                     ---------     ---------     ---------     ----------    ---------     ---------
Net income (loss)   ...............    (15,273)       81,886       (16,901)         1,323        1,517           772
Accumulated deficit at
 beginning of period   ............    (10,169)      (92,055)      (25,442)       (10,169)     (43,860)       (9,618)
                                     ---------     ---------     ---------     ----------    ---------     ---------
Accumulated deficit at end
 of period    .....................  $ (25,442)    $ (10,169)    $ (42,343)    $   (8,846)   $ (42,343)    $  (8,846)
                                     =========     =========     =========     ==========    =========     =========





                            See accompanying notes.

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

                           Statements of Cash Flows




                                                                                    Six Months ended
                                                    Year ended December 31,             June 30,
                                                      1996           1995          1997           1996
                                                    ---------      --------      --------       ---------
                                                                                       (unaudited)
Operating activities
Net income (loss)...............................    $(15,273)      $ 81,886      $(16,901)      $  1,323
 Adjustments to reconcile net income (loss)
 to net cash provided by (used in) operating
 activities:
   Provision for bad debt expense ..............      10,000          3,000            --          5,000
   Depreciation   ..............................      11,624         10,897         6,313          5,813
   Changes in operating assets and
    liabilities:
    Patient receivables  .......................     (10,045)       (29,375)       (4,521)       (33,953)
    Patient prepayments  .......................      21,273        (20,724)       17,212         24,322
    Accounts payable  ..........................      16,234        (11,744)      (16,389)         8,938
    Accrued expenses  ..........................         227         16,746        18,450         20,066
    Income taxes payable .......................      (3,201)        12,026        (5,500)       (16,000)
                                                    --------       --------      --------       --------
Net cash provided by (used in) operating
 activities  ...................................      30,839         62,712        (1,336)        15,509

Investing activities
Note receivable, stockholder ...................       7,285        (35,434)       24,500             --
Purchases of equipment and improvements ........     (24,934)        (2,156)       (8,815)       (12,469)
                                                    --------       --------      --------       --------
Net cash provided by (used in) investing
 activity ......................................     (17,649)       (37,590)       15,685        (12,469)

Financing activity
Repayment of notes payable .....................      (9,317)       (17,342)           --         (4,659)
                                                    --------       --------      --------       --------
Net cash used in financing activity ............      (9,317)       (17,342)           --         (4,659)
                                                    --------       --------      --------       --------

Net increase (decrease) in cash ................       3,873          7,780        14,349         (1,619)
Cash at beginning of period ....................      14,283          6,503        18,156         14,283
                                                    --------       --------      --------       --------
Cash at end of period ..........................    $ 18,156       $ 14,283      $ 32,505       $ 12,664
                                                    ========       ========      ========       ========
Supplemental disclosures:
 Taxes paid ....................................    $ 17,904       $  5,571      $  5,500       $ 16,000
                                                    ========       ========      ========       ========



                            See accompanying notes.

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

                         Notes to Financial Statements

                               December 31, 1996

1. Summary of Significant Accounting Policies


Nature of Business

     The dental practice of Jeff S. Zapalac, D.D.S., M.S., Inc. (the Company) is a professional corporation which was incorporated September 9, 1981 in Austin, Texas for the primary purpose of practicing dentistry.


Revenue Recognition

     Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred, under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Billings under each contract, which vary in duration from 12 to 24 months, are made throughout the term of the contract. Provisions are made currently for all known or anticipated losses from patient receivables and for loss contracts. Such deductions totaled $10,000 and $3,000 in 1996 and 1995, respectively. Patient prepayments represent collections from patients or their insurance companies which are received in advance of the performance of the related services.


Risks and Uncertainties

     Concentration of Credit Risk

     Financial instruments which subject the Company to credit risk consists primarily of patient receivables. The risk with respect to patient receivables is minimized due to the fact that patients remit a substantial portion of their contract fee in advance. The Company performs periodic credit evaluations of its patients' financial condition and generally does not require collateral. Credit losses consistently have been within management's expectations.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.


Orthodontic Supplies and Materials

     Orthodontic supplies and materials are expensed as incurred.


Equipment and Improvements

     Equipment and improvements are stated at cost. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is provided over the term of the lease or their estimated useful life, whichever is shorter.


Professional Liability Insurance

     The Company has obtained professional liability coverage through commercial insurance carriers on an occurrence basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.


Income Taxes


     The Company provides for income taxes under the liability method prescribed by Statement of Financial Accounting, Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS No. 109

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

                               December 31, 1996

1. Summary of Significant Accounting Policies (Continued)

requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, a full valuation allowance has been applied against the net deferred tax assets in 1996 and 1995. The Company prepares its tax returns on the cash basis.


Impairment of Long-Lived Assets


     In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment losses on long-lived assets when indicators of impairment losses on long-lived assets are present and future undiscounted cash flows are insufficient to support the assets' recovery. Adoption of SFAS No. 121 had no material impact on the Company's financial statements.


Interim Financial Statements

     The balance sheet at June 30, 1997, the statements of operations and accumulated deficit for the three months and six months ended June 30, 1997 and 1996 and the statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the entire year.

     Prior to the preparation of the financial statements of the Company for the years ended December 31, 1996 and 1995 for purposes of this Prospectus, the Company maintained accounting records on the cash basis of accounting. Accordingly, revenues were recorded when received and expenses were recorded when paid. Although the statements of operations and accumulated deficit and cash flows for the year ended December 31, 1996 were prepared on the accrual basis of accounting, accrual basis interim financial statements for 1996 are not readily available. As a result, the accompanying interim statements of operations and accumulated deficit for the three month and six month periods ended June 30, 1996 and statement of cash flows for the six month period ended June 30, 1996 have been prepared based upon management estimates of the revenue and expenses incurred for that period on a comparable basis to the same amounts for the year ended December 31, 1996.



2. Equipment and Improvements

     Equipment and improvements consisted of the following at December 31:


                                                             1996       1995
                                                            --------   -------
   Leasehold improvements  ..............................   $ 18,496     8,122
   Furniture and fixtures  ..............................    149,374   144,595
   Office equipment  ....................................     54,223    48,370
   Dental equipment  ....................................     12,720     8,792
                                                            --------   -------
                                                             234,813   209,879
   Less accumulated depreciation and amortization  ......    198,802   187,178
                                                            --------   -------
   Equipment and improvements, net  .....................   $ 36,011    22,701
                                                            ========   =======

3. Related Party Transactions

     The note receivable, stockholder is a 10% unsecured note, including accrued interest, with no fixed repayment schedule. Interest income accrued on the outstanding balance was approximately $4,000 for the year ended December 31, 1996. The sole stockholder received approximately $148,000 and $90,500 of compensation in 1996 and 1995, respectively, which is included in employee costs. In addition, the Company leases office space from the sole stockholder. (See also Note 5.)

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

                               December 31, 1996

4. Notes Payable

     Notes payable consisted of the following at December 31:


                                                                             1996     1995
                                                                            ------   ------
      Note payable to bank, due in monthly installments of $1,132, plus interest at the bank's prime rate plus 1% (9.5% at December 31,
        1995), paid in full July, 1996.    ..............................   $  --    $9,317
                                                                            ------   ------
                                                                            $  --    $9,317
                                                                            ======   ======

  Interest paid approximated interest expense in 1996 and 1995.


5. Leases

     The Company rents office space from a stockholder under a four year operating lease which expires in December 1998. Annual rent expense for the years ended December 31, 1996 and 1995 amounted to $84,000. Future minimum lease payments are $84,000 per annum for the years ended December 31, 1997 and 1998.


6. Income Taxes

     Significant components of the deferred tax liabilities and assets were as follows at December 31:


                                                        1996          1995
                                                      --------       --------
   Deferred tax liabilities:
    Patient receivables, net  ....................    $(20,100)      $(20,100)
    Depreciation .................................      (4,200)        (6,300)
                                                      --------       --------
   Total deferred tax liabilities ................     (24,300)       (26,400)
   Deferred tax assets:
    Accounts payable and accrued expenses ........      21,100         14,500
    Patient prepayments ..........................      39,000         30,500
                                                      --------       --------
                                                        60,100         45,000
    Valuation allowance ..........................     (35,800)       (18,600)
                                                      --------       --------
   Total deferred tax assets .....................      24,300         26,400
                                                      --------       --------
   Net deferred tax liabilities ..................    $      0       $      0
                                                      ========       ========

     The reconciliation of income tax computed at the federal statutory rates to income tax expense is:


                                                           1996       1995
                                                         -------    --------
   Tax at statutory rates    ........................    $  (200)   $ 34,819
   Change in valuation allowance   ..................     17,200     (15,265)
   Other   ..........................................     (2,297)     (1,957)
                                                         -------    --------
   Total   ..........................................    $14,703    $ 17,597
                                                         =======    ========

Since the Company prepares its tax return on a cash basis, the effective tax rate differs from the statutory tax rate due to the timing of cash receipts and disbursements.


7. Profit Sharing Plan

     The Company has a profit sharing plan (the Plan) that covers all employees meeting defined eligibility requirements. Contributions are at the discretion of management. Total contributions to the Plan charged to operations were approximately $27,000 and $26,000 in 1996 and 1995, respectively.

                      Jeff S. Zapalac, D.D.S., M.S., Inc.

                               December 31, 1996

8. Contingent Practice Acquisition

     The Company has entered into an agreement with Omega Orthodontics, Inc. (Omega), a company recently organized to provide management and marketing services to orthodontic practices in the United States. In the event of a successful public offering of Omega's common stock, this agreement provides for the purchase of by Omega of the equity interests in a management services organization (MSO) to be formed by the Company's sole stockholder converting the Company into a general corporation which will hold certain assets of the Company. The agreement provides for the payment by Omega of $500,000 which will be paid in cash. In addition, the sole stockholder of the Company will receive an option to purchase $500,000 of shares of common stock of Omega at the fair value at the date of issuance.

     Concurrent with the acquisition of the equity interests in the MSO, the sole stockholder of the Company will organize a new company (the orthodontic practice) that will enter into a 20-year management services agreement with Omega (or a wholly-owned subsidiary of Omega) renewable for an additional 20 years. The agreement will stipulate that Omega (or a wholly-owned subsidiary of Omega) provide practice management and marketing services, facilities and non-clinical personnel to the orthodontic practice for a monthly fee equal to 75% of the orthodontic practice's gross patient fee collections.

     The acquisition and related management services agreement are entirely contingent upon the consummation of an initial public offering by Omega.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

================================================================================

No Underwriter, dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                          --------------------------

                               TABLE OF CONTENTS

                                                                   Page
                                                               -----------
Prospectus Summary    ......................................        3
Risk Factors    ............................................        7
The Company  ...............................................       16
Use of Proceeds    .........................................       16
Dividend Policy    .........................................       18
Capitalization  ............................................       18
Dilution  ..................................................       19
Selected Financial Data  ...................................       20
Management's Plan of Operation    ..........................       21
Business  ..................................................       26
Management   ...............................................       34
Certain Transactions  ......................................       40
Principal Stockholders   ...................................       42
Description of Securities   ................................       44
Shares Eligible for Future Sale   ..........................       47
Underwriting    ............................................       48
Legal Matters   ............................................       50
Experts   ..................................................       50
Additional Information   ...................................       50
Index to Financial Statements  .............................      F-1

                          --------------------------

Until            , 1997, (25 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


================================================================================


                                     OMEGA

                              ORTHODONTICS, INC.


                        1,800,000 Shares of Common Stock
                                      and
                       1,800,000 Redeemable Common Stock
                               Purchase Warrants

                  (as units, each consisting of one share of
                        Common Stock and one Redeemable
                         Common Stock Purchase Warrant)


                                   -----------
                                   PROSPECTUS
                                   -----------



                              NATIONAL SECURITIES
                                  CORPORATION




                                September , 1997


================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article Sixth of the Company's Certificate of Incorporation, as amended, eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Company's By-Laws provides that the Company shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Under the Company's By-Laws, a director or officer will not receive indemnification if such director or officer is found not to have acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the Company.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.


Item 25. Other Expenses of Issuance and Distribution

     The following table itemizes the expenses incurred by the Company in connection with the Offering. All amounts are estimated, except for the Registration Fee and NASD Filing Fee.




        Registration Fee   ............................... $    8,726
        NASD Filing Fee    ............................... $    3,379
        Nasdaq Listing Fee    ............................ $   15,000
        Printing and Engraving Expenses   ................ $  130,000
        Legal Fees and Expenses  ......................... $  350,000
        Accounting Fees and Expenses   ................... $  550,000
        Blue Sky Fees and Expenses  ...................... $   35,000
        Transfer and Warrant Agent Fee    ................ $   10,000
        Miscellaneous   .................................. $   67,895
                                                           -----------
          TOTAL   ........................................ $1,170,000
                                                           ===========

Item 26. Recent Sales of Unregistered Securities

     The securities issued in the following transactions were not registered under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and the rules and regulation promulgated thereunder.

     On August 31, 1996, Omega issued, in a private transaction, 1,050,000 shares of its Common Stock to The Orthodontic Management Effectiveness Group of America, LLC ("OMEGA, LLC") in exchange for OMEGA, LLC's orthodontic practice management business and certain related assets and agreements. Messrs. Schulhof, Glovsky, Grove and Bellavia, all of the then directors of Omega, held in the aggregate, at the time of the issuance, in excess of 50% of the membership points of OMEGA, LLC. In addition, Mr. Schulhof is the sole manager of OMEGA, LLC with sole authority to make investment decisions on behalf of OMEGA, LLC. Accordingly, OMEGA, LLC, through its principal point holders and its sole manager, had access to information on Omega necessary to make an informed investment decision. Omega relied on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder in issuing these securities without registration under the Securities Act.

     Pursuant to an agreement among Omega, Dr. Glovsky, the Chairman of the Board, and The Mayflower Group, Ltd., a private banking firm and a holder of in excess of five percent of the membership points of OMEGA, LLC ("Mayflower"), as amended and restated, Omega issued 225,000 shares of its Common Stock to each of Dr. Glovsky and Mayflower in partial consideration of certain consulting services rendered by Dr. Glovsky and Mayflower to Omega. Such consulting services had a deemed value of $2.2 million. Dr. Glovsky, as the Chairman of the Board of Omega, and Mayflower, as a principal point holder of OMEGA, LLC, the principal stockholder of Omega, had access to information on Omega necessary to make an informed investment decision. Omega relied on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder in issuing these securities without registration under the Securities Act.

     During September, October and November 1996 and February and April 1997, Omega privately placed $875,000 of its 15% Senior Notes due September 30, 1997 (the "Bridge Notes") along with 175,000 shares of its Common Stock with a group of "accredited investors," as that term is defined in Rule 501 promulgated under the Securities Act. The total consideration received by Omega for these securities was $875,000. Omega relied on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder in issuing these securities without registration under the Securities Act.

     In April 1997, Omega issued 10,000 shares of its Common Stock to Leonard, Mulherin & Greene, P.C., a public accounting firm ("LMG"), in partial consideration for $50,000 worth of consulting services provided by LMG to Omega. Omega's Chief Financial Officer is a principal stockholder of LMG. Accordingly, LMG, through one of its principal stockholders, had access to information on Omega necessary to make an informed investment decision. Omega relied on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder in issuing these securities without registration under the Securities Act.

     In June, July and August 1997, Omega privately placed $210,000 of its 16% Promissory Notes due June 30, 1998 (the "Interim Notes") with a group of "accredited investors," as that term is defined in Rule 501 promulgated under the Securities Act. Omega relied on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder in issuing the securities without registration under the Securities Act.


Item 27. Exhibits



Exhibit No.  Exhibit Description
-----------  -----------------------------------------------------------------------------------------


    1.1      Form of Underwriting Agreement(1)

    2.1      Asset Purchase Agreement dated as of August 31, 1996 by and between
             Omega Orthodontics, Inc. and The Orthodontic Management
             Effectiveness Group of America, LLC(1)

    2.2 Form of Affiliation Agreement and Agreement and Plan of Merger by and among Omega Orthodontics, Inc., Robert R. Schmisseur, D.D.S.
             and Robert R. Schmisseur, D.D.S., M.S., P.C., as amended +

    2.3 Affiliation Agreement and Agreement and Plan of Merger by and among Omega Orthodontics, Inc., Theodore G. Saydyk, Jr., D.D.S.
             and Theodore G. Saydyk, Jr., D.D.S., P.C., as amended.+



                                   II-2


Exhibit No.  Exhibit Description
-----------  --------------------------------------------------------------------------------------------


    2.4      Form of Affiliation Agreement and Asset Purchase Agreement by and between
             Omega Orthodontics, Inc. and Scott E. Feldman, D.D.S.(1)

    2.5      Form of Affiliation Agreement and Stock Purchase Agreement by and between
             Omega Orthodontics, Inc. and Jeff S. Zapalac, D.D.S.(1)

    2.6      Form of Affiliation Agreement and Asset Purchase Agreement by and between Omega
             Orthodontics, Inc. and David T. Grove, D.M.D. +

    2.7      Affiliation Agreement and Agreement and Plan of Merger by and among Omega
             Orthodontics, Inc., Michael G. Churosh, D.D.S. and Michael G. Churosh, D.D.S., M.S.,
             LTD.(1)

    2.8      Affiliation Agreement and Agreement and Plan of Merger by and among Omega
             Orthodontics, Inc., Clark E. Schneekluth, D.D.S. and Clark E. Schneekluth, D.D.S.,
             P.C.(1)

    3.1      Certificate of Incorporation of Omega Orthodontics, Inc.(1)

    3.2      Certificate of Amendment of Certificate of Incorporation of Omega Orthodontics, Inc. filed
             February 12, 1997 (1)

    3.3      By-Laws of Omega Orthodontics, Inc., as amended (1)

    4.1      Specimen Certificate for Common Stock (1)

    4.2      Form of Subscription Agreement for private placement of 15% Senior Notes due
             September 30, 1997 (including rights to receive shares of Common Stock)(1)

    4.3      Form of 15% Senior Notes due September 30, 1997(1)

    4.4      Warrant Agreement by and between Omega Orthodontics, Inc. and Continental Stock
             Transfer & Trust Company, including form of Warrant(1)

    4.5      Representative's Warrant Agreement by and between National Securities Corporation and
             Omega Orthodontics, Inc., including form of Representative's Warrant(1)

    4.6      Form of 16% Promissory Notes due June 30, 1998(1)

    5.1      Legal Opinion of Robinson & Cole LLP (1)

    10.1     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Schmisseur, Omega Orthodontics of Champaign, Inc. and OMEGA
             Orthodontics, Inc.(1)

    10.2     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Saydyk, Omega Orthodontics of Colorado Springs, Inc. and OMEGA
             Orthodontics, Inc.(1)

    10.3     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Feldman, Omega Orthodontics of Woodland Hills, Inc. and OMEGA
             Orthodontics, Inc.(1)

    10.4     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Zapalac, Omega Orthodontics of Austin, Inc. and OMEGA Orthodontics, Inc.(1)

    10.5     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Grove, Omega Orthodontics of Elko, Inc. and OMEGA Orthodontics, Inc.(1)

    10.6     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Churosh, Omega Orthodontics of Goodyear, Inc. and OMEGA Orthodontics, Inc.(1)

    10.7     Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Schneekluth, Omega Orthodontics of Huntington Beach, Inc. and OMEGA
             Orthodontics, Inc.(1)

    10.8     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Schmisseur, Robert R. Schmisseur, D.D.S.,
             Omega Orthodontics, Inc. and Omega Orthodontics of Champaign, Inc.(1)

    10.9     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Saydyk, Theodore G. Saydyk, Jr., D.D.S.,
             Omega Orthodontics, Inc. and Omega Orthodontics of Colorado Springs, Inc.(1)

   10.10     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Feldman, Scott E. Feldman, D.D.S., Omega
             Orthodontics Inc., and Omega Orthodontics of Woodland Hills, Inc.(1)




                                   II-3

Exhibit No.  Exhibit Description
-----------  -----------------------------------------------------------------------------------------

   10.11     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Zapalac, Jeff S. Zapalac, D.D.S., Inc.,
             Omega Orthodontics, Inc. and Omega Orthodontics of Austin, Inc.(1)

   10.12     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Grove, David T. Grove, D.M.D., Omega
             Orthodontics, Inc. and Omega Orthodontics of Elko, Inc.(1)

   10.13     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Churosh, Michael G. Churosh, D.D.S.,
             Omega Orthodontics, Inc. and Omega Orthodontics of Goodyear, Inc.(1)

   10.14     Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Schneekluth, Clark E. Schneekluth, D.D.S.,
             Omega Orthodontics, Inc. and Omega Orthodontics of Huntington Beach, Inc.(1)

   10.15     Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
             Robert R. Schmisseur (1)

   10.16     Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
             Theodore G. Saydyk, Jr.(1)

   10.17     Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
             Scott E. Feldman(1)

   10.18     Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
             David T. Grove(1)

   10.19     Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
             Clark E. Schneekluth(1)

   10.20     General Assignment and Assumption Agreement dated as of August 31, 1997 by and between The Orthodontic Management Effectiveness Group of America, LLC and Omega
             Orthodontics, Inc.(1)

   10.21     Employment Agreement by and between Robert J. Schulhof and Omega Orthodontics, Inc.(1)

   10.22     Employment Agreement by and between Dean C. Bellavia and Omega Orthodontics, Inc.(1)

   10.23     Employment Agreement by and between F. V. Elliott and Omega Orthodontics, Inc.(1)

   10.24     Omega Orthodontics Incentive Stock Plan, as amended(1)

   10.25     Subscription Agreements dated as of September 9, 1996 and April 28, 1997 by and between
             Omega Orthodontics, Inc. and C. Joel Glovsky Rollover IRA(1)

   10.26     Subscription Agreement dated as of September 25, 1996 by and between Omega
             Orthodontics, Inc. and Dean C. Bellavia(1)

   10.27     Amended and Restated Consulting Agreement by and among Omega Orthodontics, Inc., The
             Mayflower Group, Ltd. and C. Joel Glovsky, as amended(1)

   10.28     Agreement dated as of October 23, 1996 by and between Leonard, Mulherin & Greene, P.C.
             and Omega Orthodontics, Inc.(1)

   10.29     Consulting Agreement by and between C. Joel Glovsky and Omega Orthodontics, Inc.(1)

   10.30     Consulting Agreement by and between Leonard, Mulherin & Greene, P.C. and Omega
             Orthodontics, Inc.(1)

   10.31     Subscription Agreement dated as of April 28, 1997 by and between Omega Orthodontics,
             Inc. and David T. Grove(1)

     11      Computation of Pro Forma Earnings Per Share +

    21.1     List of Subsidiaries of Omega Orthodontics, Inc. (1)

    23.1     Consent of Robinson & Cole LLP (included in their opinion filed as Exhibit 5.1)

    23.2     Consents of Ernst & Young LLP, independent auditors+

    24.1     Powers of Attorney(1)

    27.1     Financial Data Schedule (1)


----------------

 + Filed herewith

(1) Previously filed

Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any fact or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned in the city of Boston, Commonwealth of Massachusetts, on September 17, 1997.



                                          OMEGA ORTHODONTICS, INC.



                                          By: /s/ Robert J. Schulhof
                                              ---------------------------------
                                              Robert J. Schulhof,
                                              Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated:



        Signature                            Title                          Date
----------------------------   ------------------------------------   -------------------

  /s/ Robert J. Schulhof       Director, President and Chief          September 17, 1997
----------------------------   Executive Officer (Principal
      Robert J. Schulhof       Executive Officer)

           *                   Chief Financial Officer (Principal     September 17, 1997
----------------------------   Financial and Accounting Officer)
     Edward M. Mulherin

           *                    Director                              September 17, 1997
----------------------------
      Dean C. Bellavia

           *                    Director                              September 17, 1997
----------------------------
     John J. Clarke, Jr.

           *                    Director                              September 17, 1997
----------------------------
       Floyd V. Elliott

           *                    Director                              September 17, 1997
----------------------------
       C. Joel Glovsky

           *                    Director                              September 17, 1997
----------------------------
      David T. Grove



------------
* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to the Registration Statement of Omega Orthodontics, Inc. pursuant to Powers of Attorney executed on behalf of the above-named officers and directors and previously filed with the Securities and Exchange Commission.


                                              /s/ Robert J. Schulhof
                                              ---------------------------------
                                              Robert J. Schulhof,
                                              Attorney-in-Fact

                                 EXHIBIT INDEX




Exhibit No.                                     Exhibit Description                                      Page
----------- -------------------------------------------------------------------------------------------- -----

      1.1   Form of Underwriting Agreement(1)
      2.1   Asset Purchase Agreement dated as of August 31, 1996 by and between Omega Orthodontics,
            Inc. and The Orthodontic Management Effectiveness Group of America, LLC(1)
      2.2   Form of Affiliation Agreement and Agreement and Plan of Merger by and among Omega
            Orthodontics, Inc., Robert R. Schmisseur, D.D.S. and Robert R. Schmisseur, D.D.S.,
            M.S., P.C., as amended +
      2.3   Affiliation Agreement and Agreement and Plan of Merger by and among Omega Orthodontics,
            Inc., Theodore G. Saydyk, Jr., D.D.S. and Theodore G. Saydyk, Jr., D.D.S., P.C., as amended +
      2.4   Form of Affiliation Agreement and Asset Purchase Agreement by and between Omega
            Orthodontics, Inc. and Scott E. Feldman, D.D.S.(1)
      2.5   Form of Affiliation Agreement and Stock Purchase Agreement by and between Omega
            Orthodontics, Inc. and Jeff S. Zapalac, D.D.S.(1)
      2.6   Form of Affiliation Agreement and Asset Purchase Agreement by and between Omega
            Orthodontics, Inc. and David T. Grove, D.M.D. +
      2.7   Affiliation Agreement and Agreement and Plan of Merger by and among Omega Orthodontics,
            Inc., Michael G. Churosh, D.D.S. and Michael G. Churosh, D.D.S., M.S., LTD.(1)
      2.8   Affiliation Agreement and Agreement and Plan of Merger by and among Omega Orthodontics,
            Inc., Clark E. Schneekluth, D.D.S. and Clark E. Schneekluth, D.D.S., P.C.(1)
      3.1   Certificate of Incorporation of Omega Orthodontics, Inc.(1)
      3.2   Certificate of Amendment of Certificate of Incorporation of Omega Orthodontics, Inc. filed
            February 12, 1997(1)
      3.3   By-Laws of Omega Orthodontics, Inc., as amended (1)
      4.1   Specimen Certificate for Common Stock (1)
      4.2   Form of Subscription Agreement for private placement of 15% Senior Notes due
            September 30, 1997 (including rights to receive shares of Common Stock)(1)
      4.3   Form of 15% Senior Notes due September 30, 1997(1)
      4.4   Warrant Agreement by and between Omega Orthodontics, Inc. and Continental Stock Transfer
            & Trust Company, including form of Warrant(1)
      4.5   Representative's Warrant Agreement by and between National Securities Corporation and
            Omega Orthodontics, Inc., including form of Representative's Warrant(1)
      4.6   Form of 16% Promissory Notes due June 30, 1998(1)
      5.1   Legal Opinion of Robinson & Cole LLP (1)
     10.1   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Schmisseur, Omega Orthodontics of Champaign, Inc. and OMEGA
            Orthodontics, Inc.(1)
     10.2   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Saydyk, Omega Orthodontics of Colorado Springs, Inc. and OMEGA
            Orthodontics, Inc.(1)
     10.3   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Feldman, Omega Orthodontics of Woodland Hills, Inc. and OMEGA
            Orthodontics, Inc.(1)
     10.4   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Zapalac, Omega Orthodontics of Austin, Inc. and OMEGA Orthodontics, Inc.(1)
     10.5   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Grove, Omega Orthodontics of Elko, Inc. and OMEGA Orthodontics, Inc.(1)
     10.6   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Churosh, Omega Orthodontics of Goodyear, Inc. and OMEGA Orthodontics, Inc.(1)
     10.7   Form of Management Services Agreement by and among a professional corporation to be formed by Dr. Schneekluth, Omega Orthodontics of Huntington Beach, Inc. and OMEGA
            Orthodontics, Inc.(1)
     10.8   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Schmisseur, Robert R. Schmisseur, D.D.S.,
            Omega Orthodontics, Inc. and Omega Orthodontics of Champaign, Inc.(1)
     10.9   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Saydyk, Theodore G. Saydyk, Jr., D.D.S.,
            Omega Orthodontics, Inc. and Omega Orthodontics of Colorado Springs, Inc.(1)

Exhibit No.                                    Exhibit Description                                      Page
----------- ------------------------------------------------------------------------------------------- -----

    10.10   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Feldman, Scott E. Feldman, D.D.S., Omega
            Orthodontics Inc., and Omega Orthodontics of Woodland Hills, Inc.(1)
    10.11   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Zapalac, Jeff S. Zapalac, D.D.S., Inc., Omega
            Orthodontics, Inc. and Omega Orthodontics of Austin, Inc.(1)
    10.12   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Grove, David T. Grove, D.M.D., Omega
            Orthodontics, Inc. and Omega Orthodontics of Elko, Inc.(1)
    10.13   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Churosh, Michael G. Churosh, D.D.S., Omega
            Orthodontics, Inc. and Omega Orthodontics of Goodyear, Inc.(1)
    10.14   Form of Stock Put/Call Option and Successor Designation Agreement by and among a professional corporation to be formed by Dr. Schneekluth, Clark E. Schneekluth, D.D.S.,
            Omega Orthodontics, Inc. and Omega Orthodontics of Huntington Beach, Inc.(1)
    10.15   Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
            Robert R. Schmisseur(1)
    10.16   Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
            Theodore G. Saydyk, Jr.(1)
    10.17   Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
            Scott E. Feldman(1)
    10.18   Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
            David T. Grove(1)
    10.19   Form of Non-negotiable Promissory Note from Omega Orthodontics, Inc. payable to
            Clark E. Schneekluth(1)
    10.20   General Assignment and Assumption Agreement dated as of August 31, 1997 by and between
            The Orthodontic Management Effectiveness Group of America, LLC and Omega
            Orthodontics, Inc.(1)
    10.21   Employment Agreement by and between Robert J. Schulhof and Omega Orthodontics, Inc.(1)
    10.22   Employment Agreement by and between Dean C. Bellavia and Omega Orthodontics, Inc.(1)
    10.23   Employment Agreement by and between F. V. Elliott and Omega Orthodontics, Inc.(1)
    10.24   Omega Orthodontics Incentive Stock Plan, as amended(1)
    10.25   Subscription Agreement dated as of September 9, 1996 and April 28, 1997 by and between
            Omega Orthodontics, Inc. and C. Joel Glovsky Rollover IRA(1)
    10.26   Subscription Agreement dated as of September 25, 1996 by and between Omega Orthodontics,
            Inc. and Dean C. Bellavia(1)
    10.27   Amended and Restated Consulting Agreement by and among Omega Orthodontics, Inc., The
            Mayflower Group, Ltd. and C. Joel Glovsky, as amended(1)
    10.28   Agreement dated as of October 23, 1996 by and between Leonard, Mulherin & Greene, P.C.
            and Omega Orthodontics, Inc.(1)
    10.29   Consulting Agreement by and between C. Joel Glovsky and Omega Orthodontics, Inc.(1)
    10.30   Consulting Agreement by and between Leonard, Mulherin & Greene, P.C. and Omega
            Orthodontics, Inc.(1)
    10.31   Subscription Agreement dated as of April 28, 1997 by and between Omega Orthodontics, Inc.
            and David T. Grove(1)
      11    Computation of Pro Forma Earnings Per Share +
     21.1   List of Subsidiaries of Omega Orthodontics, Inc. (1)
     23.1   Consent of Robinson & Cole LLP (included in their opinion filed as Exhibit 5.1)
     23.2   Consents of Ernst & Young LLP, independent auditors+
     24.1   Powers of Attorney(1)
     27.1   Financial Data Schedule (1)



----------------


 + Filed herewith

(1) Previously filed


                                       2